As filed with the Securities and Exchange Commission on January 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Massey Energy Company*

(Exact name of registrant as specified in its charter)

Delaware	95-0740960
(State of Incorporation)	(I.R.S. Employer Identification No.)

4 North 4th Street,

Richmond, Virginia 23219

(804) 788-1800

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

THOMAS J. DOSTART

Massey Energy Company

Vice President, General Counsel & Secretary

4 North 4th Street

Richmond, Virginia 23219

(804) 788-1800

(804) 788-1804 (Telecopy)

(Names and addresses, including zip codes, and telephone numbers,

including area codes, of agents for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

ALLEN C. GOOLSBY	DAVID M. CARTER
Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Telecopy)	Hunton & Williams LLP Bank of America Plaza, Suite 4100 600 Peachtree Street, N.E. Atlanta, Georgia 30308-2216 (404) 888-4246 (404) 888-4190 (Telecopy)

* The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed exchange offer described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Note (1)	Maximum Aggregate Offering Price	Amount of Registration Fee

6.625% Senior Notes Due 2010	$360,000,000	105%	$385,560,000	$32,000

Guarantees on Senior Notes (2)	$—	—	—	(3)

(1)	Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)	All subsidiary guarantors are operating subsidiaries of the Registrant and have guaranteed the Notes being registered.

(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine

Table of Additional Registrants

Name Of Additional Registrant	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

A.T. Massey Coal Company, Inc.	VA	1220	54-0295165	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Alex Energy, Inc.	WV	1220	55-0755384	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Appalachian Capital Management Corp.	WV	1220	55-0754727	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Aracoma Coal Company, Inc.	WV	1220	52-1669141	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Bandmill Coal Corporation	WV	1220	55-0758310	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 792-6221

Bandytown Coal Company	WV	1220	55-0751776	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Barnabus Land Company	WV	1220	55-0728645	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

Belfry Coal Corporation	WV	1220	61-0415137	State Route 49 South Lobata, WV 25677 (304) 235-4290

Ben Creek Coal Company	WV	1220	55-0177051	State Route 49 South Lobata, WV 25677 (304) 235-4290

Big Bear Mining Company	WV	1220	22-2138933	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Big Sandy Venture Capital Corp.	WV	1220	55-0759644	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Black King Mine Development Co.	WV	1220	54-1188659	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Blue Ridge Venture Capital Corp.	WV	1220	55-0755775	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Boone East Development Co.	WV	1220	55-0717715	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Boone Energy Company	WV	1220	55-0777985	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Boone West Development Co.	WV	1220	55-0717716	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Cabinawa Mining Company	WV	1220	55-0717717	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Capstan Mining Company	CO	1220	54-1136803	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Central Penn Energy Company, Inc.	PA	1220	25-1478196	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Central West Virginia Energy Company	WV	1220	54-1203171	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Ceres Land Company	WV	1220	55-0736928	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Clear Fork Coal Company	WV	1220	55-0757300	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Continuity Venture Capital Corp.	WV	1220	55-0746970	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Crystal Fuels Company	WV	1220	55-0732366	State Route 49 South Lobata, WV 25677 (304) 235-4290

Dehue Coal Company	WV	1220	55-0619956	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Delbarton Mining Company	WV	1220	55-0764304	State Route 49 South Lobata, WV 25677 (304) 235-4290

Demeter Land Company	WV	1220	31-1567229	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Douglas Pocahontas Coal Corporation	WV	1220	23-1500956	4 North 4th Street Richmond, VA 23219 (804) 788-1800

DRIH Corporation	DE	1220	54-1497754	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Duchess Coal Company	WV	1220	54-1725084	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Duncan Fork Coal Company	PA	1220	25-1418256	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

Eagle Energy, Inc.	WV	1220	55-0751738	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Elk Run Coal Company, Inc.	WV	1220	54-1097978	Marfork Road, Rte. 3/1 Pettus, WV 25209 (304) 854-1852

Feats Venture Capital Corp.	WV	1220	55-0754725	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Foothills Coal Company	WV	1220	85-0448762	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Goals Coal Company	WV	1220	55-0737462	Marfork Road, Rte. 3/1 Pettus, WV 25209 (304) 854-1852

Green Valley Coal Company	WV	1220	55-0747007	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Greyeagle Coal Company	KY	1220	55-0771551	State Route 49 South Lobata, WV 25677 (304) 235-4290

Haden Farms, Inc.	VA	1220	54-1456163	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Hanna Land Company, LLC	WV	1220	61-1352274	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Hazy Ridge Coal Company	WV	1220	55-0741015	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Highland Mining Company	WV	1220	55-0757301	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Hopkins Creek Coal Company	KY	1220	54-1136806	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Independence Coal Company, Inc.	WV	1220	54-1188773	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Jacks Branch Coal Company	WV	1220	55-0734230	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Joboner Coal Company	KY	1220	54-1143406	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Kanawha Energy Company	WV	1220	55-0765391	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Knox Creek Coal Corporation	VA	1220	54-1393689	State Route 49 South Lobata, WV 25677 (304) 235-4290

Lauren Land Company	KY	1220	61-1209098	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

Laxare, Inc.	WV	1220	55-0486813	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Lick Branch Coal Company	WV	1220	55-0735543	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Logan County Mine Services, Inc.	WV	1220	31-1708085	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Long Fork Coal Company	KY	1220	54-1605009	State Route 49 South Lobata, WV 25677 (304) 235-4290

3

Lynn Branch Coal Company, Inc.	KY	1220	54-1537451	State Route 49 South Lobata, WV 25677 (304) 235-4290

M & B Coal Company	WV	1220	54-1057064	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Majestic Mining, Inc.	TX	1220	74-1362695	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Marfork Coal Company, Inc.	WV	1220	55-0723539	Marfork Road, Rte. 3/1 Pettus, WV 25209 (304) 854-1852

Martin County Coal Corporation	KY	1220	61-0702852	State Route 49 South Lobata, WV 25677 (304) 235-4290

Massey Coal Sales Company, Inc.	VA	1220	54-1188775	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Massey Coal Services, Inc.	WV	1220	54-1095096	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Massey Gas & Oil Company	LA	1220	58-2673773	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Massey New Era Capital Corp.	WV	1220	55-0738730	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Massey Technology Investments, Inc.	VA	1220	54-1834161	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Menefee Land Company, Inc.	CO	1220	54-1067138	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Mine Maintenance, Inc.	PA	1220	25-1477249	4 North 4th Street Richmond, VA 23219 (804) 788-1800

New Market Land Company	WV	1220	31-1557272	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

New Massey Capital Corp.	WV	1220	55-0729586	4 North 4th Street Richmond, VA 23219 (804) 788-1800

New Ridge Mining Company	KY	1220	61-1218677	State Route 49 South Lobata, WV 25677 (304) 235-4290

New River Energy Corporation	WV	1220	54-1225713	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Nicco Corporation	WV	1220	55-0584295	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Nicholas Energy Company	WV	1220	55-0761469	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Omar Mining Company	WV	1220	55-0385010	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Peerless Eagle Coal Co.	WV	1220	55-0451306	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Performance Coal Company	WV	1220	55-0736927	Marfork Road, Rte. 3/1 Pettus, WV 25209 (304) 854-1852

Peter Cave Mining Company	KY	1220	61-1360315	State Route 49 South Lobata, WV 25677 (304) 235-4290

Pilgrim Mining Company, Inc.	KY	1220	61-1246461	State Route 49 South Lobata, WV 25677 (304) 235-4290

Power Mountain Coal Company	WV	1220	31-1567082	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Progressive Venture Capital Corp.	WV	1220	55-0754728	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Raven Resources, Inc.	FL	1220	59-3036984	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Rawl Sales & Processing Co.	WV	1220	55-0476477	State Route 49 South Lobata, WV 25677 (304) 235-4290

Rawl Sales Venture Capital Corp.	WV	1220	55-0712161	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Road Fork Development Company, Inc.	WV	1220	54-1293743	State Route 49 South Lobata, WV 25677 (304) 235-4290

Robinson-Phillips Coal Company	WV	1220	55-0386264	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Rockridge Coal Company	WV	1220	54-1203170	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Rum Creek Coal Sales, Inc.	WV	1220	31-1181801	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Rum Creek Synfuel Company	WV	1220	31-1767430	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Russell Fork Coal Company	WV	1220	61-0394431	4 North 4th Street Richmond, VA 23219 (804) 788-1800

SC Coal Corporation	DE	1220	13-2856449	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Scarlet Development Company	PA	1220	25-1782790	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

Shannon-Pocahontas Coal Corporation	WV	1220	54-1132767	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Shannon-Pocahontas Mining Co.	WV	1220	55-0613879	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Shenandoah Capital Management Corp.	WV	1220	55-0759643	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Sidney Coal Company, Inc.	KY	1220	54-1293752	State Route 49 South Lobata, WV 25677 (304) 235-4290

Spartan Mining Company	WV	1220	31-1571923	State Route 49 South Lobata, WV 25677 (304) 235-4290

SPM Capital Management Corp.	WV	1220	55-0754726	4 North 4th Street Richmond, VA 23219 (804) 788-1800

St. Albans Capital Management Corp.	WV	1220	55-0755774	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Stirrat Coal Company	WV	1220	55-0728501	State Route 49 South Lobata, WV 25677 (304) 235-4290

Stone Mining Company	KY	1220	61-1231896	State Route 49 South Lobata, WV 25677 (304) 235-4290

Sun Coal Company, Inc.	CO	1220	84-0681737	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Support Mining Company	WV	1220	52-1891104	Marfork Road, Rte. 3/1 Pettus, WV 25209 (304) 854-1852

Sycamore Fuels, Inc.	WV	1220	54-1527013	State Route 49 South Lobata, WV 25677 (304) 235-4290

T.C.H. Coal Co.	KY	1220	61-0723123	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Tennessee Consolidated Coal Company	TN	1220	62-6029380	State Route 49 South Lobata, WV 25677 (304) 235-4290

Tennessee Energy Corp.	TN	1220	62-0719183	State Route 49 South Lobata, WV 25677 (304) 235-4290

Thunder Mining Company	WV	1220	55-0770782	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Town Creek Coal Company	WV	1220	52-1089482	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Trace Creek Coal Company	PA	1220	25-1418260	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Vantage Mining Company	KY	1220	54-1289901	State Route 49 South Lobata, WV 25677 (304) 235-4290

White Buck Coal Company	WV	1220	55-0747028	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Williams Mountain Coal Company	WV	1220	55-0729825	Marfork Road, Rte. 3/1 Pettus, WV 25209 (304) 854-1852

Wyomac Coal Company, Inc.	WV	1220	55-0574144	4 North 4th Street Richmond, VA 23219 (804) 788-1800

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated January 21, 2004

[Massey Energy Company Logo]

OFFER TO EXCHANGE

Up to $360,000,000 Principal Amount Outstanding

6.625% Senior Notes due 2010

for

a like Principal Amount of

6.625% Senior Notes due 2010

That Have Been Registered under the Securities Act of 1933

The exchange offer will expire at 5:00 p.m. New York City time on                 , 2004, unless we extend the exchange offer in our sole and absolute discretion.

Interest Payable May 15 and November 15, Beginning May 15, 2004

•	The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•	The notes will be guaranteed on a senior unsecured basis by substantially all of our current and future operating subsidiaries. The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt. The notes and the guarantees will rank senior to all of our and our guarantors’ debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our and the guarantors’ existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of our subsidiaries that are not guarantors.

•	The exchange of notes should not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	There is no existing public market for the outstanding notes or the exchange notes.

You should carefully consider the risk factors beginning on page 11 of this prospectus before participating in the exchange offer or investing in the exchange notes issued in the exchange offer.

We are not making this exchange offer in any state or jurisdiction where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the exchange notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2004.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell the notes in any jurisdiction where the offer is not permitted. You should not assume that the information provided by or incorporated by reference in this prospectus is accurate as of any date other than the date of the document containing the information.

In this prospectus, we rely on and refer to information regarding the coal industry in the United States from the World Coal Institute, Resource Data International, Inc., the United States Department of Energy and Energy Ventures Analysis, who are not affiliated with Massey Energy and are not aware of and have not consented to being named in this prospectus. Although we believe that this information is reliable, we have not independently verified the accuracy or completeness of this information.

NOTICE TO NEW HAMPSHIRE RESIDENTS

Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Uniform Securities Act, or RSA 421-B, with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

i

FORWARD-LOOKING STATEMENTS

We make certain comments and disclosures in this prospectus which may be forward-looking in nature. Examples include statements related to our growth, the adequacy of funds to service debt and our opinions about trends and factors that may impact future operating results. These forward-looking statements could also involve, among other things, statements regarding our intent, belief or expectation with respect to:

•	our liquidity, results of operations and financial condition;

•	the consummation of financing, acquisition or disposition transactions and the effect thereof on our business;

•	governmental policies and regulatory actions;

•	legal and administrative proceedings, settlements, investigations and claims;

•	weather conditions or catastrophic weather-related damage;

•	our production capabilities;

•	market demand for coal, electricity and steel;

•	competition;

•	our relationships with, and other conditions affecting, our customers;

•	employee workforce factors;

•	our assumptions concerning economically recoverable coal reserve estimates;

•	future economic or capital market conditions; and

•	our plans and objectives for future operations and expansion or consolidation.

Any forward-looking statements are subject to the risks, uncertainties and assumptions that could cause actual results of operations, financial condition, or liquidity to differ materially from those expressed or implied in such forward-looking statements. These assumptions would be based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond our control.

We wish to caution readers that forward-looking statements, including disclosures using words such as we “believe,” “anticipate,” “expect,” “estimate” and similar statements, are subject to certain risks and uncertainties, which could cause actual results to differ materially from expectations. Any forward-looking statements should be considered in context with the various disclosures made by us about our businesses, including without limitation the risk factors more specifically described under “Risk Factors.”

ii

SUMMARY

This summary does not contain all of the information that is important to you. You should read this entire prospectus, including the information set forth in “Risk Factors” and all the information incorporated by reference in this prospectus, before making an investment decision.

Unless the context otherwise indicates, references to “Massey Energy,” “we,” “us,” “our,” and “our company” in this prospectus refer to Massey Energy Company and its subsidiaries, and references to “A.T. Massey” are to A.T. Massey Coal Company, Inc. and its subsidiaries.

Massey Energy Company

We produce, process and sell high Btu, low sulfur coal of steam and metallurgical grades through our 19 processing and shipping centers, called “resource groups.” These resource groups support our 27 underground mines and 14 surface mines in West Virginia, Kentucky and Virginia. The number of mines may vary from time to time depending upon demand for, price of and exhaustion of economically recoverable reserves. Steam coal, which accounted for approximately 68% of our produced coal sales volume in the nine months ended September 30, 2003, is primarily purchased by public utilities as fuel for electricity generation. Approximately 9% of our produced coal sales volume in the nine months ended September 30, 2003, was generated by sales to industrial customers that use coal with certain quality characteristics for generation of electricity or for process steam. Metallurgical coal, which accounted for approximately 23% of our produced coal sales volume in the nine months ended September 30, 2003, is used primarily to make coke for use in the manufacture of steel and can also be marketed as an ultra high quality, low sulfur steam coal for electricity generation. Metallurgical coal generally sells at a premium over steam coal because of its unique quality characteristics. During the twelve month period ended September 30, 2003, we sold 41.1 million tons of coal generating produced coal revenues of $1,260.3 million. We have a relatively reliable and stable revenue base. As of October 23, 2003, we had sales commitments in place for approximately 44 million and 28 million tons of coal for fiscal years 2004 and 2005, respectively.

We are one of the premier coal producers in the United States by several measures:

•	We are the fourth largest coal company in the United States based on produced coal revenues and the sixth largest coal company in the United States based on production;

•	We are the largest coal producer in the Central Appalachian region, the largest coal-producing region by revenues in the United States;

•	We are the largest producer of metallurgical coal in the United States; and

•	We control approximately 2.2 billion tons of proven and probable coal reserves, which, based on current production levels, should last for more than 50 years.

Coal is one of the most abundant, efficient and affordable natural resources, and is primarily used to generate electricity and make coke for the manufacturing of steel. The United States is the world’s second largest producer of coal and is the largest holder of coal reserves in the world, with approximately 250 years of supply based on current production rates. In 2002, total U.S. coal production as estimated by the U.S. Department of Energy was 1.1 billion tons. We believe that the use of coal to generate electricity will grow as the demand for power increases and that Central Appalachian coal will be instrumental in filling that demand.

Competitive Strengths

We believe that our competitive strengths will enable us to enhance our position as one of the premier coal producers in the United States.

We are the leading coal producer in Central Appalachia, the largest U.S. coal-producing region by revenues. We are the leading coal producer in the Central Appalachian region with a proven reputation as a skilled, long-term operator. In 2002, our produced coal sales volume market share in Central Appalachia was approximately 60% greater than the next closest competitor in the region. The Central Appalachian region produces a high Btu, low sulfur coal. In 2002, the region accounted for approximately 40% of U.S. coal revenues and 27% of the estimated Btu coal production in the United States. We believe our regional focus leads to operating efficiencies and provides us with an in-depth knowledge of the area’s coal reserves, mining conditions, customers, property owners and employee base.

We have a large, high quality, diverse reserve base. We control approximately 2.2 billion tons of proven and probable coal reserves, which we estimate to be approximately 30% of the total coal reserves in the Central Appalachian region, with the next closest competitor controlling an estimated 800 million tons of reserves. Our reserves include both high quality, low sulfur steam coal desired by public utility and industrial customers and metallurgical coal demanded by steel manufacturers. Approximately 1.5 billion tons of our proven and probable coal reserves contain less than 1% sulfur coal, of which approximately 1.0 billion tons contain compliance coal that meets the sulfur emission standards of the Clean Air Act. Our reserve base should last more than 50 years based on current production levels. We are the largest U.S. producer of premium metallurgical coal which we sell to steel producers domestically and overseas.

We have a low level of employee-related long-term liabilities. Our employee related legacy liabilities are significantly lower than those of our coal industry peers. As of December 31, 2002, we had pension trust assets with a fair market value of $174 million, which were in excess of our plan liabilities of $169 million, despite three years of poor market returns. We do not expect to have to fund our pension plan until 2006 at the earliest. Our retiree healthcare benefit liability (OPEB) of $121 million at December 31, 2002, was significantly lower than that of our coal industry peers.

We have strong, long-term relationships with a broad base of customers. We have strong relationships with a broad base of over 125 customers. The majority of these customers purchase coal under long-term contracts with terms of one year or longer. Approximately 94% of our produced coal sales volume in 2002 was derived from these long-term contracts. We believe that the percentage of our sales pursuant to long-term contracts will be approximately 95% in 2003. We believe these contracts provide us with stable and predictable cash flow. Many of our customers are well-established public utilities who have been customers of ours for a number of years. In addition, our geographic closeness to our customers relative to competitors who produce coal in the western regions of the United States provides us with an advantage in terms of freight and delivery time.

We have built a superior infrastructure and transportation system. Since 1998, we have expended over $1 billion to maintain, upgrade and expand our mining, processing and transporting capabilities. We believe these capital investments provide us with the necessary infrastructure to expand our production capacity with little or no additional investment to meet increases in demand for coal.

We have demonstrated our ability to grow our coal reserves and production through acquisitions and other strategic transactions. We have grown our reserve base and production capacity through the strategic acquisition and integration of coal operations as well as through reserve swaps and coal leases. We have utilized a disciplined acquisition strategy that has helped us to avoid the difficulties often associated with the integration of acquisitions.

Our management team has significant experience in the coal industry. Our senior executive officers have an average of 16 years of experience in the coal industry and an average of 14 years of experience with us.

Strategy

Our primary objective is to continue to build upon our competitive strengths to enhance our position as one of the premier coal producers in the United States by:

Enhancing profitability through continued safety improvements, productivity gains and cost measurement. We will seek to reduce operating costs and increase profitability at our mines through our safety, productivity and measurement initiatives. We continue to implement safety measures designed to improve our profitability. In addition, we seek to enhance productivity by applying best practices. We also manage costs by generating critical data in a timely manner to measure performance, cost and usage in our mining operations.

Adjusting production in response to changes in market conditions. We are committed to a strategy of aligning our production with the needs of the market. The capital investments we have made during the past five years position us to quickly expand our production to meet increases in demand for coal. Our goal is to maximize profits not volume; therefore, our strategy is to only sell our coal at prices that generate the appropriate level of profitability.

Expanding use of more productive mining methods. Currently, we engage in four principal coal mining methods: underground “room and pillar” mining, underground longwall mining, highwall mining and surface mining. Because underground longwall mining, highwall mining and surface mining are high-productivity, low-cost mining methods, we will seek to increase production from our use of those methods to the extent permissible and cost-effective.

Pursuing strategic acquisitions. We believe that the coal industry will undergo increasing consolidation over the coming years. We plan to build on our position as the largest producer in Central Appalachia by pursuing growth in a disciplined manner through the opportunistic acquisition of additional coal reserves and mining facilities. We believe there are synergistic expansion opportunities in the region to further strengthen our base.

Forming strategic contractual arrangements with major customers. We will continue to seek contractual arrangements with customers to provide services in addition to coal. These initiatives strengthen our relationships with our customers and provide opportunities to increase sales.

Refinancing

The initial private placement of the notes covered by this prospectus was part of our initiative to refinance our then existing $355 million secured credit facility by means of repaying the $249.4 million outstanding under our $250 million senior secured term loan and cancelling our $105 million revolving credit facility, which included a $55 million sublimit for the issuance of letters of credit. The net proceeds of the initial private placement were used to repay our senior secured term loan and to cancel our revolving credit facility, effectively terminating the $355 million secured credit facility, as well as being available for general corporate purposes, including to support the issuance of cash collateralized letters of credit, of which $34.3 million were outstanding under our revolving credit facility. In addition, we recently obtained a $130 million asset based revolving credit facility which replaced our $80 million accounts receivable-based financing program.

Recent Developments

On October 28, 2003, our subsidiaries, A.T. Massey and Alex Energy, Inc., acquired certain assets, including assets of Horizon Natural Resources Company, which is in bankruptcy. This acquisition provides us with an additional 28 million tons of coal reserves in Boone, Fayette and Kanawha Counties, West Virginia. The purchase price for the assets was approximately $19 million, including funds to buy out a secured debt position and production payments. A portion of this consideration ($5.0 million) is in the form of a deferred payment. The United States Bankruptcy Court for the Eastern District of Kentucky approved the purchase of these assets.

Shown below are unaudited selected financial highlights for the twelve months ended September 30, 2003.

(in millions)	Twelve months ended September 30, 2003
Consolidated Statement of Income Data:
Produced coal revenue	$1,260.3
Total revenues	1,569.4
Loss from operations	(16.5)
Net loss before cumulative effect of accounting change (1)	(26.2)
Net loss	(34.1)

(in millions)	At September 30, 2003
Consolidated Balance Sheet Data:
Cash and cash equivalents	$49.5
Working capital	369.0
Total assets	2,266.5
Total debt	664.4
Shareholders’ equity	777.5

(in millions, except ratios and per ton data)	Twelve months ended September 30, 2003
Other Financial Data:
Capital expenditures	99.0
Operating Data:
Tons sold	41.1
Utility coal	28.0
Metallurgical coal	9.4
Industrial coal	3.7
Tons produced	41.3
Produced coal revenue per ton sold	$30.64
Pro Forma Financial Data:
Pro forma interest expense(2)	$47.5

(1)	Effective January 1, 2003, we changed our method of accounting for reclamation liabilities in accordance with FASB Statement No. 143. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and Note 2 to the Unaudited Condensed Consolidated Financial Statements, included on page F-39 of this prospectus.

(2)	Pro forma interest expense assumes the issuance of $360 million aggregate principal amount of these notes.

Corporate Background

On November 30, 2000, we completed a reverse spin-off, or the “spin-off,” that divided our operations into two companies: Fluor Corporation, or “New Fluor,” and Massey Energy Company. New Fluor retained all of the then-existing businesses except for the coal-related business conducted by A.T. Massey. We retained all of the coal-related business conducted by A.T. Massey.

Our primary executive offices are located at 4 North 4th Street, Richmond, Virginia 23219 and our telephone number is (804) 788-1800.

THE EXCHANGE OFFER

On November 10, 2003, we completed the initial private placement of the outstanding notes. References to the “notes” in this prospectus are references to both the outstanding notes and the exchange notes. This prospectus is part of a registration statement covering the exchange of the outstanding notes for the exchange notes.

The Initial Private Placement of Outstanding
Notes	We sold the outstanding notes on November 10, 2003, to UBS Securities LLC, Citigroup Global Markets, Inc. and PNC Capital Markets, Inc. We collectively refer to those parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A and outside the United States in compliance with Regulation S under the U.S. Securities Act of 1933, as amended, or the “Securities Act”.

Registration Rights Agreement

Simultaneously with the initial private placement of the outstanding notes, we entered into a registration rights agreement (the “Registration Rights Agreement”) for the exchange offer. In the Registration Rights Agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete this exchange offer within 210 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the Registration Rights Agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes, except as otherwise provided in the Registration Rights Agreement.

If we do not comply with, among other things, our obligation to have this exchange offer completed within 210 days of issuing the outstanding notes, we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of outstanding notes during the first 90 days, increasing by 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.00% per annum, until we are in compliance. For more details, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your outstanding notes, which were issued on November 10, 2003, in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are properly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•        the exchange notes are being acquired in the ordinary course of your business;

•        you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•        you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange note from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-marking or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2004.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2004, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or interpretation of the staff of the SEC and has any necessary governmental approval.

Procedures for Tendering Outstanding
Notes

We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with The Wilmington Trust Company, as book-entry depositary. The Wilmington Trust Company issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The Depository Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your outstanding notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” for more information.

Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See “The Exchange Offer — Exchange Agent” for more information.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on , 2004.

Certain U.S. Federal Income Tax
Considerations	The exchange of outstanding notes for exchange notes should not constitute a taxable event for United States federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of the exchange to you.

Consequences of Failure to Exchange	Outstanding notes that are eligible for the exchange offer and not tendered will be subject to the existing transfer restrictions on such notes after the exchange offer. We will have no further obligation to register the outstanding notes except as otherwise provided in the Registration Rights Agreement. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	The Wilmington Trust Company is serving as the exchange agent in connection with the exchange offer.

SUMMARY OF EXCHANGE NOTES

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, see “Description of Exchange Notes.” Capitalized terms used but not defined in this summary shall have the meanings given to such terms elsewhere in this prospectus.

Issuer	Massey Energy Company

Securities Offered	$360 million aggregate principal amount of 6.625% Senior Notes due 2010.

Maturity Date	November 15, 2010.

Interest Rate and Payment Dates	The notes will accrue interest from the date of their issuance at the rate of 6.625% per year. Interest on the notes will be payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2004.

Sinking Fund	None.

Optional Redemption	We may redeem the notes, in whole or part, at any time on or after November 15, 2007, at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest.

In addition, prior to November 15, 2006, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to 106.625% of the principal amount, plus accrued and unpaid interest, provided that:

• at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption; and

• such redemption occurs within 180 days of the date of the closing of any such equity offering.

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

Ranking and Guarantees	The notes will be our senior unsecured obligations. The notes will be guaranteed on a senior unsecured basis by substantially all of our current and future operating subsidiaries.

The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt.

The notes and the guarantees will rank senior to all of our and our guarantors’ debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our and our guarantors’ existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of our subsidiaries that are not guarantors.

Restrictive Covenants	The indenture governing the notes contains covenants that limit our ability and the ability of our subsidiaries to, among other things:

• incur additional indebtedness;

• subordinate indebtedness to other indebtedness unless such subordinated indebtedness is also subordinated to the notes;

• pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

• make investments;

• sell assets and issue capital stock of restricted subsidiaries;

• incur liens;

• enter into agreements restricting our subsidiaries’ ability to pay dividends;

• enter into sale and leaseback transactions;

• enter into transactions with affiliates; and

• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Exchange Notes—Certain Covenants” in this prospectus.

Covenant Suspension	At any time when the notes are rated investment grade by Moody’s and S&P and no default or event of default has occurred, many of the foregoing restrictions will not apply, including restrictions on our ability to:

• incur additional indebtedness;

• subordinate indebtedness to other indebtedness without such subordinated indebtedness being subordinated to the notes;

• pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

• make investments;

• sell assets and issue capital stock of restricted subsidiaries; and

• enter into transactions with affiliates.

Additionally, actions taken by us during any period when these restrictions are suspended will be permitted to exist even if we again become subject to these covenants as a result of losing an investment grade rating. See “Description of Exchange Notes—Certain Covenants.”

Absence of Public Market	The notes are a new issue of securities and there is currently no established market for them. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes.

Risk Factors	You should consider carefully the information set forth in the section of this prospectus entitled “Risk Factors” beginning on page 11 and all the other information provided to you in this prospectus in deciding whether to invest in the notes.

RISK FACTORS

Investing in the notes will be subject to risks, including risks inherent in our business. The value of your investment may decline and could result in a loss. You should carefully consider the following factors as well as other information contained and incorporated by reference in this prospectus before deciding to invest in the notes.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes for exchange notes, your ability to sell the outstanding notes will be restricted.

If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes in a transaction not subject to the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. If you are still holding any outstanding notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have such outstanding notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). After the exchange offer is completed, we will not be required, and we do not intend, to register the outstanding notes under the Securities Act. In addition, if you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes would be adversely affected.

If you do not comply with the exchange offer procedures, you will be unable to obtain the exchange notes.

We will issue the exchange notes in exchange for the outstanding notes only after we have timely received your outstanding notes, along with a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities in the tender of outstanding notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2004, or on a later extended date and time as we may decide.

The exchange notes and any outstanding notes which remain outstanding after the exchange offer will vote together as a single class for purposes of determining whether the required percentage of holders have taken certain actions or exercised certain rights under the indenture.

The exchange notes may not be freely tradeable by you.

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, that you acquired your exchange notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such exchange notes. However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the SEC would make a similar determination with respect to this exchange offer. If you are an affiliate of ours, engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes to be acquired pursuant to the exchange offer, you will be subject to additional limitations. See “The Exchange Offer — Resale of the Exchange Notes.”

Risks Related to Our Business

We anticipate relying on borrowings under credit facilities for a portion of our liquidity needs, and our ability to access these funds will depend upon our compliance with financial covenants contained in these facilities.

We rely upon borrowings under our $130 million asset based revolving credit facility and cash on hand for our liquidity needs. The asset based revolving credit facility contains several financial covenants and restrictions. Our ability to meet the financial covenants under our asset based revolving credit facility could be affected by a deterioration in our operating results, as well as by events beyond our control, including economic conditions, and we cannot assure you that we would be able to meet those financial covenants.

Our indebtedness could adversely affect our ability to grow and compete and prevent us from fulfilling our obligations under the notes and our other indebtedness.

As of September 30, 2003, after giving effect to the initial private placement of the notes and the use of the net proceeds thereof, we would have had approximately $775 million of total indebtedness outstanding, including $283 million aggregate principal amount of 6.95% Senior Notes due 2007, $132 million aggregate principal amount of 4.75% Convertible Senior Notes due 2023 and $360 million aggregate principal amount of the notes. As of September 30, 2003, our indebtedness, as adjusted to give effect to the initial private placement of the notes, represented 50.0% of our total book capitalization. Our indebtedness could adversely affect our ability to grow and compete and prevent us from fulfilling our obligations under the notes and our other indebtedness.

We may not be able to maintain our competitive position because coal markets are affected by factors beyond our control.

Continued demand for our coal and the prices that we will be able to obtain will primarily depend upon coal consumption patterns of the domestic electric utility and steel industries. Consumption by the domestic utility industry is affected by the demand for electricity, environmental and other governmental regulations, technological developments and the price and availability of competing coal and alternative fuel supplies including nuclear, natural gas, oil and renewable energy sources. Consumption by the domestic steel industry is primarily affected by the demand for U.S. steel.

Approximately 23% of our production for the nine months ended September 30, 2003, was metallurgical coal. As the largest supplier of metallurgical coal to the U.S. steel industry, we are subject to being adversely affected by any decline in the financial condition or production volume of U.S. steel producers. In recent years, U.S. steel producers experienced a substantial decline in the prices received for their products, due at least in part to a heavy volume of foreign steel imported into this country. The U.S. government determined that some steel producers in some foreign countries were selling steel products in the United States at below cost and has imposed tariffs on products from various foreign countries. The imposition of the tariffs has led to a moderate increase in the price of some steel products in the United States. However, several large U.S. producers filed for bankruptcy protection both before and after the tariffs were imposed, including two of our substantial customers: Wheeling-Pittsburgh Steel Corporation (“Wheeling”), which filed for bankruptcy protection in late 2000, accounted for approximately 3% of our produced coal revenue in 2002; and Bethlehem Steel Corporation, which filed for bankruptcy protection in mid-2001 and whose operations and assets were purchased by International Steel Group, Inc. in May 2003, accounted for approximately 2% of our produced coal revenue in 2002. In addition, Algoma Steel, Inc. (“Algoma”), a Canadian steel producer and one of our customers, filed for bankruptcy protection under Canadian law in April 2001. Sales to Algoma accounted for approximately 2% of our produced coal revenue for 2002. Wheeling and Algoma have subsequently exited bankruptcy, and we continue to sell to them on very restrictive terms. Further deterioration in conditions in the steel industry could reduce the demand for our metallurgical coal and impact the collectibility of our accounts receivable from steel industry customers. Since our metallurgical grade coal can also be marketed as a high-Btu steam coal for use by utilities, a decline in the metallurgical market could result in coal being switched from the metallurgical market to the utility market.

As noted above, on March 5, 2002, President Bush announced a decision imposing tariffs on certain steel imports under Section 201 of the Trade Act of 1974. These tariffs were intended to help U.S. steel producers by providing protection against imports from certain countries. On July 11, 2003, the World Trade Organization (“WTO”) issued its final ruling that the Section 201 remedies violated global trade rules. President Bush’s administration appealed the ruling to a WTO appeals panel, the WTO’s highest tribunal, and the panel rejected the administration’s appeal. On December 5, 2003, the Bush administration terminated the tariffs. We cannot predict how the termination of the tariffs will affect the amount of coal we provide to U.S. steel producers.

In addition, the steel industry increasingly relies on electric arc furnaces or pulverized coal processes to make steel. These processes do not use coke. If this trend continues, the amount of metallurgical coal that we sell could further decrease. Since metallurgical coal is generally priced higher than steam coal, some of our mines may only operate profitably if all or a portion of their production is sold as metallurgical coal. If they are unable to sell metallurgical coal, these mines may not be economically viable and may close.

We may not be able to maintain our competitive position because the coal industry is highly competitive.

We compete with coal producers in various regions of the United States for domestic sales and with both domestic and foreign producers for sales to international markets. We compete with other producers primarily on the basis of price, coal quality, transportation cost and reliability of supply. Generally, the relative competitiveness of coal vis-à-vis other fuels or other coals is evaluated on a delivered cost per heating value unit basis. In addition to competition from other fuels, coal quality, the marginal cost of producing coal in various regions of the country and transportation costs are major determinants of the price for which we can sell coal. Factors that directly influence production cost include geological characteristics (including seam thickness), overburden ratios, depth of underground reserves, transportation costs and labor availability and cost.

Central Appalachian coal is more expensive to mine than western coal due to thinner coal seams and greater reliance on underground mining, which typically has higher costs. In prior years, increased development of large surface mining operations, particularly in the western United States, and more efficient mining equipment and techniques contributed to excess coal production capacity in the United States.

During the mid-1970s and early 1980s, increased demand for coal attracted new investors to the coal industry, spurred the development of new mines and resulted in additional production capacity throughout the industry, all of which led to increased competition and lower coal prices. Increases in coal prices could encourage the development of expanded capacity by new or existing coal producers. Any resulting overcapacity could reduce coal prices and therefore reduce our revenues.

Demand for our low sulfur coal and the prices that we will be able to obtain for it will also be affected by the price and availability of high sulfur coal, which can be marketed in tandem with emissions allowances. In addition, more widespread installation by electric utilities of technology that reduces sulfur emissions may make high sulfur coal more competitive with low sulfur coal. This competition could adversely affect our business and results of operations.

Depending on the relative strength of the U.S. dollar versus currencies in other coal producing regions of the world, we may export more or less coal into foreign countries as we compete on price with other foreign coal producing sources. Additionally, the domestic coal market may be impacted due to the relative strength of the U.S. dollar to other currencies, as foreign sources could be cost advantaged based on a coal producing region’s relative currency position.

A significant decline in coal prices could adversely affect our operating results and cash flows.

Our results of operations are highly dependent upon the prices we receive for our coal and our ability to improve productivity and control costs. Any decreased demand would cause spot prices to decline and require us to increase productivity and decrease costs in order to maintain our margins. If we are not able to maintain our margins, our operating results could be adversely affected. Price declines may adversely affect operating results for future periods and our ability to generate cash flows necessary to improve productivity and expand operations.

Coal mining is subject to unexpected disruptions, which could cause our quarterly or annual results to fluctuate.

Our mining operations are subject to certain events and operating conditions that could disrupt operations and affect production at particular mines for varying lengths of time. These events and conditions include:

•	fires and explosions from methane;

•	accidental minewater discharges;

•	adverse weather and natural disasters, such as heavy rains or floods;

•	equipment failures and maintenance problems;

•	transportation delays;

•	changes in geologic conditions;

•	failure of reserve estimates to prove correct;

•	inability to acquire or renew mining rights or permits; and

•	governmental actions that suspend or revoke our permits.

We maintain property and general liability insurance policies that provide limited coverage for some, but not all, of these risks. Even where insurance coverage applies, there can be no assurance that these risks would be fully covered by our insurance policies. Any disruption of our operations could adversely affect our business and revenues.

Government laws, regulations and other legal requirements relating to protection of the environment increase our costs of doing business and may restrict our operations.

We incur substantial costs and liabilities under increasingly strict federal, state and local environmental, health and safety and endangered species laws, including regulations and governmental enforcement policies. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of cleanup and site restoration costs and liens, the issuance of injunctions to limit or cease operations, the suspension or revocation of permits and other enforcement measures that could have the effect of limiting production from our operations. We may also incur costs and liabilities resulting from claims for damages to property or injury to persons arising from our operations.

New legislation and new regulations may be adopted that could materially adversely affect our mining operations, cost structure or our customers’ ability to use coal. New legislation and new regulations may also require us or our customers to change operations significantly or incur increased costs. The U.S. Environmental Protection Agency, or the “EPA,” has undertaken broad initiatives aimed at increasing compliance with emissions standards and providing incentives to customers for decreasing emissions, often by switching to an alternative fuel source.

SMCRA Litigation. On March 29, 2002, the U.S. District Court for the District of Columbia issued a ruling that could restrict underground mining activities conducted in the vicinity of public roads, within a variety of federally protected lands, within national forests and within certain proximity to occupied dwellings. The lawsuit, Citizens Coal Council v. Norton, was filed in February 2000 to challenge regulations issued by the Department of the Interior providing, among other things, that subsidence and underground activities that may lead to subsidence are not surface mining activities within the meaning of the Surface Mining Control and Reclamation Act or “SMCRA.” SMCRA generally contains restrictions and certain prohibitions on the locations where surface mining activities can be conducted. The District Court entered summary judgment upon the plaintiff’s claims that the Secretary of the Interior’s determination violated SMCRA. By order dated April 9, 2002, the court remanded the regulations to the Secretary of the Interior for reconsideration. The Department of the Interior and the National Mining Association, a trade group that intervened in this action, appealed the order to the U.S. Court of Appeals for the District of Columbia Circuit. On June 3, 2003, the Court of Appeals overturned the District Court’s order and upheld the Department of Interior’s regulations. The timeframe for appeal of the Court of Appeal’s decision has not yet lapsed. If the Department of Interior’s regulations ultimately are not upheld, there could be a material adverse effect on all of our coal mine operations that utilize underground mining techniques. While it still might be possible to obtain permits for underground mining operations in these areas, the time and expense of that permitting process would likely increase significantly. It would be likely that room and pillar and longwall mining near certain structures would be more difficult and expensive for all coal producers and continued mining at some mines might no longer be practicable.

Show Cause Orders. Regulatory authorities implementing SMCRA may order surface mining permit holders to “show cause” why their permits should not be suspended or revoked because of alleged patterns of violations. A pattern of violations can be found when there are two or more violations of a same or similar type within a 12-month period. Under these “show cause orders,” if a pattern of violations is found and determined to have been caused by willful or unwarranted conduct under the surface mining laws, our surface mining permits may either be suspended or revoked. Some of our subsidiaries have been issued show cause orders that are currently unresolved. The outcome of each of these actions remains uncertain, so the eventual cost to us, if any, cannot presently be reasonably estimated.

As of the date of this prospectus, show cause orders have been issued by the West Virginia Department of Environmental Protection, or the “WVDEP” with respect to active permits at our Marfork Coal Company, Independence Coal Company, Omar Mining Company, Bandmill Coal Corporation, Alex Energy and Green Valley Coal Company subsidiaries. In addition, the Kentucky Natural Resources and Environment Protection Cabinet has issued a show cause order with respect to an active permit at Sidney Coal Company. A suspension of these operations could adversely affect our financial results to the extent we are unable to generate the lost production from our other operations. WVDEP and the Kentucky Natural Resources and Environment Protection Cabinet have issued show cause orders with respect to certain of our subsidiaries with idled permits.

The potential impact on operations from a permit suspension in the show cause proceedings varies. For example, some of the operations are not currently mining or processing coal; therefore, a suspension at those operations would not impact earnings. At the active operations, suspensions could impact earnings to the extent that downtime cannot be offset by increases in production and/or coal sales at other times or at other operations. The impact of suspensions at these operations could also vary depending on when the suspensions are served. For example, suspensions served over weekends or during scheduled maintenance periods would have lesser impacts. We do not believe the impact of the suspensions or the cost of defending these matters is likely to be material.

If we are unsuccessful in defending or reaching an acceptable resolution of these orders, there is a possibility that a suspension of operations could have a significant effect on our overall operations. If one or more of our permits are revoked, we could be prohibited from obtaining additional permits. In the event of future violations at these or other properties, the existence of these orders may increase the gravity of any sanctions sought in the event that the state decides to pursue any enforcement. For more detailed information concerning the show cause orders, see the documents incorporated by reference in this prospectus listed under “Documents Incorporated by Reference.”

WVDEP Litigation. On October 22, 2003, WVDEP brought suit against three Massey subsidiaries, Independence Coal Company and Omar Mining Company in the Circuit Court of Boone County, West Virginia, and Marfork Coal Company in the Circuit Court of Raleigh County, West Virginia. The suits allege various violations of waste and clean water laws in 2001 and 2002 and seek unspecified amounts in fines as well as injunctive relief to compel compliance. Independence, Omar and Marfork believe that compliance has been achieved for these past violations and will defend the suits vigorously.

Martin County Impoundment Discharge. On October 11, 2000, a partial failure of the coal refuse impoundment at Martin County Coal Corporation, one of our subsidiaries, released approximately 230 million gallons of coal slurry into adjacent underground mine workings. The slurry then discharged into two tributary streams of the Big Sandy River in eastern Kentucky. No one was injured in the discharge. Clean up efforts began immediately and are complete at this time with monitoring and reporting ongoing. Martin County Coal began processing coal again on April 2, 2001. We are continuing to seek approval from the applicable agencies for alternate refuse disposal options related to operations of Martin County Coal’s preparation plant. As of September 30, 2003, we had incurred a total of approximately $74.0 million of cleanup costs and other spill related costs, including claims, fines and other items, $67.0 million of which have been paid directly or reimbursed by insurance companies. We continue to seek insurance reimbursement of any and all covered costs. Most of the claims, fines, penalties and lawsuits from the impoundment failure have been satisfied or settled. On September 30, 2003, a civil action filed by the WVDEP against Martin County Coal in the Circuit Court of Wayne County, West Virginia, alleging natural resources damages in West Virginia and violations of law resulting from the impoundment discharge was settled for $600,000 and dismissed by the court with prejudice. Remaining issues (none of which we consider material) include:

•	six law suits (one seeking class certification) in the Circuit Court of Martin County, Kentucky, asserting claims for personal injury, property and other damages, and seeking unquantified compensatory and punitive damages allegedly resulting from the incident;

•	various citations issued by the Federal Mine Safety and Health Administration (or the “MSHA”) following the impoundment discharge, and two penalties assessed totaling approximately $110,000. The citations alleged that we violated the MSHA-approved plan for operation of the facility. We contested the violations and penalty amounts which resulted in (i) a directed verdict rescinding one of the assessed penalties totaling $55,000 and (ii) a reduction by an administrative law judge of a second assessed penalty from $55,000 to $5,500. The decision involving the second assessed penalty is subject to appeal by the MSHA;

•	a suit filed by the Town of Fort Gay, West Virginia against us and Martin County Coal in the Circuit Court of Wayne County, West Virginia, alleging that its water treatment and distribution plant was damaged when water, allegedly discharged from the Martin County Coal impoundment, was pumped into the facility. The plaintiff seeks unquantified compensatory and punitive damages. We believe we have valid defenses to the claims and are defending the action vigorously; and

•	a subpoena from a federal grand jury of the U.S. District Court for the Eastern District of Kentucky requesting our documents relating to the impoundment and impoundment discharge. We have responded to the subpoena.

We believe, but cannot assure, that we have insurance coverage applicable to these items, at least with respect to costs other than governmental penalties, such as those assessed by MSHA, and punitive damages, if any. One of our carriers has stated that it believes its policy does not provide coverage for governmental penalties or punitive damages.

Water Claims Litigation. Two cases were filed in the Circuit Court of Mingo County, West Virginia, alleging that our Delbarton Mining Company subsidiary’s mining activities destroyed nearby resident plaintiffs’ water supplies. One case was filed on behalf of 134 plaintiffs on July 1, 2002, and the other was filed on behalf of 54 plaintiffs on July 26, 2002 (an amended complaint, filed May 1, 2003, added 42 plaintiffs). The plaintiffs seek to recover compensatory and punitive damages relating to alleged personal injuries and property damages, but their alleged damages have not been quantified. Delbarton has already provided many of the plaintiffs with a replacement water source. Discovery is proceeding in each case and trial is scheduled for April 2004.

West Virginia Flooding Cases. Seven of our subsidiaries have been named, along with 170 other companies, in 35 separate complaints filed in the Circuit Courts of Boone, Fayette, Kanawha, McDowell, Mercer, Raleigh and Wyoming Counties, West Virginia. These cases collectively include approximately 2,200 plaintiffs who filed suit on behalf of themselves and others similarly situated, seeking damages for property damage and personal injuries arising out of flooding that occurred in southern West Virginia in July 2001. The plaintiffs have sued coal, timber, railroad and land companies under the theory that mining, construction of haul roads and removal of timber caused natural surface waters to be diverted and interrupted in an unnatural way, thereby causing damage to the plaintiffs. The Supreme Court of Appeals of West Virginia ruled that these cases, including several additional flood damage cases not involving our subsidiaries, will be handled pursuant to the Court’s mass litigation rules. As a result of this ruling, the cases were transferred to the Circuit Court of Raleigh County, West Virginia to be handled by a panel of three circuit court judges. On August 1, 2003, the panel certified nine questions to the Supreme Court of Appeals of West Virginia. While the plaintiffs’ alleged damages have not been quantified and the outcome of this litigation is subject to uncertainties, based on our preliminary evaluation of the issues and the potential impact on us, we believe this matter will be resolved without a material adverse effect on our cash flows, financial condition or results of operations.

We are subject to the Clean Water Act and corresponding state laws that restrict how we conduct our business and may expose us to substantial penalties for failures to comply.

The Federal Clean Water Act and corresponding state laws affect coal mining operations by imposing restrictions on discharging of pollutants into waters and on dredging and filling of wetlands. Regular monitoring, as well as compliance with reporting requirements and performance standards, are preconditions for the issuance and renewal of permits governing the discharge of pollutants into water. In addition, we may become subject to fines and other penalties, including suspension or revocation of our permits, for failure to comply with these statutes. In December 2002, Independence Coal and Omar Coal each pled guilty to misdemeanor charges that it had negligently violated the Clean Water Act. Each company has paid $200,000 in fines and agreed to a five-year probation period. We, along with Independence Coal and Omar Coal, have also agreed to an environmental training and compliance program and to independent environmental audits.

We cannot assure you that compliance with the requirements of the Clean Water Act and corresponding state laws will not cause us to incur significant additional costs or that we will not become subject to fines or other penalties for failures to comply with these statutes.

Anti-degradation Litigation. Under the Clean Water Act, state regulatory authorities must conduct an anti-degradation review before approving permits for the discharge of pollutants to waters that have been designated as high quality by the state. Anti-degradation review involves public and intergovernmental scrutiny of permits and requires permittees either to meet more stringent permit limits or to demonstrate that the proposed activities are justified in order to accommodate significant economic or social development in the area where the waters are located. This could cause increases in the costs, time and difficulty associated with obtaining and complying with the Clean Water Act permits for operations that discharge into high quality streams. Recently, West Virginia created and the EPA approved an anti-degradation policy, but the future of that policy and of anti-degradation requirements in West Virginia is uncertain. Notably, in January 2002, a number of environmental groups and individuals challenged EPA’s approval of West Virginia’s anti-degradation policy in the U.S. District Court for the Southern District of West Virginia in Ohio Valley Environmental Coalition v. Whitman. On August 29, 2003, the Court upheld some of the challenges to the policy and it appears that West Virginia will have to alter and EPA will have to re-approve the policy. Notably, the Court did not uphold challenges to provisions in the policy that exempt current holders of National Pollutant Discharge Elimination System, or “NPDES,” permits from anti-degradation review, but did uphold challenges to provisions in the policy that exempted applicants seeking permits under Section 404 of the Clean Water Act from the anti-degradation review process.

We must obtain governmental permits and approvals for mining operations, which can be a costly and time-consuming process and result in restrictions on our operations.

Our operations are principally regulated under surface mining permits issued pursuant to the SMCRA and state counterpart laws. Such permits are issued for terms of five years with the right of successive renewal. We currently have over 400 surface mining permits. In conjunction with the surface mining permits, most operations hold NPDES permits pursuant to the Clean Water Act and state counterpart water pollution control laws for the discharge of pollutants to waters. These permits are issued for terms of five years and also are renewed in conjunction with the surface mining permit renewals. Additionally, the Clean Water Act requires permits for operations that fill waters of the United States. Valley fills and refuse impoundments are typically authorized under Nationwide Permits that are revised and renewed periodically by the U.S. Corps of Engineers. Additionally, certain surface mines and preparation plants have permits issued pursuant to the Clean Air Act and state counterpart clean air laws allowing and controlling the discharge of air pollutants.

Regulatory authorities exercise considerable discretion in the timing of permit issuance. Requirements imposed by these authorities may be costly and time-consuming and may result in delays in the commencement or continuation of exploration or production operations. We often are required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that proposed exploration for or production of coal may have on the environment. For example, the WVDEP and the Office of Surface Mining are involved in litigation regarding their alleged failure to consider the hydrologic effects of mining operations in issuing mining permits. This suit could result in West Virginia imposing additional requirements on us and other mining companies relating to the assessment of potential hydrologic risks.

Further, private individuals and the public at large possess rights to comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements which restrict our ability to conduct our mining operations or to do so profitably.

On October 23, 2003, the Ohio Valley Environmental Coalition and other environmental groups filed a lawsuit against the U.S. Army Corps of Engineers (“Corps”) in the U.S. District Court for the Southern District of West Virginia. The lawsuit seeks to invalidate Nationwide Permit 21 (“NWP21”), which is a general permit issued by the Corps under the Clean Water Act that authorizes the discharge of fill material into streams for purposes such as the construction of excess spoil valley fills and refuse impoundments. The plaintiffs maintain that NWP21 was improperly issued and that valley fills and refuse impoundments must receive individual permits, which require more detailed permit applications and reviews. If the lawsuit is successful, there could be further delays in obtaining necessary permits for valley fills and refuse impoundments. The coal industry may intervene to protect its interests and to support the continued use of NWP21.

We are the subject of various legal proceedings.

We are the subject of various legal proceedings, including the following:

Harman Case. On July 31, 1997, we acquired United Coal Company and its subsidiary, Wellmore Coal Corporation. Wellmore was party to a coal supply agreement with Harman Mining Corporation and certain of its affiliates, pursuant to which Harman sold coal to Wellmore. In December 1997, Wellmore declared force majeure under the coal supply agreement and reduced the amount of coal to be purchased from Harman as a result thereof. Wellmore declared force majeure because its major customer for the coal purchased under the coal supply agreement was forced to close its Pittsburgh, Pennsylvania coke plant due to regulatory action. We subsequently sold Wellmore, but retained responsibility for any claims relating to this declaration of force majeure. On October 29, 1998, Harman and its sole shareholder, Hugh Caperton, filed an action against us and certain of our subsidiaries in the Circuit Court of Boone County, West Virginia, alleging that we and our subsidiaries tortiously interfered with Harman’s contract with our subsidiary, Wellmore, and, as a result, caused Harman to go out of business. On August 1, 2002, the jury in the case awarded the plaintiffs $50 million in compensatory and punitive damages. On July 17, 2003, we were ordered to file a $55 million letter of credit with the trial court to secure the jury verdict, plus one year’s interest at 10%, which we filed on August 13, 2003. We are pursuing post-judgment remedies. Various motions filed in the trial court have been fully briefed and argued. We will appeal to the Supreme Court of Appeals of West Virginia, if necessary. We have accrued a liability with respect to this case of $25 million, excluding interest, included in Other current liabilities, which we believe is a fair estimate of the eventual total payout in this case.

Elk Run Dust Case. On February 2, 2001, approximately 160 residents of the Town of Sylvester, West Virginia, filed suit in the Circuit Court of Boone County, West Virginia against the Company and its subsidiary, Elk Run Coal Company, Inc., alleging that Elk Run’s operations create noise, light and dust constituting a nuisance and causing damage to the community and seeking to recover compensatory and punitive damages. On February 7, 2003, a jury awarded approximately $475,000 in compensatory damages to the plaintiffs but rejected the plaintiffs’ request for punitive damages. On September 17, 2003, the plaintiffs’ were awarded $1.8 million for attorneys’ and experts’ fees. On October 8, 2003, one of our insurers gave us notice that it believes it has no duty to provide coverage in this case. On October 14, 2003, such insurer filed a declaratory judgment action in the U.S. District Court for the Eastern District of Virginia, seeking a declaration that it has no duty to defend or indemnify us in this action. On October 24, 2003, we paid $2.3 million, plus interest, in exchange for plaintiffs dismissing these claims, and filed a motion and third-party complaint in the pending litigation in the Circuit Court of Boone County, West Virginia, against the insurer that denied coverage. On October 31, 2003, the Court granted our motion. We had fully accrued for this amount as of September 30, 2003.

Preparation Plant Employees Litigation. Several of our subsidiaries, along with several other coal companies and several chemical companies, are defendants in an action styled Denver Pettry, et al. v. Peabody Holding Company, et al., filed April 17, 2002 in the Circuit Court of Boone County, West Virginia, in which the plaintiffs allege that they were excessively exposed to chemicals used in the coal preparation plants of the defendant coal companies, which were manufactured by the defendant chemical companies. The plaintiffs are attempting to attain class action status, and seek to recover unquantified compensatory and punitive damages. We believe we have significant defenses to the claims, and we are defending the case vigorously. Discovery in this case continues. On July 25, 2002, one of our insurers filed a declaratory judgment action in the U.S. District Court for the Eastern District of Virginia, seeking a declaration that it has no duty to defend or indemnify us in the Pettry action. On October 2, 2002, we filed suit seeking a declaratory judgment in the Circuit Court of Boone County, West Virginia, against that insurer and other insurers who provided policies to us that may cover the Pettry claims, and filed a motion to dismiss the action filed in Virginia. Subsequently, defendants removed the West Virginia declaratory judgment action to the U.S. District Court for the Southern District of West Virginia. On February 25, 2003, the U.S. District Court for the Eastern District of Virginia entered an order dismissing the Virginia case. The insurer appealed the dismissal of the Virginia case to the U.S. Court of Appeals for the Fourth Circuit, and filed a motion in the West Virginia case seeking a stay of that proceeding until its appeal of the Virginia case is decided. By order entered May 2, 2003, the court in the West Virginia case granted that motion.

Shareholder derivative suit. On August 5, 2002, a shareholder derivative complaint was filed in the Circuit Court of Boone County, West Virginia, naming us, each of our directors and certain of our current and former officers. The complaint alleges (1) breach of fiduciary duties against all of the defendants for refusing to cause us to comply with environmental, labor and securities laws, and (2) improper insider trading by Don L. Blankenship, Jeffrey M. Jarosinski, Madeleine M. Curle and Bennett K. Hatfield. The plaintiff makes these allegations derivatively, and seeks to recover damages on behalf of our company. The damages claimed by the plaintiff have not been quantified. We and the other defendants removed the case to Federal District Court in Charleston, West Virginia, but the case has now been remanded to the Circuit Court of Boone County. Motions to dismiss have been argued before the court, and discovery continues.

We are parties to a number of other legal proceedings incident to our normal business activities. While we cannot predict the outcome of these proceedings, in our opinion, any liability arising from these matters individually and in the aggregate should not have a material adverse effect upon our consolidated financial position, cash flows or results of operations.

Please refer to the documents incorporated by reference in this prospectus under “Documents Incorporated by Reference” for a description of other legal proceedings to which we are subject.

We have significant reclamation and mine closure obligations. If the assumptions underlying our accruals are materially inaccurate, we could be required to expend greater amounts than anticipated.

SMCRA establishes operational, reclamation and closure standards for all aspects of surface mining as well as most aspects of deep mining. Estimates of our total reclamation and mine-closing liabilities are based upon permit requirements and our engineering expertise related to these requirements. The estimate of ultimate reclamation liability is reviewed periodically by our management and engineers. The estimated liability can change significantly if actual costs vary from assumptions or if governmental regulations change significantly. We adopted Statement of Financial Accounting Standard No. 143, “Accounting for Asset Retirement Obligations” (“Statement No. 143”) effective January 1, 2003. Statement No. 143 requires that retirement obligations be recorded as a liability based on fair value, which is calculated as the present value of the estimated future cash flows. In estimating future cash flows, we considered the estimated current cost of reclamation and applied inflation rates and a third-party profit, as necessary. The third-party profit is an estimate of the approximate markup that would be charged by contractors for work performed on behalf of us. The resulting estimated liability could change significantly if actual amounts change significantly from our assumptions.

New regulations have generally made it easier for claimants to assert and prosecute black lung claims, which could increase our liability for black lung benefits.

Under federal black lung benefits legislation, each coal mine operator is required to make payments of black lung benefits or contributions to: (1) current and former coal miners totally disabled from black lung disease; (2) certain survivors of a miner who dies from black lung disease; and (3) a trust fund for the payment of medical expenses to claimants whose last mine employment was before January 1, 1970, where no responsible coal mine operator has been identified for claims (where a miner’s last coal employment was after December 31, 1969), or where the responsible coal mine operator has defaulted on the payment of such benefits. In recent years, legislation on black lung reform has been introduced but not enacted in Congress. It is possible that such legislation will be reintroduced for consideration by Congress. If any of the proposals included in such or similar legislation is passed, the number of claimants who are awarded benefits could significantly increase. There can be no assurance that any such changes in black lung legislation, if approved, will not have a material adverse effect on our business, financial condition and results of operations. In addition to federal acts, we are also liable under various state statutes for black lung claims.

In addition, the U.S. Department of Labor issued a final rule, effective January 19, 2001, amending the regulations implementing federal black lung laws. The amendments give greater weight to the opinion of the claimant’s treating physician, expand the definition of black lung disease and limit the amount of medical evidence that can be submitted by claimants and respondents. The amendments also alter administrative procedures for the adjudication of claims, which, according to the Department of Labor, result in streamlined procedures that are less formal, less adversarial and easier for participants to understand. These and other changes to the black lung regulations could potentially increase our exposure to black lung benefits liabilities. We, with the help of our consulting actuaries, intend to monitor claims activity very closely and will modify the assumptions underlying the projection of our black lung liability should the results of such monitoring indicate that it is appropriate to do so.

The characteristics of coal may make it difficult for coal users to comply with various environmental standards related to coal combustion. As a result, they may switch to other fuels, which would affect the volume of our sales.

Coal contains impurities, including sulfur, mercury, chlorine, nitrogen oxide and other elements or compounds, many of which are released into the air when coal is burned. The Clean Air Act and corresponding state laws extensively regulate emissions into the air of particulate matter and other substances, including sulfur dioxide, nitrogen oxides and mercury. Although these regulations apply directly to impose certain requirements for the permitting and operation of our mining facilities, by far their greatest impact on us and the coal industry generally is the effect of emission limitations on utilities and our other customers. Owners of coal-fired power plants and industrial boilers have been required to expend considerable resources in an effort to comply with these ambient air standards. Significant additional emissions control expenditures will be needed in order to meet the current national ambient air standard for ozone. In particular, coal-fired power plants will be affected by state regulations designed to achieve attainment of the ambient air quality standard for ozone. Ozone is produced by the combination of two precursor pollutants: volatile organic compounds and nitrogen oxides. Nitrogen oxides are a by-product of coal combustion. Accordingly, emissions control requirements for new and expanded coal-fired power plants and industrial boilers will continue to become more demanding in the years ahead. The EPA has imposed or attempted to impose tighter emission restrictions in a number of areas, some of which are currently subject to litigation. The general effect of such tighter restrictions could be to reduce demand for coal. In July 1997, the EPA adopted new, more stringent National Ambient Air Quality Standards for very fine particulate matter and ozone. The Court of Appeals for the District of Columbia issued an opinion in May 1999 limiting the manner in which the EPA can enforce these standards. After a request by the federal government for a rehearing by the Court of Appeals was denied, the Supreme Court agreed in January 2000 to review the case. On February 27, 2001, the Supreme Court found in favor of the EPA in material part and remanded the case to the Court of Appeals. On remand, the Court of Appeals for the D.C. Circuit affirmed the EPA’s adoption of these more stringent ambient air quality standards. As a result of the finalization of these standards, states that are not in attainment for these standards will have to revise their state implementation plans to include provisions for the control of ozone precursors and/or particulate matter. Revised state implementation plans could require electric power generators to further reduce nitrogen oxide and particulate matter emissions. The potential need to achieve such emissions reductions could result in reduced coal consumption by electric power generators. Thus, future regulations regarding ozone, particulate matter and other pollutants could restrict the market for coal and the development of new mines by the Company. This in turn may result in decreased production by us and a corresponding decrease in our revenue.

Furthermore, in October 1998, the EPA finalized a rule that will require 19 states in the Eastern United States that have ambient air quality problems to make substantial reductions in nitrogen oxide emissions by the year 2004. The final rule was largely upheld by the U.S. Court of Appeals for the District of Columbia Circuit. To achieve reductions in nitrogen oxide emissions by 2004, many power plants would be required to install additional control measures such as capital-intensive selective catalytic reduction (SCR) devices. The installation of these measures would make it more costly to operate coal-fired power plants and, depending on the requirements of individual state implementation plans, could make coal a less attractive fuel. In addition, reductions in nitrogen oxide emissions can be achieved at a low capital cost through a combination of low nitrogen oxide burners and coal produced in Western U.S. coal mines. As a result, changes in current emissions standards could also impact the economic incentives for Eastern U.S. coal-fired power plants to consider using more coal produced in Western U.S. coal mines.

Along with these regulations addressing ambient air quality, the EPA has initiated a regional haze program designed to protect and to improve visibility at and around National Parks, National Wilderness Areas and International Parks. This program restricts the construction of new coal-fired power plants whose operation may impair visibility at and around federally protected areas. Moreover, this program may require certain existing coal-fired power plants to install additional control measures designed to limit haze-causing emissions, such as sulfur dioxide, nitrogen oxides and particulate matter. The EPA’s final rule concerning best available retrofit technology (BART) is currently on remand to the EPA from the U.S. Court of Appeals for the District of Columbia Circuit. By imposing limitations upon the placement and construction of new coal-fired power plants, the EPA’s regional haze program could affect the future market for coal.

Additionally, the U.S. Department of Justice, on behalf of the EPA, has filed lawsuits against several investor-owned electric utilities and brought an administrative action against one government-owned electric utility for alleged violations of the Clean Air Act. The EPA claims that these utilities have failed to obtain permits required under the Clean Air Act for alleged major modifications to their power plants. We supply coal to some of the currently affected utilities, and it is possible that our other customers will be sued. These lawsuits could require the utilities to pay penalties and install pollution control equipment or undertake other emission reduction measures, which could adversely impact their demand for coal.

In late October 2003, Attorneys General from 12 states, among others, filed suits in the U. S. Court of Appeals for the District of Columbia Circuit that seek to have the Court find that the EPA has no authority to enact rules that purportedly weaken the Clean Air Act. Suits filed on October 23, 2003, seek to reverse an EPA opinion that the agency does not have authority to regulate greenhouse gases under the Clean Air Act and challenge the EPA’s rejection of a request by environmental groups that the agency regulate such emissions from vehicles. Another suit filed on October 27, 2003, seeks to challenge EPA rules that create a category of activities that automatically will be considered routine maintenance, repair and replacement under the New Source Review permitting program.

Other Clean Air Act programs are also applicable to power plants that use our coal. For example, the acid rain control provisions of Title IV of the Clean Air Act require a reduction of sulfur dioxide emissions from power plants. Because sulfur is a natural component of coal, required sulfur dioxide reductions can affect coal mining operations. Title IV imposes a two-phase approach to the implementation of required sulfur dioxide emissions reductions. Phase I, which became effective in 1995, regulated the sulfur dioxide emissions levels from 261 generating units at 110 power plants and targeted the highest sulfur dioxide emitters. Phase II, implemented January 1, 2000, made the regulations more stringent and extended them to additional power plants, including all power plants of greater than 25 megawatt capacity. Affected electric utilities can comply with these requirements by:

•	burning lower sulfur coal, either exclusively or mixed with higher sulfur coal;

•	installing pollution control devices such as scrubbers, which reduce the emissions from high sulfur coal;

•	reducing electricity generating levels; or

•	purchasing or trading emission credits.

Specific emissions sources receive these credits that electric utilities and industrial concerns can trade or sell to allow other units to emit higher levels of sulfur dioxide. Each credit allows its holder to emit one ton of sulfur dioxide.

In addition to emissions control requirements designed to control acid rain and to attain the national ambient air quality standards, the Clean Air Act also imposes standards on sources of hazardous air pollutants. Although these standards have not yet been extended to coal mining operations, the EPA recently announced that it will regulate hazardous air pollutants from coal-fired power plants. Under the Clean Air Act, coal-fired power plants will be required to control hazardous air pollution emissions by no later than 2009. These controls are likely to require significant new improvements in controls by power plant owners. The most prominently targeted pollutant is mercury, although other by-products of coal combustion may be covered by future hazardous air pollutant standards for coal combustion sources. However, the introduction of mercury emissions limits could place coal produced in Western U.S. mines at a competitive disadvantage to coal produced in Eastern U.S. mines, as current mercury-removal technology is more effective on Eastern U.S. coal. The EPA has announced that it intends to issue a proposed rule concerning maximum achievable control technology (MACT) for utilities by December 2003.

Other proposed initiatives may have an effect upon coal operations. Several so-called multi-pollutant bills, which could regulate a variety of air emissions, including carbon dioxide and mercury, have been proposed. One such proposal is the Bush Administration’s Clear Skies initiative. As proposed, this initiative is designed to reduce emissions of sulfur dioxide, nitrogen oxides and mercury from power plants. Bills have also been introduced in the U.S. Senate that would place tight caps on coal-fired emissions, including mandatory limits on carbon dioxide emissions, and require shorter implementation time frames. While the details of these proposed initiatives vary, there is clearly a movement towards increased regulation of air emissions, including carbon dioxide and mercury, which could cause power plants to shift away from coal as a fuel source.

The Bush administration recently pledged $2 billion to the Clean Coal Technology (CCT) Program. The CCT Program is a government and industry co-funded effort to demonstrate a new generation of innovative coal-utilization processes in a series of “showcase” facilities built across the country. These projects are carried out in sufficiently large scale to prove commercial worthiness and generate data for design, construction, operation, and technical/economic evaluation of full-scale commercial applications. The goal of the CCT Program is to furnish the U.S. energy marketplace with advanced, more efficient coal-based technologies, technologies that are capable of mitigating some of the economic and environmental impediments that inhibit the use of coal as an energy source.

The passage of legislation responsive to the Framework Convention on Global Climate Change or similar governmental initiatives could result in restrictions on coal use.

The United States has not implemented the 1992 Framework Convention on Global Climate Change, or the “Kyoto Protocol”, which is intended to limit or reduce emissions of greenhouse gases, such as carbon dioxide. Under the terms of the Kyoto Protocol, which specifies emission targets that vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely affect the price and demand for coal. In March 2001, President Bush reiterated his opposition to the Kyoto Protocol and further stated that he did not believe that the government should impose mandatory carbon dioxide emission reductions on power plants. In February 2002, President Bush announced a new approach to climate change, confirming the Administration’s opposition to the Kyoto Protocol and proposing voluntary actions to reduce the greenhouse gas intensity of the United States. Greenhouse gas intensity measures the ratio of greenhouse gas emissions, such as carbon dioxide, to economic output. The President’s climate change initiative calls for a reduction in greenhouse gas intensity over the next 10 years which is approximately equivalent to the reduction that has occurred over each of the past two decades. If the United States enacts this or other comprehensive legislation focusing on greenhouse gas emissions, it would have the effect of restricting the use of coal. Other efforts to reduce emissions of greenhouse gases and federal initiatives to encourage the use of natural gas also may affect the use of coal as an energy source.

Weather conditions may affect our business.

Severe weather, including flooding and excessive ice or snowfall, when it occurs, can adversely affect our ability to produce, load and transport coal. In addition, unseasonable weather can adversely affect the demand and price for coal, which could adversely affect our business, financial condition and results of operations.

Foreign currency fluctuations could adversely affect the competitiveness of our coal abroad.

We rely on customers in other countries for a portion of our sales, with shipments to countries in Europe, North America and South America. We compete in these international markets against coal produced in other countries. Coal is sold internationally in U.S. dollars. As a result, mining costs in competing coal producing countries may be less in U.S. dollar terms because of currency exchange rates, providing an advantage to foreign coal producers. Currency fluctuations in coal producing countries could adversely affect the competitiveness of U.S. coal in international markets.

We face numerous uncertainties in estimating our economically recoverable coal reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability.

There are numerous uncertainties inherent in estimating quantities and values of economically recoverable coal reserves, including many factors beyond our control. As a result, estimates of economically recoverable coal reserves are by their nature uncertain. Information about our reserves consists of estimates based on engineering, economic and geological data assembled and analyzed by our staff.

Some of the factors and assumptions that impact economically recoverable reserve estimates include:

•	geological conditions;

•	historical production from the area compared with production from other producing areas;

•	the assumed effects of regulations and taxes by governmental agencies;

•	assumptions governing future prices; and

•	future operating costs.

Each of these factors may in fact vary considerably from the assumptions used in estimating reserves. For these reasons, estimates of the economically recoverable quantities of coal attributable to a particular group of properties may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and these variances may be material. As a result, our estimates may not accurately reflect our actual reserves.

Our acquisition strategy may not be realized or may require us to raise capital by incurring substantial debt or issuing additional equity.

We intend to pursue growth through opportunistic acquisitions. The coal industry is experiencing rapid consolidation, with many companies seeking to consummate opportunistic acquisitions and increase their market share. We compete and will continue to compete with many other buyers for acquisitions. Acquisitions involve a number of risks, including the time associated with identifying and evaluating future acquisitions, the diversion of management’s attention to the integration of the operations and personnel of the acquired companies, possible adverse short-term effects on our operating results and the loss of key employees of the acquired companies. We cannot provide any assurance that future acquisitions will be available on terms acceptable to us. Our ability to consummate any acquisition will be subject to various conditions, including the negotiation of satisfactory agreements, obtaining necessary regulatory approvals and financing.

Transportation disruptions could impair our ability to sell coal.

We rely on transportation providers to provide access to markets. Disruption of transportation services because of weather-related problems, strikes, lockouts or other events could temporarily impair our ability to supply coal to customers. In 2002, rail shipments constituted approximately 91% of our total shipments, with approximately 33% loaded on Norfolk Southern trains and approximately 58% loaded on CSX trains. If there are disruptions of the transportation services provided by Norfolk Southern or CSX and we are unable to find alternative transportation providers to ship our coal, our business could be adversely affected.

The State of West Virginia has recently increased enforcement of weight limits on coal trucks on its public roads. Also, West Virginia legislation, which raised coal truck weight limits in West Virginia, includes provisions supporting enhanced enforcement. The legislation went into effect on October 1, 2003; however, implementation will be delayed for several weeks as state highway officials work to designate and mark highways. Although we have historically avoided public road trucking of coal when possible by transporting coal by rail, barge and conveyor systems, such stepped up enforcement actions could result in shipment delays and increased costs. An increase in transportation costs could have an adverse effect on our ability to increase or to maintain production and adversely affect revenues.

On January 7, 2003, Coal River Mountain Watch, an advocacy group representing local residents in the Counties of Boone, Kanawha and Raleigh, West Virginia, and other plaintiffs, filed suit in the Circuit Court of Kanawha County, West Virginia against certain of our subsidiaries and various other coal and transportation companies alleging that the defendants illegally transport coal in overloaded trucks causing damage to state roads and interfering with the plaintiffs’ use and enjoyment of their properties and their right to use the public roads, and seeking injunctive relief and unquantified compensatory and punitive damages. The plaintiffs alleged damages have not been quantified. On July 3, 2003, one of our insurers filed a declaratory judgment action in the U.S. District Court for the Eastern District of Virginia, seeking a declaration that it has no duty to provide coverage in this case, among others. On November 3, 2003, the U.S. District Court for the Eastern District of Virginia dismissed the declaratory judgment action in favor of the pending action in the U.S. District Court for the Southern District of West Virginia discussed under “—We are the subject of various legal proceedings—Preparation Plant Employees Litigation” above. The case is in the early procedural stages and we are vigorously pursuing the defense of this case. The Supreme Court of Appeals of West Virginia has ruled that this case shall be handled pursuant to the Court’s mass litigation rules. We have filed a motion for reconsideration of this ruling.

Fluctuations in transportation costs could adversely affect the demand for our coal and increase competition from coal producers in other parts of the country.

Transportation costs represent a significant portion of the delivered cost of coal and, as a result, are a critical factor in a customer’s purchasing decision. Increases in transportation costs could make coal a less competitive source of energy. Such increases could have a material adverse effect on our ability to compete with other energy sources and on our business, financial condition and results of operations. On the other hand, significant decreases in transportation costs could result in increased competition from coal producers in other parts of the country. For instance, coordination of the many eastern loading facilities, the large number of small shipments, terrain and labor issues all combine to make shipments originating in the Eastern United States inherently more expensive on a per-mile basis than shipments originating in the Western United States. Historically, coal transportation rates from the western coal producing areas into Central Appalachian markets limited the use of western coal in those markets. More recently, however, lower rail rates from the western coal producing areas to markets served by eastern producers have created major competitive challenges for eastern producers. This increased competition could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty in attracting and retaining skilled managers.

From time to time, we experience the loss of senior managers who choose for various reasons to pursue other interests. There can be no assurance that we will not experience further management changes in the future, or that we will be able to attract and retain capable and experienced managers on terms acceptable to us and consistent with our compensation practices.

We depend on a small number of customers for a significant portion of our revenues and the loss of any of those customers could adversely affect us.

During our fiscal year ended December 31, 2002, we derived approximately 33% of our produced coal revenues from sales to our four largest customers. If we are unable to continue to sell coal to those customers on terms, including volume and pricing, under existing agreements, or if we are unable to find another customer to purchase such lost volume, our cash flows, financial condition and results of operations could be adversely affected.

If our customers do not extend existing contracts or enter into new long-term contracts for coal, the stability and profitability of our operations could be affected.

During our fiscal year ended December 31, 2002, approximately 94% of the coal we sold was under contracts with terms of one year or more. The profitability of our long-term coal supply contracts depends on a variety of factors, which vary from contract to contract and fluctuate during the contract term, and includes our production costs. Price changes, if any, provided in long-term supply contracts are not intended to reflect our cost increases, and therefore increases in our costs may reduce our profit margins. In addition, in periods of declining market prices, provisions for adjustment or renegotiation of prices and other provisions may increase our exposure to short-term coal price volatility.

In addition, some supply contracts contain provisions that allow the customer to suspend or terminate performance under the contract upon the occurrence or continuation of specified events. These events typically include:

•	our inability to deliver the volume or qualities of coal specified;

•	changes in the Clean Air Act rendering use of coal inconsistent with the customer’s pollution control strategies; and

•	the occurrence of events beyond the reasonable control of the affected party, including labor disputes, mechanical malfunctions and changes in government regulations.

If a substantial portion of our long-term contracts are terminated, we would be adversely affected to the extent that we are unable to find other customers at the same level of profitability.

As electric utilities adjust to the Phase II requirements of the Clean Air Act and the possible deregulation of their industry, they have become less willing to enter into coal supply contracts with terms of more than one year. Instead, these utilities are purchasing higher percentages of coal on the spot market. Spot market prices tend to be more volatile than contractual prices, which could make our results of operations more volatile.

Disputes with our customers concerning contracts can result in litigation, which could result in our paying substantial damages.

From time to time, we have disputes with our customers over the provisions of long-term contracts relating to, among other things, coal quality, pricing, quantity and delays in delivery. We may not be able to resolve all of these disputes in a satisfactory manner, which could result in our paying substantial damages or otherwise harm our relationships with our customers.

We have significant obligations for long-term employee benefits for which we accrue based upon assumptions which, if inaccurate, could result in our being required to expend greater amounts than anticipated.

We provide various long-term employee benefits to inactive and retired employees. We accrue amounts for these obligations. The current and non-current portions of these obligations, as reflected in our consolidated financial statements at December 31, 2002, included:

•	post retirement medical and life insurance ($83.4 million);

•	coal workers’ black lung benefits ($62.9 million);

•	workers’ compensation ($37.4 million); and

•	long-term disability ($8.9 million).

These obligations have been estimated based on assumptions, which are described in the notes to our consolidated financial statements. However, if our assumptions are incorrect, we could be required to expend greater amounts than anticipated. These obligations are not funded. In addition, several states in which we operate consider changes in workers’ compensation laws from time to time. Such changes, if enacted, could adversely affect us.

In June 2003, the West Virginia legislature passed a workers’ compensation bill that was sponsored by the employer community to address growing issues surrounding the solvency of the state’s workers’ compensation program. The legislation, which became effective on July 1, 2003, is designed to improve practices within the Workers’ Compensation system by restructuring the Workers’ Compensation Division and limiting and tightening benefit payments. The legislation also authorizes additional funding to address solvency concerns. This legislation should help to stabilize the workers’ compensation program and reduce costs for both self-insured employers and subscribing employers. However, it is difficult to predict the actual impact the legislation will have on either future costs or premiums, nor can we predict how judicial challenges to this legislation will be resolved.

Union-represented labor creates an increased risk of work stoppages and higher labor costs.

Seven of our coal processing plants and one of our smaller surface mines have a workforce that is represented by the United Mine Workers of America. While less than 5% of our total workforce at December 31, 2002 was represented by the United Mine Workers of America, these seven processing plants handled approximately 35% of our coal production in fiscal 2002. There could be an increased risk of strikes and other related work actions, in addition to higher labor costs, associated with these operations. We have also experienced some union organizing campaigns at some of our open shop facilities within the past five years. If some or all of our current open shop operations were to become union represented, we could incur additional risk of work stoppages and higher labor costs. Increased labor costs or work stoppages could adversely affect the stability of production and reduce our net income.

A shortage of skilled labor in the Central Appalachian region could pose a risk to achieving high labor productivity and competitive costs.

Coal mining continues to be a labor-intensive industry. In 2001, a shortage of trained coal miners developed in the Central Appalachian region causing us to hire a large number of mine workers with less experience than our existing workforce. While we did not experience this shortage in 2002, if another shortage of skilled labor were to arise, our productivity could decrease and our costs could increase. Such a lack of skilled miners could have an adverse impact on our labor productivity and cost and our ability to expand production in the event there is an increase in the demand for coal.

Deregulation of the electric utility industry could lead to efforts to reduce coal prices.

Deregulation of the electric utility industry, when implemented, will enable industrial, commercial and residential customers to shop for the lowest cost supply of electricity. This fundamental change in the power industry may result in efforts to reduce coal prices.

We are subject to being adversely affected by the potential inability to renew or obtain surety bonds.

Federal and state laws require bonds to secure our obligations to reclaim lands used for mining, to pay federal and state workers’ compensation, and to satisfy other miscellaneous obligations. These bonds are typically renewable annually. Surety bond issuers and holders may not continue to renew the bonds or may demand additional collateral upon those renewals. Our failure to maintain, or inability to acquire, surety bonds that are required by state and federal law would have a material adverse effect on us. That failure could result from a variety of factors including:

•	lack of availability, higher expense or unfavorable market terms of new bonds;

•	restrictions on availability of collateral for current and future third-party surety bond issuers under the terms of the notes, our senior notes or our revolving credit facilities; and

•	the exercise by third-party surety bond issuers of their right to refuse to renew the surety.

Risks Related to the Notes

Because the notes rank below any secured debt, you may not receive full payment on your notes.

A.T. Massey and other operating subsidiaries are the borrowers or guarantors under our $130 million asset based revolving credit facility. If we are unable to repay amounts on our secured debt, the lenders could proceed against the collateral securing the debt and we may not have enough assets left to pay you. In addition, we may be prohibited from purchasing, redeeming or otherwise acquiring the notes if a default exists under any such secured facility.

The notes and the guarantees of the notes are not secured by any of our assets and are effectively subordinated to any existing or future secured indebtedness of us or the guarantors, including our asset based revolving credit facility, to the extent of the collateral securing such indebtedness. In the event of a foreclosure, dissolution, winding-up, liquidation, reorganization, bankruptcy or similar proceeding involving us or the guarantors, or if the debt under any such credit facility is accelerated as a result of a cross-default provision in our outstanding debt or otherwise, the lenders under such facilities would be entitled to exercise the remedies available to secured lenders under applicable law. Our lenders would have a claim on our assets securing our obligations under such facilities. Accordingly, we cannot assure you that there will be sufficient assets remaining to pay amounts due on all or any of the notes or the guarantees of the notes.

The indenture for the notes imposes operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

The indenture for the notes imposes operating and financial restrictions on us. These restrictions limit our ability and the ability of our subsidiaries, among other things, to:

•	incur additional indebtedness;

•	subordinate indebtedness to other indebtedness unless such subordinated indebtedness is also subordinated to the notes;

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

•	make investments;

•	sell assets and issue capital stock of restricted subsidiaries;

•	incur liens;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	enter into sale and leaseback transactions;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

We cannot assure you that those covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of our notes. If a default occurred, our indebtedness under these notes, together with the accrued interest and other fees, could be declared immediately due and payable.

At any time when the notes are rated investment grade by Moody’s and S&P and no default or event of default has occurred, many of the foregoing restrictions will not apply. Additionally, actions taken by us during any period when these restrictions are suspended will be permitted to exist even if we again become subject to these covenants as a result of losing an investment grade rating. See “Description of Exchange Notes—Certain Covenants.”

The guarantees may not be enforceable because of fraudulent conveyance laws.

The obligation of our subsidiaries, as guarantors of the notes, may be subject to challenge under state, federal or foreign fraudulent conveyance or transfer laws. Under state and federal laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of such subsidiary, such as a trustee in bankruptcy or the subsidiary in its capacity as debtor-in-possession, were to find that, at the time such obligation was incurred, such subsidiary, among other things:

•	did not receive fair consideration or reasonably equivalent value therefore; and

•	either

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured;

a court could void such subsidiary’s obligation under its guarantee, and direct the return of any payment made under the guarantee to the subsidiary or to a fund for the benefit of its creditors.

Moreover, regardless of the factors identified above, such court could void such subsidiary’s obligation, and direct such repayment, if it found that the obligation was incurred with the intent to hinder, delay, or defraud such subsidiary’s creditors. In that event, the holder of the notes would not have the benefit of such subsidiary’s guarantee and would have to look for payment solely from us.

The measure of insolvency for purposes of the above will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent:

•	if the sum of its debts is greater than the fair value of all of its property;

•	if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature; or

•	if it could not pay its debts as they become due.

Certain of our outstanding indebtedness matures or may mature prior to the maturity of these notes.

Our $283 million 6.95% Senior Notes will mature on March 1, 2007. On May 20, 2009, holders of the 4.75% Convertible Senior Notes may require us to purchase their convertible notes for cash. In addition, holders of the convertible notes also may require us to purchase their 4.75% Convertible Senior Notes upon a fundamental change which will be deemed to have occurred upon certain change of control transactions. A fundamental change also may constitute an event of default, and result in the acceleration of the maturity of our then existing indebtedness, under another indenture or other agreement. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to repay such indebtedness. Failure by us to repay such indebtedness when required will result in an event of default with respect to such indebtedness and these notes.

The trading prices for the notes will be directly affected by our credit rating.

Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock. Any trading by arbitrageurs could, in turn, affect the trading prices of the notes.

There is no established trading market for the notes and no guarantee that a market will develop or that you will be able to sell your notes.

There can be no assurance that a market for the notes will develop. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects. At the time of the closing of the initial private placement of the notes by us, the initial purchasers advised us that they intended to make a market in the notes. However, the initial purchasers are not obligated to do so and any market-making activity may be discontinued at any time without notice.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

The net proceeds of the initial private placement of the outstanding notes were used to repay the $249.4 million outstanding under our $250 million senior secured term loan and to cancel our $105 million revolving credit facility, effectively terminating the $355 million secured credit facility, as well as being available for general corporate purposes, including to support the issuance of cash collateralized letters of credit. As of September 30, 2003, the senior secured term loan bore interest at a rate of approximately 4.62%.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2003 on an actual basis and on an as adjusted basis reflecting the issuance of the outstanding notes and the application of the estimated net proceeds from the offering of the outstanding notes as described under “Use of Proceeds.”

The information set forth below should be read in conjunction with “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Use of Proceeds” included elsewhere in this prospectus and our consolidated financial statements and related notes included in this prospectus.

	As of September 30, 2003
(in millions)	Actual		As Adjusted
Cash and cash equivalents	$49.5	(1)	$117.8	(2)

Short-term debt
Senior secured term loan	$2.5		$—

Total short-term debt	2.5		—

Long-term debt
6.625% senior notes due 2010	—		360.0
Senior secured term loan	246.9		—
Accounts receivable based financing program	—		—
Asset based revolving credit facility	—		—
6.95% senior notes due 2007	283.0		283.0
4.75% convertible senior notes due 2023	132.0		132.0

Total long-term debt	661.9		775.0

Shareholders’ equity
Capital stock
Preferred stock, no par value, 20,000,000 shares authorized, none issued and outstanding	—		—
Common stock, $0.625 par value, 150,000,000 authorized, 75,298,915 issued and outstanding	47.1		47.1
Additional capital	21.7		21.7
Retained earnings	713.4		709.4
Unamortized executive stock plan expense	(4.7)		(4.7)

Total shareholders’ equity	777.5		773.5

Total capitalization	$1,441.9		$1,548.5

(1)	Excludes $105.0 million of funds pledged as collateral to support outstanding letters of credit.

(2)	Excludes $139.3 million of funds pledged as collateral to support outstanding letters of credit.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our selected consolidated financial and operating data for, and as of the end of, each of the periods indicated. The selected consolidated financial data for, and as of the end of, each of the years ended December 31, 2002 and October 31, 1998, 1999, 2000 and 2001, and the two months ended December 31, 2001 are derived from our audited consolidated financial statements. The selected consolidated financial data for, and as of the end of, the nine months ended September 30, 2002 and 2003, are derived from our unaudited condensed consolidated financial statements, and in the opinion of management include all adjustments, consisting only of normal recurring accruals, that are necessary for a fair presentation of our financial position and operating results for these periods. The selected consolidated financial and operating data are not necessarily indicative of the results that may be expected for the entire year. The selected consolidated financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and our audited consolidated financial statements and related notes included in this prospectus.

Effective January 1, 2002, we changed our fiscal year end from October 31 to December 31 to enhance the financial community’s ability to analyze and compare our company to others within the coal industry. As a requirement of this change, we reported results for November and December 2001 as a separate transition period, with the results for the corresponding period of 2000 presented for comparative purposes. Certain amounts have been reclassified to conform with the 2003 presentation.

	Year Ended October 31,				Two Months Ended December 31, 2001	Year Ended December 31, 2002	Nine Months Ended September 30,
(in millions)	1998	1999	2000(1)	2001			2002	2003
Consolidated Statement of Operations Data:
Produced coal revenue	$1,121.1	$1,076.1	$1,081.0	$1,203.3	$204.8	$1,318.9	$997.6	$939.0
Freight and handling revenue	130.7	106.2	131.3	129.9	18.9	112.0	81.6	66.5
Purchased coal revenue	6.0	41.4	39.6	49.5	17.0	117.1	82.3	83.2
Other revenue	34.6	39.3	60.8	49.2	5.7	78.8	58.0	51.8
Insurance settlement								17.7
Senior notes repurchase income	—	—	—	—	—	3.3	—	0.6

Total revenue	1,292.4	1,263.0	1,312.7	1,431.9	246.4	1,630.1	1,219.5	1,158.8

Cost of produced coal revenue	807.0	773.1	833.9	1,024.7	190.0	1,166.2	869.8	834.3
Freight and handling costs	130.7	106.2	131.3	129.9	18.9	112.0	81.6	66.5
Cost of purchased coal revenue	5.5	41.2	38.9	47.1	16.1	119.6	85.3	84.9
Depreciation, depletion and amortization applicable to:
Cost of produced coal revenue	148.8	165.8	169.5	177.4	30.3	203.9	158.4	139.6
Selling, general and administrative	1.7	1.8	1.8	3.9	0.9	3.8	2.6	3.4
Selling, general and administrative	27.5	32.7	35.3	31.7	7.5	40.1	27.3	26.8
Other expenses	1.1	4.3	5.5	7.7	1.9	11.2	8.9	7.5

Total costs and expenses	1,122.3	1,125.1	1,216.2	1,422.4	265.6	1,656.8	1,233.9	1,163.0

Income (loss) from operations	170.1	137.9	96.5	9.5	(19.2)	(26.7)	(14.4)	(4.2)
Interest income	16.1	14.4	25.7	8.8	1.0	4.5	3.0	3.4
Interest expense	(0.5)	(0.8)	(0.4)	(34.2)	(5.3)	(35.3)	(26.4)	(29.9)

Income (loss) before taxes	185.7	151.5	121.8	(15.9)	(23.5)	(57.5)	(37.8)	(30.7)
Income tax expense (benefit)	57.4	49.0	43.3	(10.5)	(8.7)	(24.9)	(15.8)	(15.1)

Income (loss) before cumulative effect of accounting change	128.3	102.5	78.5	(5.4)	(14.8)	(32.6)	(22.0)	(15.6)
Cumulative effect of accounting change, net of tax of $5.0 million	—	—	—	—	—	—	—	(7.9)

Net income (loss)	$128.3	$102.5	$78.5	$(5.4)	$(14.8)	$(32.6)	$(22.0)	$(23.5)

	As of October 31,				As of December 31,		As of September 30, 2003
(in millions)	1998	1999	2000(1)	2001	2001	2002
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1.8	$8.1	$6.9	$5.7	$5.5	$2.7	$49.5
Working capital (deficit)	33.7	72.5	164.8	(84.7)	(93.3)	(63.4)	369.1	(2)
Total assets	1,866.6	2,008.6	2,183.8	2,271.1	2,272.0	2,241.4	2,266.5
Short-term debt	NM	NM	NM	248.2	263.1	264.0	2.5	(2)
Long-term debt	NM	NM	NM	300.0	300.0	286.0	661.9
Shareholders’ equity	1,181.2	1,275.6	1,372.5	860.6	849.5	808.2	777.5

	Year Ended October 31,							Two Months Ended December 31, 2001	Year Ended December 31, 2002	Nine Months Ended September 30,
(in millions, except ratios, per ton amounts and number of employees)	1998		1999		2000(1)		2001			2002	2003
Cash Flow Statement Data:
Net cash provided (utilized) by operating activities	$285.5		$235.7		$153.7		$172.8	$19.4	$122.5	$120.3	$9.4
Net cash utilized in investing activities	(282.3)		(222.8)		(172.8)		(212.6)	(37.3)	(122.0)	(115.1)	(77.2)
Net cash (utilized) provided by financing activities	(3.1)		(8.5)		18.0		38.6	17.7	(3.3)	4.8	114.5
Other Financial Data:
Capital expenditures	307.9		230.0		204.8		247.5	37.7	135.1	122.0	85.9
Ratio of earnings to fixed charges(3)	54.5	x	19.7	x	13.6	x	(3)	(3)	(3)	(3)	(3)
Operating Data:
Tons sold	37.6		37.9		40.2		43.7	7.0	42.1	31.7	30.7
Tons produced	38.0		38.4		41.5		45.1	7.0	43.9	33.5	30.9
Total costs and expenses per ton sold	$29.85		$29.71		$30.22		$32.52	$38.08	$39.33	$38.92	$37.86
Produced coal revenue per ton sold	$29.83		$28.40		$26.86		$27.51	$29.36	$31.30	$31.47	$30.57
Total coal reserves(4)	1,942		2,223		2,048		2,272	—	2,206	—	—
Number of employees	3,094		3,190		3,610		5,004	5,040	4,552	4,575	4,287

(1)	On November 30, 2000, Fluor Corporation, or “Fluor,” completed a reverse spin-off, which divided it into the spun-off corporation, “new” Fluor Corporation and Fluor, subsequently renamed Massey Energy Company, which retained Fluor’s coal-related businesses conducted by A.T. Massey. Further discussion of the spin-off may be found in the notes to our consolidated financial statements, which are included herein. As New Fluor is the accounting successor to Fluor Corporation, Massey Energy’s equity structure was impacted as a result of the spin-off. We retained $300 million of 6.95% Senior Notes, $278.5 million of Fluor commercial paper, other equity contributions from Fluor, and assumed Fluor’s common stock equity structure. Therefore, the selected consolidated financial and operating data for years prior to 2001 are not necessarily indicative of our results of operations, financial position and cash flows in the future or had we operated as a separate independent company during the periods prior to November 30, 2000.

(2)	On July 2, 2003, we completed the refinancing of our then existing revolving credit facilities. A.T. Massey executed a $355 million secured financing package consisting of a $105 million revolving credit facility and a $250 million senior secured term loan.

(3)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income from operations before income taxes plus fixed charges. “Fixed charges” consist of interest and debt expense, capitalized interest and a portion of rent expense we believe to be representative of interest. Earnings for the nine months ended September 30, 2003 and September 30, 2002, for the years ended December 31, 2002 and October 31, 2001 and for the two months ended December 31, 2001, were inadequate to cover fixed charges, with a deficiency of $30.7 million, $37.8 million, $57.9 million, $15.9 million and $23.5 million, respectively.

(4)	Represents proven and probable reserves at fiscal year end. Reserves are measured at fiscal year end only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with our consolidated financial statements and related notes included in this prospectus.

Effective January 1, 2002, we changed our fiscal year end from October 31 to December 31 to enhance the financial community’s ability to analyze and compare our company to others within the coal industry. Certain amounts have been reclassified to conform with the 2003 presentation.

Results of Operations

Nine months ended September 30, 2003 compared with the nine months ended September 30, 2002.

For the nine months ended September 30, 2003, produced coal revenue decreased 6 percent to $939.0 million compared with $997.6 million for the nine months ended September 30, 2002. Two factors that impacted produced coal revenue for the first nine months of 2003 compared to the first nine months of 2002 were:

•	The volume of produced tons sold decreased to 30.7 million tons compared to 31.7 million tons, with a reduction in metallurgical and industrial tons sold of 18 and 3 percent, respectively, offset by a 3 percent increase in utility tons sold; and

•	The average per ton sales price for produced coal decreased from $31.47 to $30.57 per ton consisting of decreases of 3 and 9 percent in the prices for metallurgical and industrial coal, respectively.

The average per ton sales price decreased as some of the higher priced contracts signed in 2001 expired in 2002 and were replaced by lower priced contracts, and as a result of lower shipments of metallurgical and other higher quality coal in the first nine months of 2003 compared to the first nine months of 2002.

Freight and handling revenue decreased $15.1 million, or 19 percent, to $66.5 million for the first nine months of 2003 compared with $81.6 million for the first nine months of 2002, due to a decrease in tons sold over the comparable periods and less shipments to customers where we pay freight and handling costs.

Purchased coal revenue increased $0.9 million to $83.2 million for the first nine months of 2003 from $82.3 million for the first nine months of 2002, due to an increase in spot prices for coal. We purchase varying amounts of coal each quarter to supplement produced coal sales.

Other revenue, which consists of royalties, rentals, coal handling facility fees, gas well revenues, synfuel earnings, gains on the sale of non-strategic assets, contract buyout payments, and miscellaneous income, decreased to $51.8 million for the first nine months of 2003 from $58.0 million for the first nine months of 2002. The decrease was primarily due to a decrease in contract buyout payments from 2002, offset by increased earnings related to the operations of Appalachian Synfuel, LLC, in 2003.

Insurance settlement revenue consists of $21 million of proceeds received for the settlement of a property and business interruption claim, which, after adjusting for a previously booked receivable and claim settlement expenses, resulted in a gain of $17.7 million (pre-tax) for the nine months ended September 30, 2003.

Cost of produced coal revenue decreased approximately 4 percent to $834.3 million for the first nine months of 2003 from $869.8 million for the first nine months of 2002. Cost of produced coal revenue on a per ton of coal sold basis decreased slightly in the first nine months of 2003 compared with the first nine months of 2002 primarily as the result of a charge of $25.6 million (pre-tax) taken in the second quarter of 2002 related to an adverse jury verdict in the West Virginia Harman Mining Corporation action. Without this charge, the Cost of produced coal revenue on a per ton of coal sold basis increased in the first nine months of 2003 compared to the same period in 2002. We experienced lower productivity at our longwall mines during the first and third quarters of 2003, partially due to longwall moves during these periods. Overall costs continue to be negatively impacted by higher labor, benefits and insurance costs. Tons produced in the first nine months of 2003 were 30.9 million compared to 33.5 million in the first nine months of 2002.

Freight and handling costs decreased $15.1 million, or 19 percent, to $66.5 million for the first nine months of 2003 compared with $81.6 million for the first nine months of 2002, due to a decrease in tons sold over the comparable periods and less shipments to customers where we pay freight and handling costs.

Cost of purchased coal revenue decreased $0.4 million to $84.9 million for the first nine months of 2003 from $85.3 million for the first nine months of 2002, due to a slight decrease in purchased tons sold.

Depreciation, depletion and amortization decreased by 11 percent to $143.0 million in the first nine months of 2003 compared to $161.0 million for the first nine months of 2002. The decrease was primarily due to a $13.2 million (pre-tax) write-off of mine development costs at certain idled mines in the third quarter of 2002.

Selling, general and administrative expenses were $26.8 million for the first nine months of 2003 compared to $27.3 million for the first nine months of 2002.

Other expense, which consists of costs associated with the generation of Other revenue, such as costs to operate the coal handling facilities, gas wells, and other miscellaneous expenses, decreased $1.4 million from $8.9 million for the first nine months of 2002 to $7.5 million for the first nine months of 2003.

Interest expense increased to $29.9 million for the first nine months of 2003 compared with $26.4 million for the first nine months of 2002. The increase was primarily due to a higher weighted average interest rate on our variable rate borrowings of 4.62 percent at September 30, 2003 compared to 2.85 percent at September 30, 2002.

Income tax benefit was $15.1 million for the first nine months of 2003 compared with $15.8 million for the first nine months of 2002. The first quarter of 2002 included a refund for the settlement of a state tax dispute in the amount of $2.4 million, net of federal tax.

Cumulative effect of accounting change was a charge of $7.9 million, net of tax of $5.0 million for the first nine months of 2003 related to the adoption of Statement No. 143, as required, effective January 1, 2003. As a result of adoption Statement No. 143, we recognized a decrease in total reclamation liability of $13.1 million and a decrease in net deferred tax liability of $5.0 million. We capitalized asset retirement costs by increasing the carrying amount of the related long lived assets recorded in Property, plant and equipment, net of the associated accumulated depreciation, by $22.7 million. Additionally, we recognized a decrease in mining properties and mineral rights, net of accumulated depletion, of $48.7 million related to amounts recorded in previous asset purchase transactions from assumption of pre-acquisition reclamation liabilities. See Note 2 of the Notes to Unaudited Condensed Consolidated Financial Statements on page F-39 for further information.

Fiscal Year Ended December 31, 2002 Compared with Fiscal Year Ended October 31, 2001

Produced coal revenue for the year ended December 31, 2002, increased 10% to $1,318.9 million compared with $1,203.3 million for the year ended October 31, 2001. Two factors that impacted produced coal revenue for 2002 compared to 2001 were:

•	the volume of produced tons sold decreased 4% to 42.1 million tons in 2002 from 43.7 million tons in 2001, attributable to a reduction in metallurgical and industrial tons sold of 18% and 13%, respectively; and

•	the produced coal revenue per ton sold increased 14% to $31.30 per ton in 2002 from $27.51 per ton in 2001, consisting of 17%, 13%, and 14% increases to the prices for utility, metallurgical and industrial coal, respectively.

Realized prices for our produced tonnage sold in 2002 reflected the improvement seen in the market during 2001, as spot market prices of Central Appalachian coal increased to 20-year highs, and we were able to obtain sales commitments at relatively higher prices. However, during 2002 the soft economic environment, weak steel demand and the higher stockpiles built by the utilities due to the unusually mild weather that prevailed in the Eastern United States during the winter of 2001-2002 significantly reduced demand for all grades of coal.

Freight and handling revenue decreased 14% to $112.0 million in 2002 compared with $129.9 million in 2001.

Revenue from purchased coal sales increased $67.6 million, from $49.5 million in 2001 to $117.1 million in 2002. This increase was due to an increase in purchased tons sold, which grew by 2 million tons to 3.3 million in 2002 from 1.3 million in 2001. We purchase varying amounts of coal each year to supplement produced coal.

Other revenue, which consists of royalties, rentals, coal handling facility fees, gas well revenue, synfuel earnings, gains on the sale of non-strategic assets, contract buyout payments, and miscellaneous income, increased to $78.8 million for 2002 from $49.2 million for 2001. The increase was primarily due to 2002 contract buyout payments of $23.5 million from several customers, including $5.1 million from one large customer, as well as increased earnings related to the sale of an interest in, and the operation of, Appalachian Synfuel, LLC. The contract buyout payments in 2002 were a result of several customers negotiating settlement of above market price contracts for 2002 tonnage in lieu of accepting delivery.

Cost of produced coal revenue increased approximately 14% to $1,166.2 million for 2002 from $1,024.7 million for 2001. Cost of produced coal revenue on a per ton of coal sold basis increased by 18% in 2002 compared with 2001. This increase was partially due to a pre-tax charge taken in the second quarter of 2002 in the amount of $25.6 million related to an adverse jury verdict in the West Virginia Harman Mining Corporation lawsuit, as well as a fourth quarter charge of $10.6 million related to an arbitration award in a contract dispute. Additionally, the reduction in tons sold, poor productivity at our longwalls, as well as at some room and pillar and surface mining operations, and higher wage and benefit costs contributed to the increase. During 2001, in response to the market improvement, we increased staffing and benefits costs in order to increase production. However, due to the subsequent market weakness, we reduced total workforce during the first quarter of 2002 by approximately 7% and idled 15 continuous miner sections. Cost of produced coal revenue for 2001 includes pre-tax charges of $7.6 million related to the write-off of longwall panel development costs at the Jerry Fork longwall mine, $6.9 million related to the settlement with the State of West Virginia regarding Worker’s Compensation liabilities incurred by independent contractors, and $2.5 million related to an increase in reserves for a wrongful employee discharge suit. These costs in 2001 were partially offset by a $9.5 million pre-tax refund related to black lung excise taxes paid on coal export sales tonnage. Tons produced in 2002 were 43.9 million compared to 45.1 million in 2001.

Freight and handling costs decreased 14% to $112.0 million in 2002 compared with $129.9 million in 2001.

Costs of purchased coal revenue increased $72.5 million to $119.6 million in 2002 from $47.1 million in 2001. This was due to the 2 million ton increase in purchased tons sold to 3.3 million in 2002 from 1.3 million in 2001, as well as the higher cost per ton paid for the purchased coal.

Depreciation, depletion and amortization increased by approximately 15% to $207.7 million in 2002 compared to $181.3 million for 2001. The increase of $26.4 million was primarily due to a $13.2 million (pre-tax) write-off of mine development costs at certain idled mines in 2002, as well as increased capital expenditures made in recent years in an effort to increase production.

Selling, general and administrative expenses were $40.1 million for 2002 compared to $31.7 million for 2001. The increase was primarily attributable to increases in accruals related to long-term executive compensation programs and costs of legal services, offset by a reduction in bad debt reserves for a receivable from a large bankrupt customer, Wheeling-Pittsburgh Steel Corporation, which totaled $2.5 million (pre-tax) during the first quarter of 2002.

Other expenses, which consists of costs associated with the generation of other revenue, such as costs to operate the coal handling facilities, gas wells, and other miscellaneous expenses, increased $3.5 million to $11.2 million in 2002 from $7.7 million in 2001.

Interest income decreased to $4.5 million for 2002 compared with $8.8 million for 2001. This decrease was due to $3.2 million (pre-tax) of interest income in 2001 for interest due on the black lung excise tax refund.

Interest expense increased to $35.3 million for 2002 compared with $34.2 million for 2001. The higher interest expense was due to interest of $1.2 million (pre-tax) paid in the fourth quarter of 2002 on the judgment in the Virginia Harman Mining Corporation action after the dismissal of the appeal in the third quarter of 2002.

Income tax benefit was $24.9 million for 2002 compared with income tax benefit of $10.5 million for 2001. The 2002 benefit includes a refund for the settlement of a state tax dispute in the amount of $2.4 million, net of federal tax.

Fiscal Year Ended October 31, 2001 Compared with Fiscal Year Ended October 31, 2000

Produced coal revenue increased 11% to $1,203.3 million in 2001 as compared to $1,081.0 million for the previous year. Two factors that impacted produced coal revenue for 2001 compared to 2000 were:

•	the volume of produced tons sold increased by 9% from 40.2 million tons in 2000 to 43.7 million tons in 2001. This increase consisted of a 17% increase in utility tons sold and a 19% increase in industrial tons sold, offset in part by a decrease of 8% in metallurgical tons sold; and

•	the produced coal revenue per ton sold increased by 2% from $26.86 in 2000 to $27.51 in 2001.

The market for utility coal continued to improve during the fiscal year 2001 as spot market prices of Central Appalachian coal increased to 20-year highs. Unfortunately, most of our tonnage sold in 2001 was committed prior to the upturn in the market.

Freight and handling revenue decreased $1.4 million to $129.9 million in 2001 compared with $131.3 million in 2000.

Revenue from purchased coal sales increased 25% to $49.5 million in 2001 from $39.6 million in 2000, due to an increase in spot prices for coal, as purchased tons sold were 1.3 million in 2001 and 2000. We purchase varying amounts of coal each year to supplement produced coal.

Other revenue, which consists of royalties, rentals, miscellaneous income and gains on the sale of non-strategic assets, decreased 19% to $49.2 million for 2001 compared with $60.8 million for 2000. The decrease was primarily due to a decrease in income from dispositions of non-strategic mineral reserves, which generated $26.5 million in 2000 compared to $1.1 million in 2001. As part of our management of coal reserves, we regularly sell non-strategic reserves or exchange them for reserves located in more synergistic locations. In 2000, we sold certain non-strategic coal reserves (“Scarlet/Duncan Fork reserves”) with a net book value of $1.9 million. We received $32 million in consideration in the form of cash. A gain of $26.5 million was recognized in 2000, as $3.6 million was deferred due to a leaseback option of a portion of the reserves sold. In 1999, we sold certain non-strategic coal reserves (“Dials Branch reserves”) with a net book value of $1.8 million. We received consideration in the amount of $10.7 million. The consideration was comprised of a note receivable in the amount of $11.0 million for guaranteed deferred royalty payments through 2008, less $0.3 million of assumed liabilities. The Dials Branch reserves sale resulted in a gain of $8.9 million being recognized in 1999. We recognized an additional $1.3 million of gains in 1999 from several smaller asset sales.

Cost of produced coal revenue increased 23% to $1,024.7 million for 2001 from $833.9 million in 2000. This was partially due to the increase in tons sold. Cost of produced coal revenue on a per ton sold basis increased by 13% for the fiscal year 2001 compared with 2000. This increase in cost was related to both the direct cost of labor and the decreases in productivity resulting from a greater percentage of inexperienced miners. This was due, in part, to our efforts to increase production. In addition, heavy rains in southern West Virginia in July increased employee absenteeism and disrupted loading operations and rail service, slowing coal shipping.

Other operational problems impacted production and costs throughout the fiscal year. Operating difficulties and problematic geologic conditions were encountered at several longwall mines and during the expansion of our two large surface mines, where we experienced higher than expected overburden ratios in the first half of the year. The Ellis Eagle longwall mine experienced flooding that caused significant disruption to coal production during April and May. The flooding caused reduced shipments from both the Marfork and Goals preparation plants. Increases in operating costs related to the Martin County Coal slurry spill and the idling of the Martin County Coal preparation plant from October 11, 2000, to April 2, 2001, also negatively impacted cost of sales.

Cost of produced coal revenue for 2001 and 2000 includes credits of $9.5 million and $15.0 million, respectively, related to refunds of black lung excise taxes paid on coal export sales tonnage. Black lung excise taxes on exported coal were determined to be unconstitutional by a 1998 federal district court decision. During 2001, the Internal Revenue Service substantially completed its audit of our requested refund of black lung excise tax payments. Cost of produced coal revenue for 2001 also includes pre-tax charges of $7.6 million related to the write-off of longwall panel development costs at the Jerry Fork longwall mine, $6.9 million related to the settlement with the State of West Virginia regarding Worker’s Compensation liabilities incurred by independent contractors, and $2.5 million related to an increase in reserves for a wrongful employee discharge suit. These costs in 2001 were partially offset by a $4.1 million benefit arising from the settlement of insurance claims from the August 2000 Upper Cedar Grove longwall failure.

Freight and handling costs decreased $1.4 million to $129.9 million in 2001 compared with $131.3 million in 2000.

Costs of purchased coal revenue increased 21% to $47.1 million in 2001 from $38.9 million in 2000. This was due to the increase in spot prices for coal, as purchased tons sold were 1.3 million in 2001 and 2000. We purchase varying amounts of coal each year to supplement produced coal.

Depreciation, depletion and amortization increased to $181.3 million for 2001 from $171.3 million in 2000. The increase of $10 million was primarily due to the level of capital expenditures in recent years.

Selling, general and administrative expenses decreased 10% to $31.7 million for 2001 compared with $35.3 million for 2000. This was due in part to a $7.1 million bad debt expense in 2000 associated with the bankruptcy of a major steel industry customer as well as a reduction in accruals related to long-term executive compensation plans, partially offset by additions to the administrative workforce associated with running a stand-alone publicly traded company.

Other expenses, which consists of costs associated with the generation of other revenue, such as costs to operate the coal handling facilities, gas wells, and other miscellaneous expenses, increased $2.2 million to $7.7 million in 2001 from $5.5 million in 2000.

Interest income decreased to $8.8 million for 2001 compared to $25.7 million for 2000. This decrease was primarily due to the elimination of our loans with Fluor Corporation in connection with the spin-off transaction on November 30, 2000. Additionally, in the second quarter of 2001, $3.2 million was accrued for interest due on the black lung excise tax refund as noted above, while in the third fiscal quarter of 2000, $5.3 million was accrued for interest on the black lung excise tax refund.

Interest expense increased to $34.2 million for 2001. The increase was due to the addition of the 6.95% Senior Notes due 2007 and commercial paper borrowings subsequent to the spin-off.

Income tax benefit was $10.5 million for 2001 compared to an income tax expense of $43.3 million for 2000. This primarily reflects the loss before taxes for 2001 compared to income before taxes for 2000, as well as a depletion accounting income tax benefit of $4.5 million in 2001.

Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts. These estimates and assumptions are based on information available as of the date of the financial statements. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the quarterly period ended September 30, 2003 are not necessarily indicative of results that can be expected for the full year. The following critical accounting estimates and assumptions used in the preparation of the financial statements are materially impacted by estimates and assumptions:

Defined Benefit Pension

We have noncontributory defined benefit pension plans that cover substantially all of our administrative and non-union employees. Benefits are generally based on the employee’s years of service and compensation, or under a cash balance formula with contribution credits based on hours worked. Funding for the plan is generally at the minimum annual contribution level required by applicable regulations. We account for our defined benefit plans in accordance with Statement of Financial Accounting Standard No. 87, “Employer’s Accounting for Pensions” (“Statement No. 87”), which requires amounts recognized in the financial statements to be determined on an actuarial basis. The estimated cost and benefits of our non-contributory defined benefit pension plans are determined by independent actuaries, who, with our input, use various actuarial assumptions, including discount rate, future rate of increase in compensation levels and expected long-term rate of return on pension plan assets. The discount rate is determined each year at the measurement date. In estimating the discount rate, we look to rates of return on high-quality, fixed-income investments that receive one of the two highest ratings given by a recognized ratings agency. At December 31, 2002, the discount rate was determined to be 6.75% compared to the discount rate at October 31, 2001 of 7.25%. The rate of increase in compensation levels is determined based upon our long-term plans for such increases. The rate of increase in compensation levels was determined to be 4% at December 31, 2002, and October 31, 2001. Expected long-term rate of return on plan assets is based on long-term historical return information for the mix of investments that comprise plan assets and future estimates of long-term investment returns. The expected long-term rate of return on plan assets used to determine expense in each period was 9.0% and 9.5% for the years ended December 31, 2002 and October 31, 2001, respectively. The expected long-term rate of return on plan assets was determined to be 8.5% for calculation of 2003 expense. Significant changes to these rates introduce substantial volatility to our costs. The fair value of the defined benefit pension plan assets is an important factor in the determination of defined benefit pension expense. The fair value of plan assets at December 31, 2002 was $174 million compared to $196 million at October 31, 2001, a reduction of $22 million. As a result of the decrease in discount rate, the reduction in expected long-term rate of return on plan assets, and the decline in defined benefit pension plan assets during 2002, costs for the defined benefit pension plans were expected to increase in 2003 compared to 2002 related expense.

Based on the actual returns of plan assets, the fluctuation in the discount rate, other changes to the liability amount, and the level of contributions to the plans by us, if any, we may need to record a minimum pension liability in accordance with Statement No. 87 if the measurement of our liability is greater than the value of plan assets. If the measurement were made as of September 30, 2003, based on available information, we do not believe that a minimum pension liability would be required to be recorded. Any adjustment to the minimum pension liability would be included in other comprehensive loss as a direct charge to shareholders’ equity with no effect on net income.

Coal Workers’ Pneumoconiosis

We are responsible under the Federal Coal Mine Health and Safety Act of 1969, as amended, and various states’ statutes, for the payment of medical and disability benefits to eligible recipients resulting from occurrences of coal workers’ pneumoconiosis disease (black lung). After review and consultation with us, an annual evaluation is prepared by our independent actuaries based on assumptions regarding disability incidence, medical costs, mortality, death benefits, dependents and interest rates. We record expense related to this obligation using the service cost method. The discount rate is determined each year at the measurement date. At December 31, 2002, the discount rate was determined to be 6.75% compared to the discount rate at October 31, 2001 of 7.25%. Significant changes to these interest rates introduce substantial volatility to our costs. In January 2001, the U.S. Department of Labor amended the regulations implementing the federal black lung laws to give greater weight to the opinion of a claimant’s treating physician, expand the definition of black lung disease and limit the amount of medical evidence that can be submitted by claimants and respondents. The amendments also alter administrative procedures for the adjudication of claims, which according to the U.S. Department of Labor, results in streamlined procedures that are less formal, less adversarial and easier for participants to understand. These and other changes to the federal black lung regulations could result in changes in assumptions used in our actuarial determination of the liability, including interest, disability and mortality assumptions. These changes could potentially increase our exposure to black lung benefits liabilities.

Workers’ Compensation

Workers’ compensation is a system by which individuals who sustain physical or mental injuries due to their jobs are compensated for their disabilities, medical costs, and on some occasions, for the costs of their rehabilitation, and by which the survivors of workers who are killed receive compensation for lost financial support. The workers’ compensation laws are administered by state agencies with each state having its own set of rules and regulations regarding compensation that is owed to an employee that is injured in the course of employment. Our operations are covered by a combination of either a self-insurance program, as a participant in a state run program, or by an insurance policy. We accrue for the self-insured liability by recognizing cost when it is probable that the liability has been incurred and the cost can be reasonably estimated. To assist in the determination of this estimated liability we utilize the services of third party administrators. These third parties provide information to independent actuaries, who after review and consultation with us with regards to actuarial rate assumptions, including discount rate, prepare an evaluation of the self-insured program liabilities. Actual losses could differ from these estimates, which could increase our costs.

Other Post Employment Benefits

Our sponsored defined benefit health care plans provide retiree health benefits to eligible union and non-union retirees who have met certain age and service requirements. Depending on year of retirement, benefits may be subject to annual deductibles, coinsurance requirements, lifetime limits, and retiree contributions. These plans are not funded. Costs are paid as incurred by participants. The estimated cost and benefits of our retiree health care plans are determined by independent actuaries, who, with our input, use various actuarial assumptions, including discount rate, expected trend in health care costs and per capita costs. The discount rate is determined each year at the measurement date. The discount rate is an estimate of the current interest rate at which the other post employment benefit liabilities could be effectively settled at the measurement date. In estimating this rate, we look to rates of return on high-quality, fixed-income investments that receive one of the two highest ratings given by a recognized ratings agency. At December 31, 2002, the discount rate was determined to be 6.75% compared to the discount rate at October 31, 2001 of 7.25%. Significant changes to these interest rates introduce substantial volatility to our costs. At December 31, 2002 our assumptions of our company health care cost trend were projected at an annual rate of 11.0% ranging down to 5.0% by 2009, and remaining level thereafter, compared to the health care cost trend rate of 8.0% ranging down to 5.0% by 2007 used at December 31, 2001. If the actual increase in the cost of medical services or other post retirements benefits are significantly greater or less than the projected trend rates, the cost assumptions would need to be adjusted which could have a significant effect on the costs and liabilities recognized in the financial statements. As a result of the reduction in discount rate discussed above and the increase in health care cost trend rate, absent any plan changes, costs for the retiree health benefits plans have increased in 2003 compared to 2002 related expense.

Reclamation and Mine Closure Obligations

The Surface Mining Control and Reclamation Act establishes operational, reclamation and closure standards for all aspects of surface mining as well as most aspects of deep mining. Estimates of our total reclamation and mine-closing liabilities are based upon permit requirements and our engineering expertise related to these requirements. The estimate of ultimate reclamation liability is reviewed periodically by our management and engineers. The estimated liability can change significantly if actual costs vary from assumptions or if governmental regulations change significantly. We adopted Statement of Financial Accounting Standard No. 143, “Accounting

for Asset Retirement Obligations” (“Statement No. 143”) effective January 1, 2003. Statement No. 143 requires that retirement obligations be recorded as a liability based on fair value, which is calculated as the present value of the estimated future cash flows. In estimating future cash flows, we considered the estimated current cost of reclamation and applied inflation rates and a third party profit, as necessary. The third-party profit is an estimate of the approximate markup that would be charged by contractors for work performed on behalf of our company. The resulting estimated liability could change significantly if actual amounts change significantly from our assumptions.

Contingencies

We are the subject of, or a party to, various suits and pending or threatened litigation involving governmental agencies or private interests. We have accrued the probable and reasonably estimable costs for the resolution of these claims based upon management’s best estimate of potential results, assuming a combination of litigation and settlement strategies. Unless otherwise noted, management does not believe that the outcome or timing of current legal or environmental matters will have a material impact to its results of operations, financial position or cash flows. Also, our operations are affected by federal, state and local laws and regulations regarding environmental matters and other aspects of our business. The impact, if any, of pending legislation or regulatory developments on future operations is not currently estimable.

Deferred Taxes

We account for income taxes in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“Statement No. 109”) which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Statement No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized. At December 31, 2002, we had deferred tax liabilities in excess of deferred tax assets of approximately $231 million. The deferred tax assets are evaluated annually to determine if a valuation allowance is necessary. As of December 31, 2002, we had recorded a valuation allowance of approximately $86 million, primarily related to alternative minimum tax credits. At December 31, 2002, we believe that it is more likely than not that the net balance of deferred tax assets will be realized.

Coal Reserve Values

There are numerous uncertainties inherent in estimating quantities and values of economically recoverable coal reserves. Many of these uncertainties are beyond our control. As a result, estimates of economically recoverable coal reserves are by their nature uncertain. Information about our reserves consists of estimates based on engineering, economic and geological data assembled and analyzed by our staff. Some of the factors and assumptions that impact economically recoverable reserve estimates include:

•	geological conditions;

•	historical production from the area compared with production from other producing areas;

•	the assumed effects of regulations and taxes by governmental agencies;

•	assumptions governing future prices; and

•	future operating costs.

Each of these factors may in fact vary considerably from the assumptions used in estimating reserves. For these reasons, estimates of the economically recoverable quantities of coal attributable to a particular group of properties, and classifications of these reserves based on risk of recovery and estimates of future net cash flows, may vary substantially. Actual production, revenues and expenditures with respect to reserves will likely vary from estimates, and these variances may be material.

Capitalized Development Costs

Development costs applicable to the opening of new coal mines and certain mine expansion projects are capitalized and reported in property, plant and equipment. Pursuant to Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“Statement No. 144”), the continuing economic viability of capitalized development costs are assessed when the indicators of impairment exist. This assessment includes a consideration of the future operating cashflows as measured using various potential operating plans and market assumptions of future coal demand and prices.

Liquidity and Capital Resources

As of September 30, 2003, our available liquidity was $178.4 million, including cash and cash equivalents of $49.5 million, $58.2 million availability under our accounts receivable financing program, and $70.7 million availability under our $105 million revolving credit facility, net of $34.3 million of letters of credit outstanding. The total debt-to-book capitalization ratio was 46.1 percent at September 30, 2003. We were in compliance with all material covenants at September 30, 2003 relating to our outstanding indebtedness and during all other periods reflected herein, other than at December 31, 2001 when we were not in compliance with the covenant related to leverage ratio, but for which we subsequently obtained an amendment from our lenders effective March 29, 2002. Late in the fourth quarter of 2003 we received a financial covenant waiver effective as of September 30, 2003 and through January 30, 2004 from the lender under our then existing accounts receivable financing program . There were no outstanding borrowings under this program at September 30, 2003 or at any time since that date. Throughout this period we were actively involved in negotiations to replace this program with an asset based revolving credit facility. As discussed below, this program was terminated on January 20, 2004 when we entered into this $130 million asset based revolving credit facility. The waiver as of September 30, 2003 resulted from a complex requirement in the program agreement that we comply with financial covenants from our prior November 2002 credit facilities (which financial covenants were not consistent with our financial position following our refinancing activities in 2003) after our July 2003 credit facilities had been cancelled in connection with our issuance of $360 million of 6.625% secured senior notes on November 10, 2003.

We had $664.4 million of total debt as of September 30, 2003, which consisted of $283.0 million of 6.95% Senior Notes due March 1, 2007, $132.0 million of Convertible Notes due May 15, 2023, and $249.4 million outstanding on its secured term loan, of which $2.5 million is classified as short-term debt. As of December 31, 2002, we had $550.0 million of total debt, which consisted of $286.0 million of our 6.95% Senior Notes, classified as long-term debt, and $264.0 million of short-term borrowings under our revolving credit facilities.

On July 2, 2003, we completed the refinancing of our then existing revolving credit facilities. A.T. Massey executed a $355 million secured financing package consisting of a $105 million revolving credit facility and a $250 million senior secured term loan (see Note 6 in the Notes to the Unaudited Condensed Consolidated Financial Statements on page F-41 for further discussion of the refinancing). On November 10, 2003, we issued $360 million of 6.625% unsecured senior notes due November 15, 2010. Part of the proceeds of this issuance was used to permanently repay the $249.4 million outstanding under our $250 million secured term loan and cancel our $105 million revolving credit facility, effectively terminating the $355 million secured credit facility (see Note 11 in the Notes to the Unaudited Condensed Consolidated Financial Statements on page F-47 for further discussion of the 6.625% Senior Notes issuance).

On January 31, 2003, we entered into a borrowing program secured by our accounts receivable. The amount available to be borrowed under the program was up to $80 million, depending on the level of eligible receivables and restrictions on concentrations of receivables. At September 30, 2003, there were no borrowings outstanding under the program. The program was terminated on January 20, 2004, and replaced by our $130 million asset based revolving credit facility which we entered into on January 20, 2004.

On May 29, 2003, we issued $132.0 million of Convertible Notes in a private placement. We subsequently filed a Registration Statement on Form S-3 with the SEC to register the Convertible Notes. The Convertible Notes are unsecured obligations ranking equally with all of our other unsecured senior indebtedness. The Convertible Notes will mature on May 15, 2023, however we may redeem some or all of the Convertible Notes at any time on or after May 20, 2009 (see Note 6 in the Notes to the Unaudited Condensed Consolidated Financial Statements on page F-41 for further discussion on the Convertible Notes).

Net cash provided by operating activities was $9.4 million for the first nine months of 2003 compared to $120.3 million for the first nine months of 2002. Cash provided by operating activities reflects net losses adjusted for non-cash charges and changes in working capital requirements. The decrease of $110.9 million in net cash provided by operating activities for the first nine months of 2003 compared with the first nine months of 2002 is due to an increase in the amount of restricted funds pledged as collateral to support outstanding letters of credit and other obligations of $73.7 million and other working capital requirements.

Net cash utilized by investing activities was $77.2 million and $115.1 million for the first nine months of 2003 and 2002, respectively. The cash used in investing activities reflects capital expenditures in the amount of $85.9 million and $122.0 million for the first nine months of 2003 and 2002, respectively. These capital expenditures are for replacement of mining equipment, the expansion of mining and shipping capacity, and projects to improve the efficiency of mining operations. In addition to the cash spent on capital expenditures, during the first nine months of 2003, we leased, through operating leases, $6.4 million of mining equipment compared to $10.6 million for the first nine months of 2002. Additionally, the first nine months of 2003 and 2002 included $8.7 million and $6.9 million, respectively, of proceeds provided by the sale of assets.

Financing activities primarily reflect changes in short term and long term financing for the first nine months of 2003 and 2002, as well as the exercising of stock options and payment of dividends. Net cash provided by financing activities was $114.5 million and $4.8 million for the first nine months of 2003 and 2002, respectively. In addition, net cash provided by financing activities for 2003 includes $128.0 million for the issuance of the Convertible Notes, $244.1 million in proceeds from the secured term loan, and $18.0 million of proceeds from sale-leaseback transactions, offset by the repayment of $264.0 million outstanding under the prior revolving credit facilities.

Off-Balance Sheet Arrangements

In the normal course of business, we are a party to certain off-balance sheet arrangements including guarantees, indemnifications, and financial instruments with off-balance sheet risk, such as bank letters of credit and performance or surety bonds. Liabilities related to these arrangements are not reflected in our consolidated balance sheets, and we do not expect any material adverse effects on our financial condition, results of operations or cash flows to result from these off-balance sheet arrangements.

We use surety bonds to secure reclamation, workers’ compensation, wage payments, and other miscellaneous obligations. As of September 30, 2003, we had $266.9 million of outstanding surety bonds with third parties. These bonds were in place to secure obligations as follows: post-mining reclamation bonds of $238.8 million, workers’ compensation bonds of $10.0 million, wage payment and collection bonds of $8.9 million, and other miscellaneous obligation bonds of $9.2 million. Recently, surety bond costs have increased, while the market terms of surety bonds have generally become less favorable. To the extent that surety bonds become unavailable, we will seek to secure obligations with letters of credit, cash deposits, or other suitable forms of collateral. As of September 30, 2003, we had secured $34.3 million of surety obligations with letters of credit issued under our revolving credit facility letter of credit sublimit.

From time to time we use bank letters of credit to secure our obligations for worker’s compensation programs, various insurance contracts and other obligations. Issuing banks currently require that such letters of credit be secured by funds deposited into restricted accounts pledged to the banks under reimbursement agreements. At September 30, 2003, we had $135.7 million of letters of credit outstanding (including the $34.3 million noted above that secure surety obligations), collateralized by $105.0 million of cash deposited in restricted, interest bearing accounts, and no claims were outstanding against those letters of credit.

We believe that cash generated from operations and our borrowing capacity will be sufficient to meet our working capital requirements, anticipated capital expenditures (other than major acquisitions), scheduled debt payments and anticipated dividend payments for at least the next several years. Nevertheless, our ability to satisfy our debt service obligations, to fund planned capital expenditures or pay dividends will depend upon our future operating performance and other factors, which will be affected by prevailing economic conditions in the coal industry and financial, business and other factors, some of which are beyond our control. We frequently evaluate potential acquisitions. In the past, we have funded acquisitions primarily with cash generated from operations, but we may consider a variety of other sources, depending on the size of any transaction, including debt or equity financing. There can be no assurance that such additional capital resources will be available to us on terms which we find acceptable, or at all.

The following is a summary of our significant obligations as of September 30, 2003 after giving effect to the issuance of the 6.625% Senior Notes:

	Payments Due by Years
(in thousands)	Total	Within 1 Year	2 – 3 Years	4 – 5 Years	After 5 Years
Total debt	$775,000	$—	$—	$283,000	$492,000
Operating lease obligations	$188,624	$65,586	$104,888	$16,595	$1,555

Total obligations	$963,624	$65,586	$104,888	$299,595	$493,555

Additionally, we have noncurrent liabilities relating to other post-employment benefits, work related injuries and illnesses, and mine reclamation and closure. As of December 31, 2002, payments related to these items are estimated to be:

(in thousands)	Payments Due by Years
Within 1 Year	2-3 Years	4-5 Years
$32,903	$65,463	$59,031

Our determination of these noncurrent liabilities is calculated annually and is based on several assumptions, including then prevailing conditions, which may change from year to year. In any year, if our assumptions are inaccurate, we could be required to expend greater amounts than anticipated. Moreover, in particular, for periods after 2002, our estimates may change from the amounts included in the table, and may change significantly, if our assumptions change to reflect changing conditions.

Inflation

Inflation in the United States has been relatively low in recent years and did not have a material impact on our results of operations for the periods presented.

New Accounting Standards

In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 143, “Accounting for Asset Retirement Obligations” (“Statement No. 143”). The standard requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is incurred. This statement is effective for fiscal years beginning after June 15, 2002 and transition is by cumulative catch-up adjustment. We have adopted Statement No. 143 on January 1, 2003 and the adoption changed our accounting for reclamation. (Please see Note 2 to the Unaudited Condensed Consolidated Financial Statements on page F-39 for further information.)

In April 2002, the FASB issued Statement of Financial Accounting Standard No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“Statement No. 145”), which is effective for fiscal years beginning after May 2002. The standard requires that gains or losses on debt extinguishment, previously reported as extraordinary items, be presented as a component of results from continuing operations unless the extinguishment meets the criteria for classification as an extraordinary item in Accounting Principles Board Opinion No. 30. During the fourth quarter of 2002, we purchased in open market transactions, an aggregate of $14.0 million of our 6.95% Senior Notes at an aggregate purchase price of $10.7 million. We chose early adoption of Statement No. 145, and accordingly, recorded a gain on the transactions in Senior notes repurchase income, a component of Total revenue.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantors’ Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN45”). This Interpretation describes the disclosure requirements of a guarantor’s issuance of certain guarantees, and clarifies that a guarantor is required to recognize a liability, at the date of issuance, for the fair value of the obligation assumed in issuing the guarantee. The disclosure requirements of FIN 45 are effective for us for the year ended December 31, 2002, and the initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material effect on our financial position, results of operations, or liquidity.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“Statement No. 148”). Statement No. 148 amends the disclosure requirements of Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation” and provides alternative methods for accounting for stock-based compensation. We adopted the disclosure requirements as of the year ended December 31, 2002. We continue to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations.

In January 2003, the Financial Accounting Standards Board (the “FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), to expand and strengthen existing accounting guidance that addresses when a company should include in its consolidated financial statements the assets, liabilities and activities of another entity. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities, is entitled to receive a majority of the variable interest entity’s residual returns, or both. FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, or for the first interim period ending after December 15, 2003 for variable interest entities in which a company holds a variable interest acquired before February 1, 2003. We do not expect FIN 46 to have a material impact on our financial position, results of operations or liquidity.

On July 1, 2003, we adopted SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“Statement No. 149”), which amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under SFAS No. 133. The amendment reflects decisions made by the FASB and the Derivatives Implementation Group process in connection with issues raised about the application of SFAS No. 133. The adoption of Statement No. 149 did not have a material impact on our financial position, results of operations or liquidity.

On July 1, 2003, we adopted the provision of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“Statement No. 150”), which requires an issuer to classify and measure certain freestanding financial instruments with characteristics of both liabilities and equity as a liability if that financial instrument embodies an obligation requiring the issuer to redeem the financial instrument by transferring its assets. The adoption of this provision of Statement No. 150 did not have a material impact on our financial position, results of operations or liquidity. Additionally, Statement No. 150 contains a provision, which impacts the accounting for minority interests in limited life subsidiaries and requires that those interests be measured at settlement value. The effective date of this provision of Statement No. 150 has been deferred for an indefinite period. We do not expect the application of this provision of Statement No. 150 to have a material impact on our financial position, results of operations or liquidity.

Market Risk

Our interest expense is sensitive to changes in the general level of interest rates in the United States. As of September 30, 2003, after giving effect to the issuance of the 6.625% Senior Notes, we had outstanding $775.0 million aggregate principal amount of long-term debt under fixed-rate instruments; however, our primary exposure to market risk for changes in interest rates relates to our interest rate swap entered into on November 10, 2003, covering a notional amount of debt of $240 million. Based on the notional amount outstanding of $240 million, a 100 basis point increase in the average issuance rate for our borrowings would increase our annual interest expense by approximately $2.4 million.

We manage our commodity price risk through the use of long-term coal supply agreements, which are contracts with a term of greater than 12 months, rather than through the use of derivative instruments. We anticipate that the percentage of our sales pursuant to long-term contracts will be approximately 95% for our fiscal year ended December 31, 2003. The prices for coal shipped under long-term contracts may be below the current market price for similar types of coal at any given time. As a consequence of the substantial volume of our sales, which are subject to these long-term agreements, we have less coal available with which to capitalize on stronger coal prices if and when they arise. In addition, because long-term contracts typically allow the customer to elect volume flexibility, our ability to realize the higher prices that may be available in the spot market may be restricted when customers elect to purchase higher volumes under such contracts, or our exposure to market-based pricing may be increased should customers elect to purchase fewer tons.

Almost all of our transactions are denominated in U.S. dollars, and, as a result, we do not have material exposure to currency exchange-rate risks.

As of September 30, 2003, we have not engaged in any foreign currency exchange rate or commodity price-hedging transactions.

COAL INDUSTRY OVERVIEW

A major contributor to the world energy supply, coal represents approximately 23% of the world’s primary energy consumption, according to the World Coal Institute. The primary use for coal is to fuel electric power generation. In calendar year 2002, it is estimated that coal generated 51% of the electricity produced in the United States, according to the Energy Information Administration, a statistical agency of the U.S. Department of Energy.

The United States is the second largest coal producer in the world, exceeded only by China. Other leading coal producers include India, South Africa and Australia. The United States is the largest holder of coal reserves in the world, with over 250 years of supply at current production rates. U.S. coal reserves are more plentiful than oil or natural gas, with coal representing approximately 70% of the nation’s fossil fuel reserves, according to Energy Ventures Analysis. Total coal reserves are estimated by comparing the total probable heat value (British thermal units (“Btus”) per pound) of the demonstrated coal reserve tonnage reported by the Department of Energy to the heat value of other fossil fuel energy resources reported by the Department of Energy.

U.S. coal production has more than doubled during the last 30 years. In 2002, total coal production as estimated by the U.S. Department of Energy, or the “DOE,” was 1.1 billion tons. The primary producing regions were the Powder River Basin (38%), Central Appalachia (23%), Midwest (14%), Northern Appalachia (12%), West (other than the Powder River Basin) (12%) and other (1%). All of our coal production comes from the Central Appalachian region. Approximately 66% of U.S. coal is produced by surface mining methods. The remaining 34% is produced by underground mining methods that include room and pillar mining and longwall mining discussed under “Business—Mining Methods” below.

Coal is used in the United States by utilities to generate electricity, by steel companies to make products with blast furnaces, and by a variety of industrial users to heat and power foundries, cement plants, paper mills, chemical plants and other manufacturing and processing facilities. Significant quantities of coal are also exported from both east and west coast terminals. The breakdown of 2002 U.S. coal demand, as estimated by Resource Data International, Inc., or “RDI,” is as follows:

End Use	Tons (millions)	% of Total
Electrical generation	982	86%
Industrial users	66	6%
Exports	64	6%
Steel making	27	2%
Residential & commercial	5	—

Total	1,144	100%

Coal has long been favored as an electricity generating fuel by regulated utilities because of its basic economic advantage. The largest cost component in electricity generation is fuel. This fuel cost is typically lower for coal than competing fuels such as oil and natural gas on a Btu-comparable basis. RDI has recently estimated the average total production costs of electricity, using coal and competing generation alternatives in 2002 as follows:

Electrical Generation Type	Cost per million Kilowatt Hours
Oil	$5.133
Natural Gas	$4.221
Coal	$1.895
Nuclear	$1.816
Other (solar, wind, etc.)	$1.115
Hydroelectric	$0.580

According to RDI, 15 of the 25 lowest operating cost power plants in the United States during 2001 were fueled by coal. Coal used as fuel to generate electricity is commonly referred to as “steam coal.”

There are factors other than fuel cost that influence each utility’s choice of electricity generation mode, including facility construction cost, access to fuel transportation infrastructure, environmental restrictions, and other factors. The breakdown of U.S. electricity generation by fuel source in 2002, as estimated by the Energy Information Administration, is as follows:

Electricity Generation Source	% of Total Electricity Generation
Coal	51%
Nuclear	21%
Natural Gas	17%
Hydro	6%
Oil	3%
Other	2%

Total	100%

RDI projects that generators of electricity will increase their demand for coal as demand for electricity increases. Because coal-fired generation is used in most cases to meet base load requirements, coal consumption has generally grown at the pace of electricity demand growth. Demand for electricity has historically grown in proportion to U.S. economic growth.

The United States ranks fifth among worldwide exporters of coal. Australia is the largest exporter, with other major exporters including South Africa, Indonesia, Canada, China, Russia and Colombia. U.S. exports have decreased by over 46% since 1991 as a result of increased international competition and the U.S. dollar’s strength in comparison to foreign currencies. According to the Department of Energy, the usage breakdown for 2000 U.S. exports of 59 million tons was 44% for electricity generation and 56% for steel making. U.S. coal exports were shipped to more than 40 countries. The largest purchaser of exported steam coal was Canada, which took 15 million tons or 58% of total steam coal exports. The largest purchaser of exported metallurgical coal was Europe, which represented 20 million tons or 61% of total metallurgical coal exports. Depending on the relative strength of the U.S. dollar versus currencies in other coal producing regions of the world, we may export more or less coal into foreign countries as we compete on price with other foreign coal producing sources. Additionally, the domestic coal market may be impacted due to the relative strength of the U.S. dollar to other currencies, as foreign sources could be cost advantaged based on a coal producing region’s relative currency position.

The type of coal used in steel making is referred to as metallurgical coal, and is distinguished by special quality characteristics that include high carbon content, low expansion pressure, low sulfur content, and various other chemical attributes. Metallurgical coal is also high in heat content (as measured in Btus), and therefore is desirable to utilities as fuel for electricity generation. Consequently, metallurgical coal producers have the ongoing opportunity to select the market that provides maximum revenue. The premium price offered by steel makers for the metallurgical quality attributes is typically higher than the price offered by utility coal buyers that value only the heat content. The primary concentration of U.S. metallurgical coal reserves is located in the Central Appalachian region. RDI estimates that the Central Appalachian region supplied 88% of domestic metallurgical coal and 96% of U.S. exported metallurgical coal during 2002.

Industrial users of coal typically purchase high Btu products with the same type of quality focus as utility coal buyers. The primary goal is to maximize heat content, with other specifications like ash content, sulfur content, and size varying considerably among different customers. Because most industrial coal consumers use considerably less tonnage than electric generating stations, they typically prefer to purchase coal that is screened and sized to specifications that streamline coal handling processes. Due to the more stringent size and quality specifications, industrial customers often pay a 10% to 15% premium above utility coal pricing (on comparable quality). The largest regional supplier to the industrial market sector has historically been Central Appalachia, which supplied approximately 35% of all U.S. industrial coal demand in 2002.

Coal shipped for North American consumption is typically sold at the mine loading facility with transportation costs being borne by the purchaser. Offshore export shipments are normally sold at the ship-loading terminal, with the purchaser paying the ocean freight. According to the National Mining Association, approximately two-thirds of U.S. coal production is shipped via railroads. Final delivery to consumers often involves more than one transportation mode. A significant portion of U.S. production is delivered to customers via barges on the inland waterway system and ships loaded at Great Lakes ports.

Neither we nor any of our subsidiaries is affiliated with or has any investment in the World Coal Institute, RDI, the Energy Information Administration or Energy Ventures Analysis.

BUSINESS

We are one of the largest coal companies in the United States and the largest in the Central Appalachian coal region. We produce, process and sell high Btu, low sulfur coal of steam and metallurgical grades through our 19 processing and shipping centers, called “resource groups.” These resource groups support our 27 underground mines and 14 surface mines in West Virginia, Kentucky and Virginia. The number of mines may vary from time to time depending upon demand for, price of and exhaustion of economically recoverable reserves. Based on current production levels, our approximately 2.2 billion tons of proven and probable coal reserves should last for more than 50 years. Steam coal, which accounted for approximately 68% of our produced coal sales volume during the nine months ended September 30, 2003, is primarily purchased by public utilities as fuel for electricity generation. During the nine months ended September 30, 2003, approximately 9% of our produced coal sales volume was generated by sales to industrial customers that use coal with certain quality characteristics for generation of electricity or for process steam. Metallurgical coal, which accounted for approximately 23% of our produced coal sales volume during the nine months ended September 30, 2003, is used primarily to make coke for use in the manufacturing of steel and can also be marketed as an ultra high quality, low sulfur steam coal for electricity generation. Metallurgical coal generally sells at a premium over steam coal because of its unique quality characteristics. During the twelve month period ended September 30, 2003, we sold 41.1 million tons of coal generating produced coal revenues of $1,260.3 million. We have a relatively reliable and stable revenue base. As of October 23, 2003, we had sales commitments in place for approximately 44 million and 28 million tons of coal for fiscal years 2004 and 2005, respectively.

Competitive Strengths

We believe that our competitive strengths will enable us to enhance our position as one of the premier coal producers in the United States.

We are the leading coal producer in Central Appalachia, the largest U.S. coal producing region by revenues. We are the leading coal producer in the Central Appalachian region with a proven reputation as a skilled, long-term operator. In 2002, our produced coal sales volume market share in Central Appalachia was more than 60% greater than the next closest competitor in the region. Our leading position in Central Appalachia is an advantage with customers, who look for a reliable supplier, and with property owners, who seek to lease their land to operators likely to develop production from the reserves and generate royalty income. We believe that we benefit from concentrating our coal mining activities in Central Appalachia. The Central Appalachian region produces a high Btu, low sulfur coal. In 2002, the region accounted for approximately 40% of U.S. coal revenues and 27% of the estimated Btu coal production in the United States This regional focus leads to operating efficiencies and provides us with an in-depth knowledge of the area’s coal reserves, mining conditions, customers, property owners and employee base. In addition, our mining operations are located in close proximity to many of our customers and on or near rail transportation, which we believe gives us a transportation cost advantage.

We have a large, high quality, diverse reserve base. We control approximately 2.2 billion tons of proven and probable coal reserves, which we estimate to be approximately 30% of the total coal reserves in the Central Appalachia region, with the next closest competitor controlling an estimated 800 million tons of reserves. Our reserves include both high quality, low sulfur steam coal desired by public utility and industrial customers, and metallurgical coal demanded by steel manufacturers. We are the largest U.S. producer of premium metallurgical coal which we sell to steel producers domestically and overseas. Metallurgical coal sales to steel customers have always been an important niche for us, but this coal can also be marketed as ultra high quality, low sulfur steam coal for electrical generation. Our diverse reserve base and flexible product line allows us to adjust to changing market conditions and sustain high sales volume by supplying a wide range of customers. Approximately 1.5 billion tons of our proven and probable coal reserves contain less than 1% sulfur coal, of which approximately 1.0 billion tons contain compliance coal that meets the sulfur emission standards of the Clean Air Act. Compliance coal is critically important to utility customers seeking to reduce emissions and lower their costs of compliance with the Clean Air Act. Our reserve base should last more than 50 years based on current production levels.

We have a low level of employee-related long-term liabilities. We had pension trust assets with a fair market value of $174 million at December 31, 2002, which were in excess of plan liabilities of $169 million despite three years of poor market returns. We have not had to fund our defined benefit pension plan and do not expect to do so under the current law until 2006 at the earliest. Our retiree healthcare benefit liability (OPEB) of $121 million at December 31, 2002 was significantly lower than that of our coal industry peers. Our employee related legacy liabilities are significantly lower than those of our coal industry peers, partially due to our minimal union membership (96% of our workforce is union-free).

We have strong, long-term relationships with a broad base of customers. We have strong relationships with a broad base of over 125 customers. The majority of these customers purchase coal under long-term contracts with terms of one year or longer. Approximately

94% of our produced coal sales volume in 2002 was derived from these long-term contracts. We believe that the percentage of our sales pursuant to long-term contracts will be approximately 95% in 2003. We believe these contracts provide us with stable and predictable cash flow and limit our exposure to fluctuations in the spot market prices for coal. Many of our customers are well-established public utilities who have been customers of ours for a number of years. In addition, our geographic closeness to our customers relative to competitors who produce coal in the western regions of the United States provides us with an advantage in terms of freight and delivery time.

We have built a superior infrastructure and transportation system. Since 1998, we have expended over $1.0 billion to maintain, upgrade and expand our mining, processing and transporting capabilities. These projects include investments in new mining equipment, expansion of processing plant capacity and development of systems to reduce our reliance on trucking, the most expensive transportation method, including the construction of conveyor belt systems and investments in our train loading facilities. We believe these capital investments provide us with the necessary infrastructure to expand our production capacity with little or no additional investment to meet increases in demand for coal.

We have demonstrated our ability to grow our coal reserves and production through acquisitions and other strategic transactions. We have grown our reserve base and production capacity through the strategic acquisition and integration of several coal operations as well as through reserve swaps and coal leases. Our reserve base has grown from approximately 720 million tons in 1987 to approximately 2.2 billion tons today, and our annual production has grown from approximately 12 million tons to approximately 44 million tons during the same period. We have utilized a disciplined acquisition strategy that has helped us to avoid the difficulties often associated with the integration of acquisitions. We make selective purchases of mines and reserves that are close to our existing operations. This allows us to use our existing infrastructure as new operations are developed.

Our management team has significant experience in the coal industry. Our senior executive officers have an average of 16 years of experience on the coal industry and an average of 14 years of experience with us.

Strategy

Our primary objective is to continue to build upon our competitive strengths to enhance our position as one of the premier coal producers in the United States by:

Enhancing profitability through continued safety improvements, productivity gains and cost measurement. We will seek to reduce operating costs and increase profitability at our mines through our safety, productivity and measurement initiatives. We continue to implement safety measures designed to improve our profitability by lowering worker compensation costs and reducing job inefficiencies. In addition, we seek to enhance productivity by applying best practices, including optimizing mining sequences, staffing levels and equipment configuration, at each of our operations. We also manage costs by generating critical data in a timely manner to measure performance, cost and usage in our mining operations and communicating that data to managers who can identify and correct problems.

Adjusting production in response to changes in market conditions. We are committed to a strategy of aligning our production with the needs of the market. The capital investments we have made during the past five years position us to quickly expand production to meet increases in demand for coal. Our goal is to maximize profits not volume; therefore, our strategy is to only sell our coal at prices that generate the appropriate level of profitability.

Expanding use of more productive mining methods. Currently, we engage in four principal coal mining techniques: underground “room and pillar” mining, underground longwall mining, highwall mining and surface mining. Each method is employed where appropriate throughout our operations. Because underground longwall mining, highwall mining and surface mining are high-productivity, low-cost mining methods, we will seek to increase production from our use of those methods to the extent permissible and cost-effective. From 1996 to 2002, underground longwall mining increased from 5% to 16% of our production, highwall mining increased from 0% to 10% of our production and surface mining increased from 14% to 35% of our production.

Pursuing strategic acquisitions. We believe that the coal industry will undergo increasing consolidation over the coming years. We plan to build on our position as the largest producer in Central Appalachia by pursuing growth in a disciplined manner through the acquisition of additional coal reserves and mining facilities. Our acquisition strategy has been highly selective. We intend to continue to expand our business through this focused growth strategy, as well as consider other possible growth opportunities in future years. We believe there are synergistic expansion opportunities in the region to further strengthen our base.

Forming strategic contractual arrangements with major customers. We will continue to seek contractual arrangements with customers to provide services in addition to coal. For example, we have coal handling facility agreements with two customers. We will continue to work closely with our customers to develop opportunities for contractual arrangements in order to benefit both our customers and us. These initiatives strengthen our relationships with our customers and provide opportunities to increase sales.

Mining Operations

We currently have 19 distinct resource groups, including 14 in West Virginia, four in Kentucky and one in Virginia. These resource groups receive, blend, process and ship coal that is produced from one or more mines, using four distinct mining methods: underground room and pillar, underground longwall, highwall mining and surface mining. A single complex may handle the coal production of as many as eight distinct underground or surface mines. Within each resource group, mines have been developed at strategic locations in close proximity to our preparation plants and rail shipping facilities. Coal is transported from our resource groups to customers by means of railroad cars or trucks.

Mining Methods

We produce coal using four distinct mining methods: underground room and pillar, underground longwall, surface and highwall mining, which are explained as follows:

In the underground room and pillar method of mining, continuous mining machines cut three to nine entries into the coal bed and connect them by driving crosscuts, leaving a series of rectangular pillars, or columns of coal, to help support the mine roof and control the flow of air. Generally, openings are driven 20 feet wide and the pillars are 40 to 100 feet wide. As mining advances, a grid-like pattern of entries and pillars is formed. When mining advances to the end of a panel, retreat mining may begin. In retreat mining, as much coal as is feasible is mined from the pillars that were created in advancing the panel, allowing the roof to cave. When retreat mining is completed to the mouth of the panel, the mined panel is abandoned.

In longwall mining, a shearer (cutting head) moves back and forth across a panel of coal typically about 1000 feet in width, cutting a slice 3.5 feet deep. The cut coal falls onto a flexible conveyor for removal. Longwall mining is performed under hydraulic roof supports (shields) that are advanced as the seam is cut. The roof in the mined out areas falls as the shields advance.

Surface mining is used when coal is found close to the surface. This method involves the removal of overburden (earth and rock covering the coal) with heavy earth moving equipment and explosives, loading out the coal, replacing the overburden and topsoil after the coal has been excavated and reestablishing vegetation and plant life and making other improvements that have local community benefit.

Highwall mining is used in connection with surface mining. A highwall mining system consists of a remotely controlled continuous mining machine, which extracts coal and conveys it via augers or belt conveyors to the surface. The cut is typically a rectangular, horizontal opening in the highwall (the unexcavated face of exposed overburden and coal in a surface mine) 11-feet wide and reaching depths of up to 1000 feet. Multiple, parallel openings are driven into the highwall, separated by narrow pillars that extend the full depth of the hole.

Use of continuous mining machines in the room and pillar method of underground mining represented approximately 39% of our 2002 coal production.

Production from underground longwall mining operations constituted about 16% of our 2002 production. We now operate four longwall units.

Surface mining represented approximately 35% of our 2002 coal production. We have established large-scale surface mines in Boone and Nicholas counties of West Virginia. Our other surface mines are smaller in scale. Our surface mines also use highwall mining systems to produce coal from high overburden areas. Highwall mining represented approximately 10% of our 2002 coal production.

Coal Reserves

We estimate that, as of December 31, 2002, we had total recoverable reserves of approximately 2.2 billion tons consisting of both proven and probable reserves. “Reserves” are defined by SEC Industry Guide 7 as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. “Recoverable” reserves means coal that is economically recoverable using existing equipment and methods under federal and state laws currently in effect. Approximately 1.5 billion tons of our reserves are classified as proven reserves. “Proven (Measured) Reserves” are defined by SEC Industry Guide 7 as reserves for which (1) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (2) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established. The remaining 0.7 billion tons of our reserves are classified as probable reserves. “Probable reserves” are defined by SEC Industry Guide 7 as reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Information about our reserves consists of estimates based on engineering, economic and geological data assembled and analyzed by our internal engineers, geologists and finance associates. Reserve estimates are updated annually using geologic data taken from drill holes, adjacent mine workings, outcrop prospect openings and other sources. Coal tonnages are categorized according to coal quality, seam thickness, mineability and location relative to existing mines and infrastructure. In accordance with applicable industry standards, proven reserves are those for which reliable data points are spaced no more than 2,700 feet apart. Probable reserves are those for which reliable data points are spaced 2,700 feet to 7,900 feet apart. Further scrutiny is applied using geological criteria and other factors related to profitable extraction of the coal. These criteria include seam height, roof and floor conditions, yield and marketability.

As with most coal-producing companies in Central Appalachia, the majority of our coal reserves are controlled pursuant to leases from third party landowners. These leases convey mining rights to the coal producer in exchange for a per ton or percentage of gross sales price royalty payment to the lessor. However, a significant portion of our reserve holdings are owned and require no royalty or per ton payment to other parties. The average royalties for coal reserves from our producing properties (owned and leased) was approximately 4.2% of produced coal revenue for the year ended December 31, 2002.

The following table provides proven and probable reserve data by “status” (i.e., location, owned or leased, assigned or unassigned, etc.) as of December 31, 2002:

Recoverable Reserves

	Location	Total	Proven	Probable	Assigned(2)	Unassigned	Owned	Leased
	(in thousands of tons)(1)
Resource Groups:
West Virginia
Delbarton	Mingo County	310,332	139,036	171,297	155,343	154,989	10,394	299,938
Black Castle	Boone County	53,214	37,817	15,397	35,899	17,315	—	53,214
Eagle Energy	Boone County	—	—	—	—	—	—	—
Elk Run	Boone County	78,148	39,083	39,064	64,975	13,173	6,233	71,914
Green Valley	Nicholas County	9,117	9,117	—	8,197	920	—	9,117
Independence	Boone County	58,994	57,662	1,331	54,084	4,910	6,344	52,649
Logan County	Logan County	89,457	89,457	—	45,871	43,586	—	89,457
Marfork	Raleigh County	73,221	72,713	508	40,214	33,006	551	72,670
Nicholas Energy	Nicholas County	108,107	98,197	9,910	66,116	41,991	67,487	40,620
Omar	Boone County	35,946	16,400	19,546	—	35,946	2,229	33,717
Performance	Raleigh County	38,192	38,192	—	37,446	746	38,192	—
Progress	Boone County	92,748	83,862	8,885	92,748	—	30,914	61,834
Rawl	Mingo County	113,460	82,742	30,718	64,994	48,466	1,420	112,040
Stirrat	Logan County	5,482	3,595	1,886	422	5,060	—	5,482
Kentucky
Long Fork	Pike County	5,616	3,273	2,343	610	5,006	—	5,616
Martin County	Martin County	46,752	22,854	23,899	9,146	37,606	1,589	45,163
New Ridge	Pike County	—	—	—	—	—	—	—
Sidney	Pike County	162,703	105,679	57,024	135,390	27,313	8,771	153,932
Virginia
Knox Creek	Tazewell Co.	54,333	39,913	14,420	34,509	19,824	—	54,333
Other	N/A	91,683	45,149	46,534	25,187	66,495	25,904	65,779

Subtotal		1,427,505	984,741	442,762	871,151	556,352	200,028	1,227,475
Land Management Companies:(3)
Black King	Boone Co., WV Raleigh, WV	60,764	60,764	—	395	60,368	23,037	37,727
Boone East	Boone Co., WV Kanawha, WV	212,483	173,639	38,845	89,682	122,802	93,755	118,728
Boone West	Boone Co., WV Logan Co., WV	258,397	100,924	157,473	10,595	247,802	67,128	191,269
Ceres Land	Raleigh, WV	12,397	10,142	2,255	—	12,397	—	12,397
Lauren Land	Mingo Co., WV Logan Co., WV	142,640	94,383	48,257	11,447	131,194	20,360	122,281
New Market	Wyoming, WV	60,202	23,708	36,494	—	60,202	6,030	54,172
Raven Resources	Boone Co., WV Raleigh, WV	31,890	21,893	9,997	—	31,890	—	31,890

Subtotal		778,773	485,453	293,321	112,119	666,655	210,310	568,464

Total		2,206,278	1,470,194	736,083	983,270	1,223,007	410,338	1,795,939

(1)	Recoverable reserves represent the amount of proven and probable reserves that can actually be recovered from the reserve base taking into account all mining and preparation losses involved in producing a saleable product using existing methods under current law. Reserve information reflects a moisture factor of 6.5%. This moisture factor represents the average moisture present on our delivered coal.

(2)	Assigned Reserves represent recoverable reserves that are dedicated to a specific permitted mine. Otherwise, the reserves are considered Unassigned.

(3)	Land management companies are our subsidiaries whose primary purposes are to acquire and hold our reserves.

The categorization of the “quality” (i.e., sulfur content, Btu, coal type, etc.) of our coal reserves is as follows:

Recoverable Reserves

	Recoverable Reserves	Sulfur content			Average Btu as received	Coal Type(3)
		+1%	-1%	Compliance(2)
	(in thousands of tons except Average Btu as received)(1)
Resource Groups:
West Virginia
Delbarton	310,332	119,784	190,549	138,830	13,476	Low Sulfur Utility
						Low Sulfur Industrial
Black Castle	53,214	8,454	44,760	37,819	12,552	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Eagle Energy	—	—	—	—	—	N/A
Elk Run	78,148	16,526	61,622	51,704	13,210	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Green Valley	9,117	—	9,117	9,117	12,903	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Independence	58,994	7,455	51,539	8,801	13,011	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Logan County	89,457	18,492	70,965	51,240	12,889	Low Sulfur Utility
						Low Sulfur Industrial
Marfork	73,221	33,803	39,418	17,064	13,602	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Nicholas Energy	108,107	50,991	57,116	28,387	12,579	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Omar	35,946	16,045	19,901	444	12,937	Low Sulfur Utility
						Low Sulfur Industrial
Performance	38,192	5,188	33,004	19,792	13,752	High Vol Met
Progress	92,748	11,460	81,287	60,309	11,880	Low Sulfur Utility
						Low Sulfur Industrial
Rawl	113,460	36,870	76,589	53,876	12,784	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Stirrat	5,482	—	5,482	5,482	13,087	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Kentucky
Long Fork	5,616	3,728	1,888	—	12,809	Low Sulfur Utility
						Low Sulfur Industrial
Martin County	46,752	35,888	10,864	3,515	12,724	Low Sulfur Utility
						Low Sulfur Industrial
New Ridge	—	—	—	—	—	N/A
Sidney	162,703	63,165	99,538	63,639	13,170	Low Sulfur Utility
						Low Sulfur Industrial High Vol Met
Virginia
Knox Creek	54,333	—	54,333	54,333	13,351	High Vol Met
						Low Sulfur Utility Low Sulfur Industrial
Other	91,683	27,433	64,249	58,000	12,999	Various

Subtotal	1,427,505	455,282	972,221	662,352

	Recoverable Reserves	Sulfur content			Average Btu as received	Coal Type(3)
		+1%	-1%	Compliance(2)
	(in thousands of tons except Average Btu as received)(1)
Land Management Companies:(4)
Black King	60,764	37,821	22,942	19,730	12,365	High Vol Met
						Low Sulfur Utility
Boone East	212,483	37,299	175,184	60,831	13,202	High Vol Met
						Low Sulfur Utility Low Vol Met
Boone West	258,397	137,300	121,097	81,277	13,047	High Vol Met
						Low Sulfur Utility
Ceres Land	12,397	3,807	8,589	8,589	13,730	High Vol Met Low Sulfur Utility
Lauren Land	142,640	45,123	97,517	79,772	13,137	High Vol Met
						Low Sulfur Utility
New Market Land	60,202	5,046	55,156	55,156	14,423	Low Vol Met High Vol Met
Raven Resources	31,890	18,483	13,407	4,069	13,683	High Vol Met

Subtotal	778,773	284,879	493,892	309,424

Total	2,206,278	740,161	1,466,113	971,776

(1)	Reserve information reflects a moisture factor of 6.5%. This moisture factor represents the average moisture present on the Company’s delivered coal.

(2)	Compliance coal is any coal that emits less than 1.2 pounds of sulfur dioxide per million Btu when burned. Compliance coal meets sulfur emission standards imposed by Title IV of the Clean Air Act.

(3)	Reserve holdings include metallurgical coal reserves. Although these metallurgical coal reserves receive the highest selling price in the current coal market when marketed to steel-making customers, they can also be marketed as an ultra high Btu, low sulfur steam coal for electricity generation.

(4)	Land management companies are our subsidiaries whose primary purposes are to acquire and hold our reserves.

Marketing and Sales

Our marketing and sales force, based in our corporate office in Richmond, Virginia, includes sales managers, distribution/traffic managers and administrative personnel. During the fiscal year ended December 31, 2002, we sold 42.1 million tons of coal and generated produced coal revenues of $1.3 billion. The breakdown of tons sold by market served was 65% utility, 26% metallurgical and 9% industrial. We sold coal to over 125 customers. Export shipments (including Canada) represented approximately 14% of 2002 tons sold. Our 2002 export shipments serviced customers in 7 countries across North America, South America and Europe. Almost all sales are made in U.S. dollars, which eliminates foreign currency risk.

We have established several contractual arrangements with customers wherein services other than coal supply are provided on an ongoing basis. Examples of such other services include our coal handling facility agreements with two customers, and our arrangements with three steel companies and several steam and industrial customers to coordinate shipment of coal to their stockpile, maintain ownership of the coal inventory on their property and sell tonnage to them as it is consumed. We work closely with our customers to provide other services in response to the current needs of each individual customer.

Distribution

We employ transportation specialists who negotiate freight and terminal agreements with various providers, including railroads, barge lines, steamship lines, bulk motor carriers and terminal facilities. Transportation specialists also coordinate with customers, resource groups and transportation providers to establish shipping schedules that meet the customer’s needs. Our 2002 shipments of 42.1 million tons were loaded from 19 resource groups. Rail shipments constituted 91% of total shipments. The 9% balance was shipped from our resource groups via truck.

Approximately 14% of our production is ultimately delivered via the inland waterway system. Coal is transported by rail or truck to docks on the Ohio, Big Sandy and Kanawha Rivers and then ultimately transported by barge to electric utilities, integrated steel producers and industrial consumers served by the inland waterway system. We also move approximately 8% of our coal production to Great Lakes Ports for transport beyond to various United States and Canadian customers.

Customers and Coal Contracts

We have coal supply commitments with a wide range of electric utilities, steel manufacturers, industrial customers and energy traders and brokers. By offering coal of both steam and metallurgical grades, we are able to serve a diverse customer base. This market diversity allows us to adjust to changing market conditions and sustain high sales volumes. Many of our larger customers are well-established public utilities who have been customers of ours for a number of years.

We have contracts to supply coal to energy trading and brokering companies under which those companies sell such coal to the ultimate users. During 2002, the creditworthiness of the energy trading and brokering companies with which we do business declined, increasing the risk that we may not be able to collect payment for all coal sold and delivered to or on behalf of these energy trading and brokering companies. To mitigate credit-related risks in all customer classifications, we maintain a credit policy, which requires scheduled reviews of customer creditworthiness and continuous monitoring of customer news events which might have an impact on their financial condition. Negative credit performance or events may trigger the application of tighter terms of sale, requirements for collateral or, ultimately, a suspension of credit privileges.

As is customary in the coal industry, we continually enter into long-term contracts (exceeding one year in duration) with many of our customers. These arrangements allow customers to secure a supply for their future needs and provide us with greater predictability of sales volume and sales prices. For the year ended December 31, 2002, approximately 94% of our coal sales volume was pursuant to long-term contracts. We believe that the percentage of our sales pursuant to long-term contracts will be approximately 95% in 2003.

For 2003, we expect to produce 41 to 42 million tons of coal. In addition, we purchase coal from third-party coal producers from time to time to supplement production and resell this coal to our customers. As of December 31, 2002, we had commitments to purchase 2.0 million tons during 2003 and 0.7 million tons in 2004 and 2005. As of October 23, 2003, we had sales commitments for calendar years 2004 and 2005 of approximately 44 million tons and approximately 28 million tons, respectively.

Other Related Operations

We have other related operations and activities in addition to our normal coal production and sales business, including:

Appalachian Synfuel Plant

One of our subsidiaries, Marfork Coal Company, manages a synthetic fuel manufacturing facility located adjacent to the Marfork complex in Boone County, West Virginia. This facility converts coal products to synthetic fuel. Appalachian Synfuel, LLC (“Appalachian Synfuel”), the entity that owns the facility, became a wholly owned subsidiary of our company in connection with the spin-off. Appalachian Synfuel has obtained a private letter ruling from the Internal Revenue Service (“IRS”) that provides that production from this synfuel facility qualifies the owner for tax credits pursuant to Section 29 of the Internal Revenue Code.

The ownership interest in Appalachian Synfuel is divided into three tranches, Series A, Series B and Series C. In 2001 and 2002, we sold a total of 99% of our Series A and Series B interests, respectively, contingent upon favorable IRS rulings that were obtained. We received cash of $7.2 million, a recourse promissory note for $34.6 million that will be paid in quarterly installments of $1.9 million including interest, and a contingent promissory note that is paid on a cents per Section 29 credit dollar earned based on synfuel tonnage shipped. Deferred gains of $23.8 million and $11.9 million as of December 31, 2002 and October 31, 2001, respectively, are included in other noncurrent liabilities to be recognized ratably through 2007.

Westvaco Coal Handling Facility

We own and operate the coal unloading, storage and conveying facilities at Westvaco Corporation’s paper manufacturing facility in Covington, Virginia. We built the Westvaco coal handling facility in 1992 as a means of reducing coal transportation and handling costs for Westvaco Corporation, a long term industrial coal customer. The Westvaco coal handling facility operating agreement extends through 2007, and provides for fees to be paid to us on a per ton basis (annually adjusted) for coal handling services and allows us to supply 100% of the coal required by Westvaco’s paper manufacturing facility.

Eastman Chemical Company Coal Handling System

We own and operate coal unloading, storage and conveying facilities at Eastman Chemical Company’s facility in Kingsport, Tennessee. This facility, which we built, went into service in September 2002. The Eastman coal handling facility operating agreement extends through 2017 and provides that we will be paid certain fixed and/or per ton fees for leasing equipment, coal handling services and for operating and maintaining the Eastman coal handling facility.

Miscellaneous

We also engage in the sale of certain non-strategic assets such as timber, gas and oil rights as well as the sale of non-strategic surface properties and reserves.

Employee and Labor Relations

As of June 30, 2003, we had 4,259 employees, including 155 employees affiliated with the United Mine Workers of America. Relations with employees are generally good, and there have been no material work stoppages in the past 10 years.

Legal Proceedings

For information regarding certain legal proceedings to which we are parties, see “Risk Factors” and the documents incorporated by reference in this prospectus listed under “Documents Incorporated by Reference.”

We are parties to a number of other legal proceedings incident to our normal business activities. While we cannot predict the outcome of these proceedings, in our opinion, any liability arising from these matters individually and in the aggregate should not have a material adverse effect upon our consolidated financial position, cash flows or results of operations.

We are also party to various lawsuits and other legal proceedings related to the non-coal businesses previously conducted by us but now conducted by New Fluor. Under the terms of the distribution agreement entered into by us and New Fluor in connection with the spin-off, New Fluor has agreed to indemnify us with respect to all such legal proceedings and has assumed their defense.

MANAGEMENT

Directors and Executive Officers

Our executive officers are elected annually by the board of directors and serve until their successors are duly elected and qualified.

Set forth below are the names, ages and positions of our directors and executive officers.

Name	Age	Position
Don L. Blankenship	53	Chairman, Chief Executive Officer, President and Director
James L. Gardner	52	Executive Vice President and Chief Administrative Officer
J. Christopher Adkins	39	Senior Vice President and Chief Operating Officer
Baxter F. Phillips, Jr.	57	Senior Vice President and Chief Financial Officer
H. Drexel Short	47	Senior Vice President - Group Operations
Thomas J. Dostart	48	Vice President, General Counsel & Secretary
Jeffrey M. Jarosinski	43	Vice President - Finance and Chief Compliance Officer
John M. Poma	39	Vice President - Human Resources
E. Gordon Gee	59	Director
William R. Grant	78	Director
James H. Harless	84	Director
Bobby R. Inman	72	Director
Dan R. Moore	63	Director
Martha R. Seger	71	Director

Our board of directors is comprised of three classes. The members of each class are elected annually to serve staggered three-year terms as follows:

•	Class I directors include E. Gordon Gee and James H. Harless, who have been elected to serve until 2006;

•	Class II directors include William R. Grant, Martha R. Seger and Dan R. Moore, who have been elected to serve until 2004; and

•	Class III directors include Don L. Blankenship and Bobby R. Inman, who have been elected to serve until 2005.

Don L. Blankenship - Mr. Blankenship has been a Director since 1996 and the Chairman, President and Chief Executive Officer of Massey Energy since November 30, 2000. He has been Chairman, President and Chief Executive Officer of A.T. Massey since 1992. He was formerly the President and Chief Operating Officer of A.T. Massey from 1990 and President of Massey Coal Services, Inc. from 1989. He joined our subsidiary Rawl Sales & Processing Co. in 1982. He is also Director of the National Mining Association, the Governor’s Mission West Virginia Board and the Norfolk Southern Advisory Board.

James L. Gardner - Mr. Gardner has been Executive Vice President and Chief Administrative Officer of Massey Energy and A.T. Massey since July 1, 2002. From February 26, 2000 to June 30, 2002, he was engaged in the private practice of law as a sole practitioner. Mr. Gardner first joined A.T. Massey in 1993 as General Counsel and served in that position until February 25, 2000. Mr. Gardner also served as a director of Massey Energy from November 30, 2000 until August 1, 2002.

J. Christopher Adkins - Mr. Adkins has been Senior Vice President and Chief Operating Officer of Massey Energy since July 1, 2003. Mr. Adkins joined our subsidiary, Rawl Sales & Processing Co., in 1985 to work in underground mining. Since that time, he has served in positions of increasing responsibility with the Company, including section foreman, plant supervisor, President of Massey’s Eagle Energy subsidiary, Director of Production of Massey Coal Services and, most recently, Vice President of Underground Production.

Baxter F. Phillips, Jr. - Mr. Phillips has been Senior Vice President and Chief Financial Officer of Massey Energy since September 1, 2003. Previously, he served as Vice President and Treasurer of Massey Energy since November 30, 2000. He also has been Vice President and Treasurer of A.T. Massey since October 2000. He served as Vice President of A.T. Massey from January 1992 and, as Vice President, his responsibilities encompassed purchasing, risk management, benefits and administration. Mr. Phillips joined A.T. Massey in 1981 and, prior to his election as Vice President in 1992, served in the roles of Corporate Treasurer, Manager of Export Sales and Corporate Human Resources Manager. Prior to joining A.T. Massey, Mr. Phillips’ background included banking and investments.

H. Drexel Short - Mr. Short has been Senior Vice President, Group Operations of Massey Energy since November 30, 2000. He also has been Senior Vice President, Group Operations of A.T. Massey since May 1995. Mr. Short was formerly Chairman of the Board and Chief Coordinating Officer of Massey Coal Services from April 1991 to April 1995. Mr. Short joined A.T. Massey in 1981.

Thomas J. Dostart - Mr. Dostart has been Vice President, General Counsel & Secretary of Massey Energy since May 5, 2003. Prior to joining Massey Energy, Mr. Dostart served as General Counsel & Assistant Secretary for Alliance Coal, LLC and its subsidiaries in Lexington, Kentucky. Mr. Dostart’s career prior to joining Alliance Coal in 1997 included serving as Vice President, General Counsel & Secretary for National Auto Credit, Inc. (formerly Agency Rent-A-Car), as an attorney with Amoco Corporation and Diamond Shamrock, Inc., as an attorney with the law firms of Jones, Day, Reavis & Pogue and Arter & Hadden, and as a law clerk for the Iowa Supreme Court.

Jeffrey M. Jarosinski - Mr. Jarosinski has been Vice President - Finance of Massey Energy since November 30, 2000 and Chief Compliance Officer of Massey Energy since December 9, 2002. He served as Chief Financial Officer of Massey Energy from November 2000 until December 2002. He also served as Vice President, Finance and Chief Financial Officer of A.T. Massey from September 1998 to November 2000. Mr. Jarosinski was formerly Vice President, Taxation of A.T. Massey from 1997 to August 1998 and Assistant Vice President, Taxation of A.T. Massey from 1993 to 1997. Mr. Jarosinski joined A.T. Massey in 1988. Prior to joining A.T. Massey, Mr. Jarosinski held various positions in public accounting.

John M. Poma - Mr. Poma has been Vice President - Human Resources of Massey Energy since April 1, 2003. Mr. Poma served as Corporate Counsel for A.T. Massey from 1996 until March 2000 and then as Senior Corporate Counsel for A.T. Massey from March 2000 until April 1, 2003. Prior to joining A.T. Massey in 1996, Mr. Poma practiced law at the firm of Midkiff & Hiner in Richmond, Virginia, specializing in employment law. From 1989 through 1993, he practiced law at the firm of Jenkins, Fenstermaker, Krieger, Kayes & Farrell in Huntington, West Virginia.

E. Gordon Gee - Mr. Gee has been a director since November 30, 2000. He is a member of the Audit, the Governance and the Public and Environmental Policy Committees. Mr. Gee is the Chancellor of Vanderbilt University. He has served in that position since 2000. Prior to that, he was President of Brown University from 1998 to 2000 and President of The Ohio State University from 1990 to 1998. Mr. Gee also serves as a director of Dollar General Corporation, Gaylord Entertainment Company, Hasbro, Inc. and Limited Brands.

William R. Grant - Mr. Grant has been a director since November 30, 2000. He previously served as a director of Massey Energy from 1982 to 1997. He is Chairman of the Audit Committee and a member of the Executive, the Compensation and the Governance Committees. He is the co-founder of Galen Associates, a venture capital company, and has been Chairman of that company since 1989. Mr. Grant also serves as a director of Advanced Medical Optics, Inc., Quest Diagnostics, Inc., Ocular Sciences, Inc. and Vasogen, Inc.

James H. “Buck” Harless - Mr. Harless has been a director since April 27, 2001. He is Chairman of the Public and Environmental Policy Committee and is a member of the Governance Committee. Mr. Harless is Chairman of the Board of International Industries, Inc., with interests in coal mining, timber, manufacturing and other businesses. He currently serves as a member of the West Virginia University Foundation Board and served previously as a member of the Marshall University Foundation Board.

Bobby R. Inman - Admiral Inman, U. S. Navy (retired), has been a director since 1985. He is Chairman of the Compensation Committee and a member of the Executive and the Governance Committees. Admiral Inman served as Director of the National Security Agency and Deputy Director of the Central Intelligence Agency. Admiral Inman also is a director of Fluor Corporation, SBC Communications Inc. and Temple-Inland Inc.

Dan R. Moore - Mr. Moore has been a director since January 22, 2002. He is a member of the Governance and the Public and Environmental Policy Committees. He is the former Chairman of the Board and President of Matewan BancShares, a multi-bank holding company which was sold to BB&T Corporation in 1999. He is the Chairman of Moore Group, Inc. (which owns five automobile dealerships) in Williamson, West Virginia. He is a member of the Board of Directors of Branch Banking and Trust Company, a wholly-owned subsidiary of BB&T Corporation. He is also on the West Virginia advisory board of BB&T Corporation. Mr. Moore also serves as a member of the West Virginia University Foundation Board and is a former member of the Marshall University Board of Governors.

Dr. Martha R. Seger - Dr. Seger has been a director since 1991. She is Chairwoman of the Governance Committee and a member of the Audit, the Compensation and the Executive Committees. She is a Distinguished Visiting Professor of Finance, Arizona State University and a former member of the Board of Governors of the Federal Reserve System. Dr. Seger also is a director of Fluor Corporation and the Bramwell Funds.

DESCRIPTION OF OTHER INDEBTEDNESS

6.95% Senior Notes

As of September 30, 2003, we had $283.0 million outstanding of 6.95% Senior Notes due 2007. These notes are guaranteed by A.T. Massey. Initially, $300 million of the notes were issued in March 1997 at a discount, for aggregate proceeds of $296.7 million. During the fourth quarter of 2002, we made several open-market purchases, retiring a total principal amount of $14.0 million of the notes at a cost of $10.7 million plus accrued interest. During the first quarter of 2003, we made several open-market purchases, retiring a total principal amount of $3.0 million of the notes at a cost of $2.4 million, plus accrued interest. Interest is payable semiannually on March 1 and September 1 of each year. The notes are redeemable in whole or in part, at our option at any time at a redemption price equal to the greater of (i) 100 percent of the principal amount of the notes or (ii) as determined by a Quotation Agent as defined in the offering prospectus.

4.75% Convertible Senior Notes

On May 29, 2003, we issued $132.0 million of 4.75% Convertible Senior Notes due 2023, in a private placement. These notes are guaranteed by A.T. Massey. We subsequently filed a Registration Statement on Form S-3 with the SEC to register the notes. The proceeds were used to repay outstanding borrowings under our prior revolving credit facilities, which permanently reduced available commitments, in a like amount, under those facilities. The notes are unsecured obligations ranking equally with all of our other unsecured senior indebtedness. Interest on the notes is payable on May 15 and November 15 of each year, beginning on November 15, 2003. The notes will mature on May 15, 2023, however we may redeem some or all of the notes at any time on or after May 20, 2009.

Holders of the notes may require us to purchase all or a portion of their notes on May 15, 2009, May 15, 2013 and May 15, 2018. We will pay cash for all notes so purchased on May 15, 2009. For purchases on May 15, 2013 or May 15, 2018, we may, at our option, choose to pay the purchase price for such notes in cash or in shares of our common stock or any combination thereof.

The notes are convertible during certain periods by holders into shares of our common stock initially at a conversion rate of 51.573 shares of common stock per $1,000 principal amount of notes (subject to adjustment in certain events) under the following circumstances: (1) if the price of our common stock reaches specified thresholds; (2) if the notes are redeemed by us; (3) upon the occurrence of certain specified corporate transactions; or (4) if the credit ratings assigned to the notes decline below specified levels.

Asset Based Revolving Credit Facility

On January 20, 2004, A.T. Massey and certain of its subsidiaries entered into an asset based revolving credit facility providing for borrowing up to $130 million at any time outstanding, depending on the level of eligible inventory (including pit inventory) and accounts receivable. The credit facility also includes a $100 million letter of credit subfacility. Massey Energy and substantially all of the other subsidiaries have guaranteed the obligations of A.T. Massey and the other borrowers. As security for the financing, the borrowers and the guarantors granted the lenders first priority pledges of equity interests in substantially all of Massey Energy’s subsidiaries, first priority security interests in coal inventory, accounts receivable and other intangible assets, and first mortgage liens on certain owned coal reserves. The security for the financing also includes a negative pledge on fixtures, equipment and certain other of the companies’ assets. The credit facility replaces an existing undrawn accounts receivable financing program and the proceeds of loans under the facility are to be used for general corporate purposes. The credit facility has a five year term ending in January 2009.

THE EXCHANGE OFFER

We entered into the Registration Rights Agreement in connection with the initial offering, pursuant to which we agreed, for the benefit of the holders of the outstanding notes, to file with the SEC within 90 days following the issue date of the outstanding notes a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act relating to an exchange offer pursuant to which notes substantially identical to the outstanding notes (except that such notes will not contain terms with respect to the special interest payments described below or transfer restrictions) and representing the same indebtedness as the outstanding notes, the exchange notes, will be offered in exchange for the then outstanding notes tendered at the option of the holders thereof.

We have agreed to cause the Exchange Offer Registration Statement to be declared effective by the SEC within 180 days following the issue date of the outstanding notes. We have further agreed to complete the exchange offer within 210 days following the issue date of the outstanding notes, to hold the offer open for at least 20 business days and to exchange the exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers (“Participating Broker-Dealers”) receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to sales of those exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we will be required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such exchange notes. The Exchange Offer Registration Statement will be kept effective as long as necessary after the exchange offer has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each holder of outstanding notes (other than certain specified holders) who wishes to exchange such notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of provisions of the Security Act, that it is not an affiliate of ours or of any of our guarantors (or if it is an affiliate it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable, that if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and, that if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such exchange notes.

Shelf Registration

If:

(1)	applicable law or interpretations of the staff of the SEC do not permit us and the guarantors to effect the exchange offer,

(2)	for any other reason the exchange offer is not consummated within 210 days of the Issue Date,

(3)	any holder is prohibited by law or SEC policy from participating in the exchange offer or does not receive exchange notes that may be sold without restriction (other than due solely to the status of such holder as an affiliate of ours or any guarantor,

(4)	in the case of any holder who participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of any issuer within the meaning of the Securities Act), or

(5)	the initial purchasers so request with respect to notes that have, or that are reasonably, likely to be determined to have, the status of unsold allotments in an initial distribution.

We will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of exchange notes, use our reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the outstanding notes for resale by holders or, in the case of clause (2), of the outstanding notes held by the initial purchasers for resale by the initial purchasers (the “Shelf Registration”) to become effective and to remain effective until two years following the issue date of the notes or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

We will, in the event of a Shelf Registration, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the Shelf Registration, notify such holder or holders when the Shelf Registration for the applicable notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable notes. A holder of outstanding notes that sells such notes pursuant to the Shelf Registration generally would be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

Liquidated Damages

The interest rate borne by the notes increases by 0.25% per year if:

•	the Exchange Offer Registration Statement has not been filed with the SEC within 90 days after the issue date of the outstanding notes;

•	the Exchange Offer Registration Statement is not declared effective in the United States within 180 days after the issue date of the outstanding notes;

•	the exchange offer in the United States is not completed within 210 days after the issue date of the outstanding notes; or

•	any registration statement required by the Registration Rights Agreement is filed but not declared effective by a certain date defined in the Registration Rights Agreement or is filed and declared effective but then ceases to be effective (except as specifically permitted in the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective (these first bullets constitute “Registration Defaults”).

The amount of additional interest will increase by an additional 0.25% per year on the first day of each subsequent 90-day period until the Registration Default described in any of the bullet points above has been cured. The maximum aggregate amount of increase from the original interest rate under these provisions is 1.0% per year over the annual interest rate shown on the cover of this prospectus.

If we are required to pay additional interest, we will pay it to you in cash on the same dates that we make other interest payments on the exchange notes until we correct the Registration Default.

On the date on which all such Registration Defaults have been cured, the interest rate on the exchange notes will revert to the interest rate originally borne by the exchange notes (as shown on the cover of this prospectus).

The description in this prospectus of some of the provisions of the Registration Rights Agreement is a summary only. We urge you to read all the provisions of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to our Form 8-K filed on November 12, 2003, because it, and not this summary, defines your rights.

The outstanding notes and the exchange notes will be considered collectively to be a single class for all purposes under the notes indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase notes, and for purposes of the provisions described under the caption “Description of Exchange Notes” all references therein to “notes” shall be deemed to refer collectively to any outstanding notes and any exchange notes, unless the context otherwise requires.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

(1)	the exchange notes bear a different CUSIP Number from the outstanding notes;

(2)	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3)	the holders of the exchange notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $360,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on                     , 2004 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest On The Exchange Notes

The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes, such interest will be paid with the first interest payment on the exchange notes on May 15, 2004. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on each May 15 and November 15, commencing on May 15, 2004.

Procedures For Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in DTC’s Automated Tender Offer Program (“ATOP”); (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading “The Exchange Offer.” The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A)	the tender is made through a member firm of the Medallion System;

(B)	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)	the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)	any law, statute, rule, regulation or interpretation by the staff of the SEC would be violated if we proceeded with the exchange offer; or

(3)	any governmental approval has not been obtained, which approval we believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

The Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Standard Mail, Hand or Overnight Courier:	Wilmington Trust Company
CCM Agency Unit
1100 North Market Street
Wilmington, DE 19899-8861

By Registered or Certified Mail:	Wilmington Trust Company
DC-1615 Agency Unit
PO Box 8861
Wilmington, DE 19899-8861

Facsimile Transmission:	(302) 636-4145

To Confirm Receipt of Facsimile by Telephone:	(302) 636-6469

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

DESCRIPTION OF EXCHANGE NOTES

As used below in this “Description of Exchange Notes” section, the “Issuer” means Massey Energy Company, a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer will issue the notes described in this prospectus (the “Notes”) under an Indenture, dated as of November 10, 2003 (the “Indenture”), among the Issuer, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may find a copy of the Indenture in Exhibit 4.1 to our Form 8-K filed on November 12, 2003.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

The Notes will mature on November 15, 2010. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on May 15 and November 15 of each year, commencing on May 15, 2004, to Holders of record at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $360 million is being issued in this offering. The Issuer may issue additional Notes in an unlimited amount having identical terms and conditions to the Notes being issued in this offering (the “Additional Notes”), subject to compliance with the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will vote on all matters as one class with the Notes being issued in this offering. For purposes of this “Description of Exchange Notes,” except for the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Subsidiaries of the Issuer that are not Guarantors. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

As of September 30, 2003, assuming this offering and related transactions had occurred on that date, the Issuer and the Guarantors would have had no secured Indebtedness outstanding. Although the Indenture contains limitations on the amount of additional secured

Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Limitations on Liens.”

Note Guarantees

On the Issue Date, the Issuer’s obligations under the Notes and the Indenture will be guaranteed (each, a “Note Guarantee”) by all of our Restricted Subsidiaries. Our Unrestricted Subsidiaries and certain future Restricted Subsidiaries will not be required to become Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. Revenues generated by the Guarantors constituted substantially all of our revenues for the twelve-month period ended September 30, 2003, and assets held by the Guarantors constituted substantially all of our consolidated assets as of September 30, 2003.

As of the date of the Indenture, all of our Subsidiaries, other than the Dissolving Subsidiaries, the Joint Venture Subsidiary and Securitization Entities, will be “Restricted Subsidiaries.” Under the circumstances described below under the subheading “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate other Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement permitted under clause (i) of “—Certain Covenants—Limitations on Additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of any such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of any such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similarly impermissible transaction under U.S. federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, amalgamation, consolidation, plan of arrangement or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See ”—Certain Covenants—Limitations on Asset Sales.” In addition, the Indenture provides that any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to November 15, 2007. We are not, however, prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchases or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture or violate applicable securities laws. At any time on or after November 15, 2007, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning November 15 of the years indicated:

Year	Optional Redemption Price
2007	103.313%
2008	101.656%
2009 and thereafter	100%

Redemption with Proceeds from Equity Offerings

At any time prior to November 15, 2006, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of any such Qualified Equity Offering.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control (other than a Change of Control that occurs during a Suspension Period), each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer and any Guarantor under the Credit Agreement in an aggregate amount at any time outstanding not to exceed the greater of (i) $110 million, less the sum of (x) the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with the covenant described under “—Limitations on Asset Sales” and (y) the aggregate Outstanding Receivables Amount with respect to Qualified Securitization Transactions and (ii) the sum of (x) 75% of the net book value of the accounts receivable of the Issuer and the Restricted Subsidiaries and (y) 50% of the net book value of the inventory of the Issuer and the Restricted Subsidiaries.

(2) the Notes issued on the Issue Date (and any registered exchange Notes issued in exchange for such Notes) and the Note Guarantees;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4) Indebtedness under Hedging Obligations; provided that (a) such Hedging Obligations are designed to protect against fluctuations in interest or currency rates or commodity prices and (b) in the case of any Hedging Obligations under clause (1) of the definition thereof, (I) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (II) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of bid, payment, performance, appeal or surety bonds and other similar obligations issued for the account of the Issuer or any Restricted Subsidiary, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, payment, performance, appeal or surety obligations (in each case other than for an obligation for money borrowed);

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Indebtedness under Capitalized Lease Obligations, industrial revenue bonds or mortgage financing incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or cost of development of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding 5% of Consolidated Net Tangible Assets;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or clause (15) below;

(11) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor incurred pursuant to the Coverage Ratio Exception or another clause in this paragraph;

(12) Indebtedness of the Issuer or any Restricted Subsidiary (including letters of credit) in order to provide security for workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance arrangements, reclamation, statutory obligations, surety and appeal bonds, government contracts, return-of-money bonds, or similar requirements of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(13) customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Issuer or any Restricted Subsidiary, in each case, incurred in connection with the acquisition or disposition of any assets of the Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

(14) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $100 million at any time outstanding; and

(15) Indebtedness of the Issuer or any Restricted Subsidiary incurred during any Suspension Period.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer may, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described.

The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

Limitations on Layering Indebtedness

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5) or (7) below), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are publicly available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, plus

(c) the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the amount received with respect to such Investment less the cost of the disposition of such Investment and net of taxes and (ii) the amount of such Investment that was treated as a Restricted Payment, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 90 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4) the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.5 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years, provided that not more than $5.0 million of unused amounts from previous calendar years may be utilized in any single calendar year);

(5) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent a portion of the exercise price thereof and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(6) the payment of dividends on the Issuer’s common stock in an amount per year not to exceed $25 million;

(7) Restricted Payments made during any Suspension Period;

(8) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of the Issuer pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; and

(9) other Restricted Payments of up to $25 million in the aggregate since the Issue Date;

provided that (a) in the case of any Restricted Payment pursuant to clause (6) or (9) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(1) encumbrances or restrictions existing under or by reason of applicable law;

(2) encumbrances or restrictions existing under the Indenture, the Notes and any Note Guarantees;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

(5) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness or any agreement of any Person that was acquired after the Issue Date, in either case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive in the aggregate than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date;

(9) provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive in the aggregate with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; and

(12) encumbrances or restrictions incurred or entered into during any Suspension Period.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $5 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and that sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transaction involving aggregate value of $25 million or more, the certificate described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) loans and advances permitted by clause (3) of the definition of “Permitted Investments;”

(5) Restricted Payments which are made in accordance with the covenant described under ”—Limitations on Restricted Payments;”

(6) any transaction with an Affiliate to the extent involving Qualified Equity Interests;

(7) transactions with a Person that is an Affiliate solely because the Issuer or any Restricted Subsidiary owns Equity Interests in such Person; provided that no Affiliate of the Issuer (other than a Restricted Subsidiary) owns Equity Interests in such Person;

(8) any transaction with an Affiliate entered into during any Suspension Period;

(9) sales of Qualified Equity Interests for cash by the Issuer to an Affiliate;

(10) any agreement as in effect as of the Issue Date and disclosed in the Prospectus with respect to the initial Notes (including agreements disclosed by incorporation by reference therein) or any extension, amendment or modification thereto (so long as such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

(11) transactions between the Issuer or any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture;

(12) purchases and sales of raw materials or inventory in the ordinary course of business which satisfy the requirements set forth in clause (1) of the first paragraph of this covenant; or

(13) transactions with suppliers or purchasers for the sale or purchase of goods in the ordinary course of business which satisfy the requirements set forth in clause (1) of the first paragraph of this covenant.

Limitations on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

(1) in the case of any Lien that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness of the Issuer or such Restricted Subsidiary that is assumed (expressly or by operation of law) by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is no longer liable,

(b) the amount of any obligations received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c) the Fair Market Value of any assets received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale;

(2) repay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3) invest all or any part of the Net Available Proceeds thereof in the purchase of assets to be used by the Issuer or any Restricted Subsidiary in the Permitted Business; and/or

(4) in the case of any Restricted Subsidiary that is not a Guarantor, repay Indebtedness of such Restricted Subsidiary.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing after giving effect to such Designation; and

(2) the Issuer would be permitted to make an Investment in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date (and in the case of any Designation occurring during a Suspension Period, the Issuer could make such Investment if such Suspension Period were not then in effect).

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “—Limitations on Restricted Payments.”

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “—Limitations on Additional Indebtedness” and (b) incurred a Lien on such assets pursuant to the covenant described under “—Limitations on Liens;” and

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction.

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary or (3) to a third party to the extent the Issuer would be permitted to make an Investment in the remaining Equity Interests of such Restricted Subsidiary pursuant to the covenant described under “—Limitation on Restricted Payments.” The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “—Limitations on Asset Sales.”

Limitations on Mergers, Amalgamations, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, merge or amalgamate with or into (other than a merger, amalgamation or plan of arrangement with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to a State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

(2) at any time other than during a Suspension Period, immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3) at any time other than during a Suspension Period, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in the fourth paragraph under the caption “—Note Guarantees,” no Guarantor may consolidate or amalgamate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger, amalgamation or plan of arrangement assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination, merger or amalgamation of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

Additional Note Guarantees

If any Restricted Subsidiary that is not a Guarantor incurs any Indebtedness (other than Indebtedness owing to the Issuer or another Restricted Subsidiary), including any guarantee of any Indebtedness of the Issuer or a Restricted Subsidiary (other than a guarantee of Indebtedness owing to the Issuer or a Restricted Subsidiary), then the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall issue a Note Guarantee; and

(2) deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture and Note Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. The Issuer may cause any other Restricted Subsidiary of the Issuer to issue a Note Guarantee and become a Guarantor. At any time the Indebtedness or guarantee of Indebtedness referred to above is repaid or released without further obligation by such Restricted Subsidiary, such Restricted

Subsidiary need no longer be a Guarantor for purposes of this covenant, and the Trustee shall promptly execute such documents and instrument as the Issuer or such Restricted Subsidiary may request to evidence the termination of the applicable Guarantee.

The Issuer and its Restricted Subsidiaries shall not be required to comply with the provisions of this covenant during any Suspension Period.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and to the holders of the Notes (which may be made by electronic delivery, if consented to by the recipient), upon request to any Holder, within the time periods specified (including any grace periods or extensions permitted by the SEC) in the SEC’s rules and regulations (and, upon request, will so furnish to securities analysts and prospective investors in the Notes):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these forms, including a “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to prospective investors upon request. The Issuer has agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “—Change of Control;”

(4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 45 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b) results in the acceleration of such Indebtedness prior to its express final maturity or

(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $25 million or more;

(6) one or more final and non-appealable judgments or orders that exceed $25 million in the aggregate (net of amounts covered by insurance or bonded or paid) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S.

federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when the Issuer has paid all sums payable by it under the Indenture and either

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, and

(b) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that:

(a) no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under the heading “—Change of Control” or the related definitions that could adversely affect the rights of any Holder; and

(b) without the consent of each Holder affected, the Issuer and the Trustee may not:

(1) change the maturity of any Note;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

Wilmington Trust Company is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.;”

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments;”

(4) the creation or realization of any Permitted Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity; and

(7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5 million.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the implied rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any U.S. financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of purchase thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-2 by S&P, or at least P-2 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(4) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary that is not a Guarantor only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Fixed Charges),

(c) Consolidated Depreciation Expense (but only to the extent not included in Consolidated Fixed Charges),

(d) Consolidated Fixed Charges, and

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income (excluding any non-cash items which will be received in cash or resulted in or will result in cash savings in current or future periods) for such period.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Issuer and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1) all intercompany items between the Issuer and any Restricted Subsidiary, and

(2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Depreciation Expense” for any period means the depreciation expense and depletion expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds therefrom) and any repayment of other Indebtedness or redemption of other Preferred Stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and shall also include, without duplication,

(1) imputed interest on Capitalized Lease Obligations, obligations under conditional sale and other title retention programs and Attributable Indebtedness,

(2) commissions and discounts owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations of the type described in clause (1) of the definition thereof,

(4) amortization of debt issuance costs and debt discount or premium (other than write-offs resulting from the acceleration of deferred financing costs),

(5) the interest portion of any deferred payment obligations,

(6) all other non-cash interest expense,

(7) capitalized interest,

(8) the product of (a) all dividend payments on any series of Preferred Stock of the Issuer or any Restricted Subsidiary (other than any such Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), to the extent not deductible or creditable for tax purposes multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

(9) all interest payable with respect to discontinued operations,

(10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary but solely to the extent such Person is in default under such Indebtedness or such interest is currently payable by the Issuer or any Restricted Subsidiary, and

(11) all interest payable with respect to any Indebtedness (other than any such Indebtedness held by the Issuer or a Wholly-Owned Restricted Subsidiary) of the Issuer or any Restricted Subsidiary to the extent such Indebtedness is treated as equity in accordance with GAAP;

provided that, notwithstanding the foregoing, any interest or dividends of the type described in this definition shall be excluded from Consolidated Fixed Charges to the extent paid in shares of the Issuer’s Qualified Equity Interests.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary that is not a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any asset sale by the Issuer or any Restricted Subsidiary; and

(6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1) minority interests in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

(2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Issuer;

(3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4) unamortized debt discount and expenses and other unamortized deferred financing charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization expenses and other intangible items;

(5) treasury stock;

(6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7) Investments in and assets of Unrestricted Subsidiaries (other than the Fair Market Value of Investments in Securitization Entities).

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“Credit Agreement” means one or more debt facilities, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement or agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that is not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and such Equity Interests specifically provides that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control.”

“Dissolving Subsidiaries” means Massey Coal Capital Corporation; Massey Capital Management Corporation; Sprouse Creek Venture Capital Corp.; Preferred Management Capital Corp.; MonongahelaVenture Capital Corp.; New River Capital Corp.; Marshall Venture Capital Corp.; and Bluestone Venture Capital Corp.

“Eastman Facility Assets” means the coal handling facility constructed by Tennessee Energy Corp. at Eastman Chemical Company’s Kingsport, Tennessee plant, and all locomotive(s), all equipment, parts and supplies incorporated into such facility by Tennessee Energy Corp. and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person; provided, however, that Equity Interests shall not be deemed to include stock appreciation rights, phantom shares or similar rights granted to employees, officers or directors of the Issuer and Restricted Subsidiaries pursuant to the Issuer’s compensation plans and programs.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date of the Indenture.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Issuer that is required to become a Guarantor by the terms of the Indenture, in each case, until such Person is released from its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) foreign exchange contracts, currency swap agreements or other similar agreement or arrangement, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of assets;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) all Hedging Obligations of such Person; and

(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

For the avoidance of doubt, “Indebtedness” of any Person shall not include:

(i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

(ii) deferred tax obligations;

(iii) minority interest;

(iv) uncapitalized interest;

(v) obligations in respect of reclamation, workers compensation, including black lung, pension and retiree health care;

(vi) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business;

(vii) obligations arising under operating leases; and

(viii) obligations of the Issuer or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who

(1) has no financial interest in the transaction at issue;

(2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3) has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit from the Issuer or any of its Affiliates, other than directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests or debt instruments of the Issuer or any wholly-owned Subsidiary shall be deemed not to be Investments.

“Issue Date” means the date on which the Notes are originally issued.

“Joint Venture Subsidiary” means CoalSolv, LLC, a Virginia limited liability company.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds;

provided, that the term “Net Available Proceeds” shall not include the proceeds of any Asset Sale entered into during any Suspension Period.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Outstanding Receivables Amount” means the sum of (i) the aggregate uncollected balances of the receivables transferred in Qualified Securitization Transactions (the “Transferred Receivables”) plus (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the Issuer or a Restricted Subsidiary.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy-related businesses, ash disposal, environmental remediation and development of related real estate assets, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses and activities of the Company and its Subsidiaries, as of the date of the indenture and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness;”

(5) Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of compromise, arrangement or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales;”

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12) Investments in joint ventures in an aggregate amount not to exceed at any one time outstanding 5% of Consolidated Net Tangible Assets;

(13) any Investment by the Issuer or a Restricted Subsidiary in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by the Issuer or any of its Restricted Subsidiaries;

(14) any Investment existing on the date of the indenture (an “Existing Investment”) and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(15) guarantees (including Guarantees) of Indebtedness permitted under the covenant “—Certain Covenants—Limitations on Additional Indebtedness;” and

(16) other Investments in an aggregate amount not to exceed $50 million at any one time outstanding.

The amount of Investments outstanding at any time shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, lessor’s, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens;

(3) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to a Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights) or immaterial imperfections of title and any and all matters and exceptions to title that are or would be shown on a title insurance policy or a lawyer’s title opinion, in each case which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases or subleases;

(12) Liens securing all of the Notes and Liens securing any Note Guarantee;

(13) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(14) Liens in favor of the Issuer or any Restricted Subsidiary;

(15) Liens securing Indebtedness and other obligations under the Credit Agreement;

(16) Liens securing Purchase Money Indebtedness and Liens securing Capitalized Lease Obligations to the extent such Liens do not extend to any property or assets other than the property or assets acquired with proceeds of such Indebtedness;

(17) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in this definition; provided that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(20) Liens existing on the Issue Date;

(21) Liens on accounts receivable, inventory, books, records and supporting obligations, contracts and other rights related thereto and Cash Equivalents securing Hedging Obligations incurred in compliance with clause (4) of the covenant described under “—Limitations on Additional Indebtedness;”

(22) the right reserved to or vested in any governmental entity by any statutory provisions, or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof;

(23) any Liens resulting from security given to a public utility or governmental entity when required by such utility or governmental entity in connection with the operation of the business of such Person;

(24) covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property;

(25) Liens arising or that may be deemed to arise on accounts receivable, books, records and contracts, supporting obligations and other rights related thereto in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

(26) Liens to secure Attributable Indebtedness, that qualifies as Purchase Money Indebtedness permitted to be incurred under the indenture; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(27) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(28) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the indenture;

(29) Liens on Cash and Cash Equivalents of up to $205 million securing letters of credit of the types described under clause (6) of the definition of Permitted Indebtedness;

(30) Liens on Eastman Facility Assets and Westvaco Facility Assets; and

(31) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed at any one time outstanding 5% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other preferred or preference equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Issuer or any of its Restricted Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Permitted Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary which arose in the ordinary course of business of the Issuer or such Restricted Subsidiary, and any assets related thereto, including, books, records, and supporting obligations, contracts and other rights relating thereto which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agencies” means S&P and Moody’s.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of “—Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the net proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in an amount not in excess of the amount of the Refinanced Indebtedness so repaid or amended plus costs and expenses associated therewith (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be;

(3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities a such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any redemption prior to 91 days before the scheduled maturity or prior to 91 days before any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Entity” means any Unrestricted Subsidiary or Person that is not a Subsidiary of the Company, in each case that is exclusively engaged in Qualified Securitization Transactions and activities relating directly thereto.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Suspension Period” means any period in which the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) as of the Issue Date, the Dissolving Subsidiaries, the Joint Venture Subsidiary and any Securitization Entity in existence as of the Issue Date, (2) any other Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the

Issuer in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (3) any other Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Westvaco Facility Assets” means the coal handling facility constructed at Westvaco Corporation’s Covington, Virginia plant, including all assets necessary to operate such coal handling facility, and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Delivery and Form of Securities

The Notes will be represented by one or more global notes (the “Global Notes”) in definitive form. The Global Notes will be deposited on the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the

Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Notes would be issued in fully registered form and would be subject to the legal requirements described in this prospectus under the caption “Notice to Investors.” In addition, if (1) the Depositary notifies the Issuer in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following general discussion summarizes material U.S. federal income and, for certain foreign persons, estate tax aspects of the exchange of outstanding notes for exchange notes and the ownership and disposition of the exchange notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the exchange of outstanding notes for exchange notes and the ownership and disposition of the exchange notes. This discussion also does not address the U.S. federal income tax consequences of ownership of exchange notes not held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	insurance companies;

•	persons that hold the notes as part of a “straddle,” a “hedge” against currency risk or a “conversion transaction”;

•	expatriates;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	pass-through entities (e.g., partnerships) or investors who hold the notes through pass-through entities.

In addition, this discussion is limited to the U.S. federal income tax consequences to initial holders that purchased the outstanding notes for cash, at their original issue price, pursuant to the initial offering and that exchange such outstanding notes for exchange notes pursuant to this exchange. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

This discussion is based upon the Code, regulations of the Treasury Department, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). We have not and will not seek any rulings or opinions from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange of outstanding notes for exchange notes or the ownership or disposition of the exchange notes which are different from those discussed below.

If you are considering exchanging outstanding notes for exchange notes, we urge you to consult your tax advisor about the particular federal, state, local and foreign tax consequences of the exchange of outstanding notes for exchange notes and the ownership and disposition of the exchange notes, and the application of the U.S. federal income tax laws to your particular situation.

Receipt of Exchange Notes

The exchange of outstanding notes for exchange notes should not be a taxable exchange. As a result:

•	you should not recognize taxable gain or loss when you receive exchange notes in exchange for outstanding notes;

•	your holding period for the exchange notes should include your holding period for the outstanding notes; and

•	your basis in the exchange notes should equal your basis in the outstanding notes.

U.S. Holders

A “U.S. holder” is a beneficial owner of exchange notes that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its states;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its sources; or

•	a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust existed on April 20, 1996 and has validly elected to continue to be treated as a domestic trust.

Taxation of Interest

Interest on the exchange notes is generally taxable to you as ordinary income:

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument, the holder may be required to recognize additional interest as “original issue discount” over the term of the instrument. We believe that the outstanding notes were not issued with original issue discount, and, therefore, holders of exchange notes will not be required to recognize original issue discount.

Sale or Other Disposition of Exchange Notes

You generally must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other disposition of an exchange note. The amount of your gain or loss equals the difference between the amount you receive for the exchange note (to the extent such amount does not represent accrued but unpaid interest, which will be treated as such), minus your adjusted tax basis in the exchange note. Your initial tax basis in an exchange note generally is the price you paid for the outstanding note. Any such gain or loss on a taxable disposition of an exchange note will generally constitute capital gain or loss and will be long-term capital gain or loss if you hold such exchange note for more than one year.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of exchange notes that is not a U.S. holder.

Withholding Tax on Payments on the Exchange Notes

Subject to the discussion of backup withholding below, payments of interest on an exchange note to any non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, provided that:

•	the holder is not:

•	an actual or constructive owner of 10% or more of the total voting power of all our voting stock; or

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership.

•	such interest payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States; and

•	we or our paying agent receives:

•	from the non-U.S. holder, a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) under penalties of perjury, which provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder of the note is a non-U.S. holder; or

•	from a security clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a “financial institution”) on behalf of the non-U.S. holder, certification under penalties of perjury that such a Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of the Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) is furnished to the payor.

Additional exemptions may apply to holders who hold exchange notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

If interest on an exchange note is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States, such income generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest or of the disposition proceeds will not be subject to U.S. withholding tax so long as the holder provides us or the paying agent with an IRS Form W-8ECI.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest on the exchange notes.

Non-U.S. holders should consult their tax advisors about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale or Other Disposition of Exchange Notes

As discussed above, the exchange of outstanding notes for exchange notes pursuant to this exchange offer should not be a taxable exchange and, therefore, should not be subject to U.S. federal income tax. In addition, subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale, exchange, retirement or other disposition of an exchange note generally will not be subject to U.S. federal income tax, unless:

•	such gain is income or gain that is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if the non-U.S. holder is entitled to the benefits under an applicable tax treaty, is attributable to a permanent establishment or a fixed base in the United States; or

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, non-U.S. holders generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. If the second bullet point applies, non-U.S. holders generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, retirement or other disposition of the exchange notes) exceed capital losses allocable to U.S. sources.

U.S. Federal Estate Tax

An exchange note held or treated as held by an individual who is a non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax provided that (1) the individual does not actually or constructively own 10% or more of the total voting power of all our voting stock and (2) interest on the exchange note, if received by the non-U.S. holder at death, would not have been effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States.

Information Reporting and Backup Withholding

Payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the exchange notes may be subject to information reporting. In addition, if you are a U.S. holder, such payments will be subject to U.S. federal backup withholding tax unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. If you are a non-U.S. holder, you may be required to comply with certification procedures to establish that you are not a U.S. person in order to avoid backup withholding tax with respect to our payments on, or the proceeds from the disposition of, exchange notes. The backup withholding tax rate is currently 28%. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against the holder’s U.S. federal income tax liability, provided required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the date on which the Exchange Offer Registration Statement is declared effective, or such longer period if extended pursuant to the Registration Rights Agreement, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. We and the initial purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for exchange notes in the Exchange Offer may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes (other than a resale of an unsold allotment resulting from the original offering of the notes).

For a period of 180 days after the date on which the Exchange Offer Registration Statement is declared effective, or such longer period if extended pursuant to the Registration Rights Agreement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

Our consolidated financial statements as of December 31, 2002, and October 31, 2001, and for the year ended December 31, 2002, the two months ended December 31, 2001, and each of the two years in the period ended October 31, 2001, appearing in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. These consolidated financial statements are included herein and incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on the New York Stock Exchange under the symbol “MEE.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

•	Our Annual Report on Form 10-K (as amended by our Form 10-K/A) for the year ended December 31, 2002;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

•	Our Quarterly Report on Form 10-Q (as amended by our Form 10-Q/A) for the quarter ended June 30, 2003;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and

•	Our Current Reports on Form 8-K filed February 5, 2003, April 1, 2003, May 22, 2003, May 23, 2003, May 30, 2003, July 3, 2003, October 27, 2003, November 6, 2003 and November 12, 2003.

In addition, all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act by us subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

This prospectus incorporates by reference documents that are not presented in this prospectus or delivered with this prospectus. Copies of such documents, other than exhibits to such documents that are not specifically incorporated by reference in this prospectus, are available without charge to any person to whom this memorandum is delivered by writing or telephoning us at the following: Massey Energy Company, 4 North 4th Street, Richmond, Virginia 23219, Attention: Corporate Secretary; (804) 788-1800, website: http://www.masseyenergyco.com.

MASSEY ENERGY COMPANY

INDEX TO FINANCIAL STATEMENTS

Page
Audited consolidated financial statements
Report of Independent Auditors	F-2
Consolidated Statements of Income for the Years ended December 31, 2002 and October 31, 2001 and 2000 and the two-months ended December 31, 2001 and 2000 (unaudited)	F-3
Consolidated Balance Sheets as of December 31, 2002 and October 31, 2001	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2002 and October 31, 2001 and 2000 and the two-months ended December 31, 2001 and 2000 (unaudited)	F-5
Consolidated Statements of Shareholder’s Equity	F-6
Notes to Audited Consolidated Financial Statements	F-7

Unaudited condensed consolidated interim financial statements
Condensed Consolidated Statements of Income for the three months ended September 30, 2003 and 2002 and the nine months ended September 30, 2003 and 2002	F-36
Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002	F-37
Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2003 and 2002	F-38
Notes to Unaudited Condensed Consolidated Financial Statements	F-39

Report of Independent Auditors

To the Shareholders of Massey Energy Company

We have audited the accompanying consolidated balance sheets of Massey Energy Company as of December 31, 2002 and October 31, 2001, and the related consolidated statements of income, cash flows, and shareholders’ equity for the year ended December 31, 2002, the two months ended December 31, 2001, and each of the two years in the period ended October 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Massey Energy Company at December 31, 2002 and October 31, 2001, and the consolidated results of its operations and its cash flows for the year ended December 31, 2002, the two months ended December 31, 2001, and each of the two years in the period ended October 31, 2001, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the consolidated financial statements, the Company has restated its financial statements for the two-month period ended December 31, 2001 and each of the two years in the period ended October 31, 2001.

/S/ ERNST & YOUNG LLP

Richmond, Virginia

March 26, 2003

AUDITED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Amounts)

	Year Ended			Two Months Ended
	December 31, 2002	October 31, 2001	October 31, 2000	December 31, 2001	December 31, 2000
		(Restated)	(Restated)	(Restated)	(Restated) (Unaudited)
Revenues
Produced coal revenue	$1,318,935	$1,203,285	$1,081,027	$204,753	$168,809
Freight and handling revenue	112,017	129,894	131,334	18,912	21,893
Purchased coal revenue	117,049	49,485	39,585	16,999	6,301
Other revenue	78,804	49,197	60,752	5,779	3,774
Senior notes repurchase income	3,290	—	—	—	—

Total revenues	1,630,095	1,431,861	1,312,698	246,443	200,777

Costs and Expenses
Cost of produced coal revenue	1,177,363	1,032,420	839,359	191,957	147,283
Freight and handling costs	112,017	129,894	131,334	18,912	21,893
Cost of purchased coal revenue	119,562	47,030	38,853	16,081	6,301
Depreciation, depletion and amortization applicable to:
Cost of produced coal revenue	203,921	177,384	169,467	30,293	28,538
Selling, general and administrative	3,809	3,885	1,869	899	293
Selling, general and administrative	40,111	31,702	35,364	7,510	5,888

Total costs and expenses	1,656,783	1,422,315	1,216,246	265,652	210,196

(Loss) Income from operations	(26,688)	9,546	96,452	(19,209)	(9,419)
Interest income	4,470	8,747	25,661	987	2,123
Interest expense	(35,302)	(34,214)	(347)	(5,302)	(3,719)

(Loss) Income before taxes	(57,520)	(15,921)	121,766	(23,524)	(11,015)
Income tax (benefit) expense	(24,946)	(10,501)	43,235	(8,723)	(4,296)

Net (loss) income	$(32,574)	$(5,420)	$78,531	$(14,801)	$(6,719)

(Loss) Income per share
Basic	$(0.44)	$(0.07)	$1.07	$(0.20)	$(0.09)

Diluted	$(0.44)	$(0.07)	$1.07	$(0.20)	$(0.09)

Shares used to calculate (loss) income per share
Basic	74,442	73,858	73,469	74,131	74,098

Diluted	74,442	73,858	73,472	74,131	74,098

See Notes to Consolidated Financial Statements.

AUDITED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Amounts)

	December 31, 2002	October 31, 2001
		(Restated)
ASSETS
Current Assets
Cash and cash equivalents	$2,725	$5,664
Trade and other accounts receivable, less allowance of $8,775 and $9,848, respectively	175,795	198,885
Inventories	193,669	141,483
Deferred taxes	13,889	13,572
Income taxes receivable	6,437	1,880
Other current assets	117,326	96,034

Total current assets	509,841	457,518

Net Property, Plant and Equipment	1,534,488	1,613,133
Other Noncurrent Assets
Pension assets	77,356	80,400
Other	119,747	120,029

Total other noncurrent assets	197,103	200,429

Total assets	$2,241,432	$2,271,080

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable, principally trade and bank overdrafts	$124,933	$185,903
Short-term debt	264,045	248,231
Payroll and employee benefits	44,389	37,878
Other current liabilities	139,896	70,223

Total current liabilities	573,263	542,235

Noncurrent Liabilities
Long-term debt	286,000	300,000
Deferred taxes	244,676	250,444
Other	329,281	317,796

Total noncurrent liabilities	859,957	868,240

Shareholders’ Equity
Capital Stock
Preferred stock—authorized 20,000,000 shares; no par; none issued	—	—
Common stock—authorized 150,000,000 shares; $0.625 par; issued and outstanding—75,317,732 and 74,543,670 shares, respectively	47,074	46,590
Additional Capital	21,659	15,541
Unamortized executive stock plan expense	(6,407)	(6,706)
Retained earnings	745,886	805,180

Total shareholders’ equity	808,212	860,605

	$2,241,432	$2,271,080

See Notes to Consolidated Financial Statements.

AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands of Dollars)

	Year Ended			Two Months Ended
	December 31, 2002	October 31, 2001	October 31, 2000	December 31, 2001	December 31, 2000
		(Restated)	(Restated)	(Restated)	(Restated) (Unaudited)
Cash Flows From Operating Activities
Net (loss) income	$(32,574)	$(5,420)	$78,531	$(14,801)	$(6,719)
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation, depletion and amortization	207,730	181,269	171,336	31,192	28,831
Deferred taxes	3,511	(4,260)	28,053	(8,748)	(4,296)
Loss (Gain) on disposal of assets	803	517	(28,169)	111	1,565
Gain on repurchase of senior notes	(3,290)	—	—	—	—
Changes in operating assets and liabilities:
Decrease (Increase) in accounts receivable	2,068	4,603	(42,801)	11,079	9,864
(Increase) Decrease in inventories	(37,876)	(40,350)	(12,349)	(14,310)	1,965
Increase in other current assets	(17,657)	(25,461)	(13,983)	(3,579)	(22,733)
Decrease (Increase) in pension and other assets	4,961	25,237	(30,013)	11,938	(6,698)
(Decrease) Increase in accounts payable and bank overdrafts	(61,877)	32,446	(6,729)	907	(34,990)
(Decrease) Increase in accrued income taxes	(4,557)	(7,002)	2,197	—	(2,427)
Increase (Decrease) in other accrued liabilities	76,950	(2,004)	(5,204)	(906)	(20,442)
(Decrease) Increase in other non-current liabilities	(15,717)	13,217	12,818	6,553	9,398

Cash provided (utilized) by operating activities	122,475	172,792	153,687	19,436	(46,682)

Cash Flows From Investing Activities
Capital expenditures	(135,099)	(247,517)	(204,835)	(37,698)	(23,386)
Proceeds from sale of assets	13,127	34,870	32,072	416	—

Cash utilized by investing activities	(121,972)	(212,647)	(172,763)	(37,282)	(23,386)

Cash Flows From Financing Activities
Increase (Decrease) in short-term debt, net	944	(29,998)	—	14,870	(3,568)
Proceeds from sale and leaseback of equipment	16,955	—	—	—	—
Repurchase of senior notes	(10,710)	—	—	—	—
Decrease in amount due from Fluor Corporation	—	67,554	1,352	—	67,554
Equity contributions from Fluor Corporation	—	2,476	17,069	—	2,476
Cash dividends paid	(11,919)	(11,811)	—	—	—
Stock options exercised	1,408	9,369	—	2,856	—
Other, net	—	1,000	(467)	—	1,058

Cash (utilized) provided by financing activities	(3,322)	38,590	17,954	17,726	67,520

Decrease in cash and cash equivalents	(2,819)	(1,265)	(1,122)	(120)	(2,548)
Cash and cash equivalents at beginning of period	5,544	6,929	8,051	5,664	6,929

Cash and cash equivalents at end of period	$2,725	$5,664	$6,929	$5,544	$4,381

Supplemental Cash Flow Information
Cash paid during the period for income taxes	$1,156	$1,656	$12,834	$46	$107

See Notes to Consolidated Financial Statements.

AUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In Thousands of Dollars except share amounts)

	Common Stock		Additional Capital	Unamortized Executive Stock Plan Expense	Net Investment by Fluor Corporation	Due From Fluor Corporation	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
	Shares	Amount
	(Restated)	(Restated)			(Restated)		(Restated)	(Restated)	(Restated)
Balance at October 31, 1999	73,469	$45,918	$—	$—	$1,510,789	$(280,416)	$—	$(716)	$1,275,575
Net income					78,531				78,531
Other comprehensive loss, net of deferred tax benefit of $30:
Unrealized loss on investment								1,075	1,075
Reclassification of unrealized gain to net income								(1,122)	(1,122)
Comprehensive income									78,484

Capital contributions					17,069				17,069

Net change in amount due from Fluor Corporation						1,352			1,352

Balance at October 31, 2000	73,469	$45,918	$—	$—	$1,606,389	$(279,064)	$—	$(763)	$1,372,480

Net loss							(5,420)		(5,420)
Other comprehensive income, net of deferred tax of $488:
Reclassification of unrealized gain to net income								763	763

Comprehensive loss									(4,657)

Capital contributions					2,476				2,476
Net change in amount due from Fluor Corporation						67,554			67,554
Spin-Off transaction				(3,840)	(1,608,865)	211,510	825,373		(575,822)
Dividends declared ($0.20 per share)							(14,773)		(14,773)
Exercise of stock options, net	817	511	8,858						9,369
Stock option tax benefit			2,611						2,611
Amortization of executive stock plan expense				1,367					1,367
Issuance of restricted stock, net	258	161	4,072	(4,233)					—

Balance at October 31, 2001	74,544	$46,590	$15,541	$(6,706)	$—	$—	$805,180	$—	$860,605

Net loss							(14,801)		(14,801)
Exercise of stock options, net	253	158	2,698						2,856
Stock option tax benefit			640						640
Amortization of executive stock plan expense				239					239
Issuance of restricted stock, net	(23)	(14)	(320)	334					—

Balance at December 31, 2001	74,774	$46,734	$18,559	$(6,133)	$—	$—	$790,379	$—	$849,539

Net loss							(32,574)		(32,574)
Dividends declared ($0.16 per share)							(11,919)		(11,919)
Exercise of stock options, net	126	78	1,330						1,408
Stock option tax benefit			208						208
Amortization of executive stock plan expense				1,550					1,550
Issuance of restricted stock, net	418	262	1,562	(1,824)					—

Balance at December 31, 2002	75,318	$47,074	$21,659	$(6,407)	$—	$—	$745,886	$—	$808,212

See Notes to Consolidated Financial Statements.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying consolidated financial statements include the accounts of Massey Energy Company (“Massey” or the “Company”), its wholly owned subsidiary A.T. Massey Coal Company, Inc. (“A.T. Massey”) and its subsidiaries. A.T. Massey now represents the sole operating subsidiary of Massey, as Massey has no separate independent operations. Until the spin-off transaction on November 30, 2000 (the “Spin-Off”) (See Note 13), A.T. Massey was 100% controlled by Fluor Corporation (“Fluor”). Therefore, these financial statements for all periods prior to 2001 may not necessarily be indicative of the results of operations, financial position and cash flows of Massey in the future or had it operated as a separate independent company during all periods reported. All significant intercompany transactions and accounts have been eliminated.

Change in Fiscal Year-end

The Company changed to a calendar-year basis of reporting financial results effective January 1, 2002. For comparative purposes, the reported audited consolidated results of operations and cash flows for 2001 and 2000 annual periods are for the twelve months ended October 31. As a requirement of the change in fiscal year, the Company is reporting consolidated results of operations and cash flows for a special transition period, the two months ended December 31, 2001 (audited) compared with the two-months ended December 31, 2000 (unaudited). The comparative audited consolidated balance sheets are as of December 31, 2002 and October 31, 2001.

2.	Restatement and Reclassification

The Company has recently resolved certain accounting and disclosure issues resulting from a review by the Securities and Exchange Commission (SEC) of its annual report on Form 10-K for the fiscal year ended October 31, 2001 and subsequently filed periodic reports on Forms 10-Q. The issues, which are explained more fully below involve corrections to (1) the timing of recognition of certain charges related to claims against the Company, (2) its presentation of shareholders’ equity and adjustments related to the Spin-Off and (3) its accounting method for black lung liabilities and related expense recognition. The Company has restated its 2002 quarterly financial information, the two-month transition period ended December 31, 2001, as well as its 2001 and prior year financial statements to reflect charges related to claims against the Company in the proper periods, properly present shareholders’ equity in periods prior to the Spin-Off and to account for black lung obligations under the service period approach as described in Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (SFAS No. 106)

The restatement adjustments are as follows:

The Consolidated Financial Statements for the two-month transition period ended December 31, 2001 are restated to record in the two-month transition period ended December 31, 2001, a reduction in the Company’s bad debt reserves of $3 million pre-tax with respect to Enron Corporation, previously recorded in the first quarter 2002.

The Consolidated Financial Statements for 2001 are restated to recognize a fourth quarter $6.9 million charge related to the settlement of claims for delinquent workers’ compensation premiums which was previously recognized in the two-month transition period ended December 31, 2001. As a result, at October 31, 2001, Other Current Liabilities increased by $2.4 million and Other Non-Current Liabilities increased by $4.5 million.

The Consolidated Financial Statements for 2001 are restated to recognize a fourth quarter $2.5 million charge in connection with a wrongful employee discharge lawsuit which was previously recognized in the transition period ended December 31, 2001. As a result, at October 31, 2001, Other Non-Current Liabilities increased by $2.5 million.

The Consolidated Financial Statements are restated to present assumed shares outstanding for all periods presented. As a result, at October 31, 2000 and 1999, there was an increase of $45.9 million in Common Stock and a decrease of $45.9 million in Net Investment by Fluor Corporation to reflect 73.5 million shares of common stock outstanding (the number of shares outstanding on the date of the Spin-off).

The Consolidated Financial Statements have also been restated to retroactively adopt and apply the service period approach described in SFAS No. 106 as allowed under SFAS No. 112 “Employers’ Accounting for Postemployment Benefits” to the Company’s obligations with respect to coal worker’s pneumoconiosis (black lung). Previously, the Company utilized a different actuarial approach. This change has been implemented effective November 1, 1994, the first date under which the Company was required to implement SFAS No. 112. Trust assets previously offset against the Company’s black lung liability ($2.4 million at October 31, 2001) have been reclassified to Other Current Assets and accounted for under SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.”

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The service period approach that the Company retroactively adopted, differs from the previous actuarial method utilized primarily as follows:

•	The Company’s previous method accrued the difference between the estimated total black lung liability for past and future service and the actual amount recorded immediately for all shutdown locations and over a 15-year period for all active locations. The service cost method makes no distinction between active and shutdown operations.

•	Under the previous method, for active operations, the annual cost was calculated as the unreserved amount amortized over 15 years. The unreserved amount included gains and losses arising from assumptions changes and experience as well as the estimated liability for future service. The service cost method divides this into a service cost component that is spread over the future working lifetime of active employees and a gain/loss amortization component that is spread over a five-year period.

•	Under the previous method, for inactive operations, the unreserved amount was immediately recognized. Under the service cost method, this unreserved amount would fall solely into the gain/loss amortization component and be recognized over a five-year period.

•	The Company’s previous method included an interest cost calculated on the recorded liability while under the service cost approach interest is calculated on the total accumulated benefit obligation.

•	Under the previous method, special actuarial gains or losses resulting from new experience studies were amortized on an accelerated basis (over 5 years). Under the service cost method, no such distinction exists. All gains and losses are amortized over the same period.

Both methods use the same assumptions with respect to discount rate, inflation, and benefit cost trend.

The restatement (change in black lung expense net of realized gains on reclassified trust assets) changed net income in each year presented as follows: decrease of $0.3 million in fiscal 2000, and an increase of $1.4 million in fiscal 2001. The restatement of black lung expense and the related liability had no net impact on the Shareholders’ Equity at October 31, 2001 as adjustments to income and expense amounts offset. Balance sheet changes as of October 31, 2001 related to the restatement were an increase in Other Non-Current Liabilities of $2.4 million, and an increase in Prepaid Expenses and Other Current Assets of $2.4 million. The restatement reduced pre-tax income in each quarter of 2002 by $0.4 million and increased pre-tax income by $0.7 million, $0.7 million, $0.7 million, and $0.3 million in the three-months ended January 31, 2001, April 30, 2001, July 31, 2001 and October 31, 2001, respectively. The adjustment was not material for the two-month transition period ended December 31, 2001.

The Company has also reclassified all periods presented to present Freight and Handling Revenue and Costs and Purchased Coal Revenue and Costs on a gross rather than net basis. Previously, these items were presented “net” in other income. The net amount included in other income was $2.5 million in 2001 and $0.7 million in 2000. These changes have been made to conform to the requirements of Emerging Issues Task Force (EITF) Issue No. 00-10 “Accounting for Shipping and Handling Fees and Costs” and EITF Issue No. 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent”.

Set forth below is a comparison of the previously reported and restated consolidated net income and per share amounts for the two-month transition period ended December 31, 2001 and the years ended October 31, 2001 and 2000.

	Two months ended December 31, 2001		October 31, 2001		October 31, 2000
(in thousands, except per share amounts)	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Net (loss) earnings	$(22,391)	$(14,801)	$(1,050)	$(5,420)	$78,804	$78,531
(Loss) Earnings per share
Basic	$(0.30)	$(0.20)	$(0.01)	$(0.07)	$1.07	$1.07
Diluted	(0.30)	(0.20)	(0.01)	(0.07)	1.07	1.07
Shares used to calculate (loss) earnings per share
Basic	74,131	74,131	73,858	73,858	73,469	73,469
Diluted	74,131	74,131	73,858	73,858	73,472	73,472

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On January 30, 2003, the Company issued a press release reporting its operating results for the year ended December 31, 2002. That press release was filed with the SEC on Form 8-K on February 5, 2003. Subsequent to the filing of the 8-K and prior to the issuance of its 2002 financial statements the Company recorded adjustments to its 2002 results primarily to reflect the change in accounting for black lung discussed above, and a reduction in bad debt reserves as discussed above. In addition, total revenues increased $0.3 million primarily due to a customer billing adjustment.

Set forth below is a comparison of the Company’s consolidated net income and per share amounts for the year ended December 31, 2002, as reported in the Company’s press release filed on Form 8-K on February 5, 2003, and as reflected in the Company’s consolidated financial statements as of and for the year ended December 31, 2002, included herein.

	Year ended December 31, 2002
(in thousands, except per share amounts)	(A)	(B)
Net loss	$(30,019)	$(32,574)
Loss per share
Basic	$(0.40)	$(0.44)
Diluted	(0.40)	(0.44)
Shares used to calculate loss per share
Basic	74,442	74,442
Diluted	74,442	74,442

(A)	As reported in the Company’s press release.

(B)	As reflected in the Company’s consolidated financial statements for the year ended December 31, 2002.

A comparison of the previously reported and restated consolidated net income and per share amounts for the quarterly periods for fiscal year ended December 31, 2002 and October 31, 2001, and the two-month transition period ended December 31, 2001, may be found in Note 17, “Quarterly Information”.

3.	Significant Accounting Policies

Use of Estimates

The preparation of the financial statements of the Company in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts. These estimates are based on information available as of the date of the financial statements. Therefore, actual results could differ from those estimates.

Cash and Cash Equivalents

Securities with maturities of 90 days or less at the date of purchase are classified as cash equivalents.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Inventories

Produced coal and supplies inventories generally are stated at the lower of average cost or net realizable value. Coal inventory costs include labor, supplies, equipment costs, operating overhead, and other related costs. Purchased coal inventories are stated at the lower of cost, computed on the first-in, first-out method, or net realizable value.

Inventories consisted of the following:

(In thousands)	At December 31, 2002	At October 31, 2001
Saleable coal	$69,823	$46,872
Raw coal	47,898	45,254
Work in process	52,817	25,789

Subtotal coal inventory	$170,538	$117,915
Supplies inventories	23,131	23,568

Total inventory	$193,669	$141,483

Saleable coal includes coal ready for sale. This category includes inventories located at customer facilities under consignment arrangements. Raw coal represents coal that may be further processed prior to shipment to customer or may be sold in current condition. Work in process consists of the costs incurred to remove overburden above an unmined coal seam as part of the surface mining process.

Income Taxes

Deferred income taxes result from temporary differences between the tax bases of assets and liabilities and their financial reporting amounts.

Other Current Assets

Other current assets are comprised of the following:

(In thousands)	December 31, 2002	October 31, 2001
		(Restated)
Longwall panel costs	$39,155	$51,971
Deposits	42,319	4,079
Other	35,852	39,984

Total other current assets	$117,326	$96,034

Longwall panel costs consist of deferred costs related to the development of longwall panels within a deep mine. These costs are amortized over the life of the panel once it is placed in service. Longwall panel lives range from approximately eight to twelve months.

Deposits consist of funds placed in restricted accounts with financial institutions to collateralize letters of credit that support workers’ compensation requirements and other insurance obligations, as well as collateral required from customers as credit enhancement, with a corresponding liability recorded within Other current liabilities.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Property, Plant and Equipment

Property, plant and equipment is carried at cost and comprises:

(In thousands)	December 31, 2002	October 31, 2001
Land, buildings and equipment	$1,692,587	$1,652,017
Mining properties and mineral rights	602,303	596,280
Mine development	522,255	466,777

Total property, plant and equipment	2,817,145	2,715,074
Less accumulated depreciation, depletion and amortization	(1,282,657)	(1,101,941)

Net property, plant and equipment	$1,534,488	$1,613,133

Expenditures that extend the useful lives of existing buildings and equipment are capitalized. Maintenance and repairs are expensed as incurred. Coal exploration costs are expensed as incurred. Development costs applicable to the opening of new coal mines and certain mine expansion projects are capitalized. When properties are retired or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss on disposition is credited or charged to income.

Depreciation of buildings, plant and equipment is calculated on the straight-line method over their estimated useful lives, which generally range from 15 to 30 years for building and plant, and 3 to 20 years for equipment.

Depletion of mining properties and mineral rights and amortization of mine development costs are computed using the units-of-production method over the estimated recoverable tons. As of December 31, 2002, approximately $53.0 million of costs associated with mining properties and mineral rights is not currently subject to amortization as mining has not begun or production has been temporarily idled on the associated coal reserves.

During the third quarter of 2002, the Company purchased the Holston mining assets from Pittston Coal Company. These assets, valued at approximately $11.0 million, included the Holston room and pillar mine and the preparation plant, among other assets. Total consideration paid by the Company was $6.2 million in cash, plus assumed liabilities of approximately $4.8 million.

Internal Use Software

The Company capitalizes certain costs incurred in the development of internal-use software, including external direct material and service costs, and employee payroll and payroll-related costs in accordance with the American Institute of Certified Public Accountants’ Statement of Position (SOP) 98-1, “Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use.” All costs capitalized are amortized using the straight-line method over the estimate useful life not to exceed 7 years.

Impairment of Long-Lived Assets

Impairment of long-lived assets is recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying value.

The carrying value of the assets is then reduced to their estimated fair value, which is usually measured based on an estimate of future discounted cash flows. See Note 5 for a description of impairment charges that were recorded in the consolidated statement of earnings.

Advance Mining Royalties

Leases, which require minimum annual or advance payments and are recoverable from future production are generally deferred and charged to expense as the coal is subsequently produced. At December 31, 2002 and October 31, 2001, advance mining royalties included in other noncurrent assets totaled $29.5 and $29.8 million, respectively.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Reclamation

The Federal Surface Mining Control and Reclamation Act establishes operational, reclamation and closure standards for all aspects of surface mining as well as most aspects of deep mining. Estimates of the Company’s total reclamation and mine-closing liabilities are based upon permit requirements and the Company’s engineering expertise related to these requirements. For each permit, the Company accrues for the costs of current mine disturbance and final mine closure, including the cost of treating mine water discharge as coal is mined, on a unit-of-production basis over the proven and probable reserves as defined in Industry Guide 7. The Company’s reclamation costs estimates are regularly reviewed by the Company’s management and engineers and are revised for changes in future estimated costs and regulatory requirements. Additionally, the Company performs a certain amount of required reclamation of disturbed acreage as an integral part of its normal mining process. These costs are expensed as incurred. As indicated in Accounting Pronouncements within this Note, SFAS No. 143, effective for the Company on January 1, 2003, will change the Company’s method of accounting for reclamation liabilities.

Shareholders’ Equity

The Statement of Shareholders’ Equity for periods prior to the Spin-Off (see Note 13) reflects the outstanding shares of Massey Energy Company immediately following the Spin-Off. The Company believes this presentation to be preferable to reporting earnings per share utilizing the distribution ratio at the time of the Spin-Off and the capital structure of the combined Fluor Corporation entity prior to the Spin-Off. Please refer to the “Earnings per Share” section below for further discussion of the impact of this presentation on earnings per share.

Revenue Recognition

Coal sales are recognized when title passes to customers. For domestic sales, this generally occurs when coal is loaded at the mine or at off-site storage locations. For export sales, this generally occurs when coal is loaded onto marine vessels at terminal locations. In certain instances, the Company maintains ownership of the coal inventory on customers’ sites and sells tonnage to such customers as it is consumed. For these customers, revenue is recognized when title and risk of loss passes to the customers at the point of consumption.

Produced coal revenue represents revenue recognized from the sale of coal produced by the Company.

Freight and handling costs paid to third-party carriers and invoiced to coal customers are recorded as Freight and handling costs and Freight and handling revenue, respectively.

Purchased coal revenue represents revenue recognized from the sale of coal purchased from external production sources. In these instances, the Company takes title to the coal that is purchased from external production sources, which is then sold to the Company’s customer. Tons of purchased coal shipped were 3.3 million tons for the year ended December 31, 2002 and 1.3 million tons for the years ended October 31, 2001 and 2000.

Other revenue generally consists of royalties, rentals, contract buyout payments, coal handling services, miscellaneous income and gains on the sale of non-strategic assets. For the years ended October 31, 2001 and 2000, the Company recorded gains on the sale of non-strategic reserves of $1.1 million, and $26.5 million, respectively. The gains and losses on reserve sales for the year ended December 31, 2002 were not material. Contract buyout payments were $23.5 million, including $5.1 million from one large customer, for the year ended December 31, 2002, and were not material for the years ended October 31, 2001 and 2000.

Earnings per Share

Shares used to calculate basic earnings per share for the period ended October 31, 2000 are the number of shares outstanding immediately following the Spin-Off (see Note 13). The calculation of historical earnings per share for the periods reported prior to the Spin-Off does not use a pro rata portion of the shares previously reported by Fluor Corporation prior to the Spin-Off. We have assumed no relation to Fluor’s previously existing capital structure in calculating earnings per share for these periods. This is considered preferable as the operations that comprise Massey Energy had no separate capital structure prior to the Spin-Off and New Fluor was treated for reporting purposes as the accounting successor to Fluor (see Note 13). A pro rata portion of Fluor’s historic shares would not have been a good representation of Massey Energy’s capital structure as Fluor had share transactions that were unrelated to the operations that became Massey Energy. The most significant such share transaction was the maturity and settlement by Fluor of a forward purchase contract on November 30, 2000 for 1,850,000 shares of Fluor Corporation common stock.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The number of shares used to calculate basic loss per share for periods subsequent to the Spin Off is based on the weighted number of average outstanding shares of Massey Energy during the period. Shares used to calculate diluted earnings per share for the period ended October 31, 2000 is based on the number of shares outstanding immediately following the Spin-Off and the dilutive effect of stock options and other stock-based instruments of Fluor Corporation, held by Massey employees, that were converted to equivalent instruments in Massey Energy Company in connection with the Spin-Off. In accordance with accounting principles generally accepted in the United States, the effect of dilutive securities was excluded from the calculation of the diluted loss per common share for the periods subsequent to the Spin Off as such inclusion would result in antidilution.

The computations for basic and diluted (loss) earnings per share are based on the following per share information:

	Year Ended			Two months Ended
(In thousands)	December 31, 2002	October 31, 2001	October 31, 2000	December 31, 2001	December 31, 2000
					(Unaudited)
Weighted number of average shares of common stock outstanding:
Basic	74,442	73,858	73,469	74,131	74,098
Effect of stock options/restricted stock	—	—	3	—	—

Diluted	74,442	73,858	73,472	74,131	74,098

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Stock Plans

The Company accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost for stock appreciation rights and performance equity units is recorded based on the quoted market price of the Company’s stock at the end of the period. The Company has implemented the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (SFAS No. 123). The Company has recognized no stock-based compensation expense related to stock options in the years ended October 31, 2000, October 31, 2001, December 31, 2002 and the two months ended December 31, 2001, as all options granted had an exercise price equal to market value of the underlying common stock on the date of the grant. See Note 14 for additional information. If the Company had followed the fair value method under SFAS 123 to account for stock based compensation for stock options, the amount of stock based compensation cost for stock options, net of related tax, which would have been recognized for each period and pro-forma net income for each period would have been as follows:

	Year ended			Two Months Ended December 31, 2001
(in thousands, except per share amounts)	December 31, 2002	October 31, 2001	October 31, 2000
		(Restated)	(Restated)	(Restated)
Net (loss) income, as reported	$(32,574)	$(5,420)	$78,531	$(14,801)
Deduct: Total stock-based employee compensation expense for stock options determined under Black-Scholes option pricing model	$(2,135)	$(1,375)	$(1,600)	$(361)

Pro forma net (loss) income	$(34,709)	$(6,795)	$76,931	$(15,162)

Earnings (loss) per share:
Basic—as reported	$(0.44)	$(0.07)	$1.07	$(0.20)

Basic—pro forma	$(0.47)	$(0.09)	$1.05	$(0.20)

Diluted—as reported	$(0.44)	$(0.07)	$1.07	$(0.20)

Diluted—pro forma	$(0.47)	$(0.09)	$1.05	$(0.20)

Derivatives

Effective November 1, 2000, the Company adopted Statement of Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Hedging Activities.” The Statements require that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The adoption of these accounting standards and subsequent implementation guidance did not have a significant impact on the Company’s financial position, results of operations, or liquidity.

Accounting Pronouncements

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The provisions of this statement provide for a single accounting model for measuring impairment of long-lived assets. The adoption of SFAS No. 144 did not have a material effect on the Company’s financial condition or results of operations.

In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” which is effective for fiscal years beginning after May 2002. The standard requires that gains or losses on debt extinguishment, previously reported as extraordinary items, be presented as a component of results from continuing operations unless the extinguishment meets the criteria for classification as an extraordinary

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

item in Accounting Principles Board Opinion No. 30. During the fourth quarter of 2002, the Company purchased in open market transactions, an aggregate of $14.0 million of its 6.95 percent Senior Notes at an aggregate purchase price of $10.7 million. The Company has chosen early adoption of SFAS No. 145, and accordingly, recorded a gain of $3.3 million on the transactions in Senior notes repurchase income, a component of Total revenue.

On August 15, 2001, FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” The standard requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is incurred. This statement is effective for the Company beginning January 1, 2003, and transition is by cumulative catch-up adjustment. The adoption changes the Company’s current accounting for reclamation. The Company is continuing to calculate its transition adjustment.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantors’ Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). This Interpretation describes the disclosure requirements of a guarantor’s issuance of certain guarantees, and clarifies that a guarantor is required to recognize a liability, at the date of issuance, for the fair value of the obligation assumed in issuing the guarantee. The disclosure requirements of FIN 45 are effective for the Company for the year ended December 31, 2002, and the initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. This Interpretation is not expected to have a material effect on the Company’s financial position, results of operations, or liquidity.

4.	Concentrations of Credit Risk and Major Customers

The Company is engaged in the production of high-quality low sulfur steam coal for the electric generating industry, as well as industrial customers and metallurgical coal for the steel industry. Steam coal sales accounted for approximately 60%, 54%, and 50% of produced coal revenue for the years ended December 31, 2002, and October 31, 2001, and 2000, respectively. Metallurgical coal sales accounted for approximately 30%, 34%, and 40% of produced coal revenue for the years ended December 31, 2002, and October 31, 2001, and 2000, respectively. Industrial coal sales for the years ended December 31, 2002, and October 31, 2001, and 2000 were 10%, 12%, and 10% of produced coal revenue, respectively.

Massey’s mining operations are conducted in eastern Kentucky, West Virginia and Virginia and the coal is marketed primarily in the United States.

For the year ended December 31, 2002, approximately 11% and 12% of produced coal revenue was attributable to two utility customers, Duke Energy Corporation and its affiliate, Duke Energy Merchants, LLC, and affiliates of DTE Energy Company, respectively. For the years ended October 31, 2001 and 2000, approximately 11%, and 14%, respectively, of produced coal revenue was attributable to Duke Energy Corporation and its affiliate, Duke Energy Merchants, LLC. At December 31, 2002, approximately 20%, 59% and 21% of consolidated trade receivables represent amounts due from metallurgical customers, utility customers and industrial customers, respectively, compared with 25%, 63% and 12%, respectively, as of October 31, 2001. Credit is extended based on an evaluation of the customer’s financial condition. To mitigate credit-related risks in all customer classifications, the Company maintains a credit policy that requires scheduled reviews of customer creditworthiness and continuous monitoring of customer news events which might have an impact on their financial condition. Negative credit performance or events may trigger the application of tighter terms of sale, requirements for collateral or, ultimately, a suspension of credit privileges.

The Company’s trade accounts receivable are subject to potential default by customers. Specifically, the Company has exposure to the U.S. steel industry and energy trading and brokering companies which have faced economic difficulty in recent years. Certain of the Company’s customers have filed for bankruptcy resulting in bad debt charges to the Company. The Company establishes its doubtful account reserve to consider specifically customers in financial difficulty and other potential receivable losses. In establishing its reserve, the Company considers the financial condition of its individual customers, and probability of recovery in the event of default. The Company charges off uncollectible trade receivables once legal potential for recovery is exhausted.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.	Impairment of Long-Lived Assets

The following impairment charges were recorded in the consolidated statement of earnings:

During the third quarter of 2002, the Company recorded a charge in the amount of $13.2 million (pre-tax) related to the write off of capitalized development costs at certain idled mines, which included the Pegs Branch mine, the Spring Branch mine, and the Ruby Energy mine. This charge is included in depreciation, depletion and amortization for the year ended December 31, 2002.

During the third quarter of 2002, the Pegs Branch mine of the Sidney resource group was closed. Based on operating conditions experienced in the Pegs Branch mine a decision was made to forego mining the final section of reserves. The mining equipment was moved to another mine location with more favorable coal reserve conditions. Unamortized development costs of approximately $1.7 million were written off during the third quarter of 2002 as a result of the Pegs Branch mine closure.

The Spring Branch mine of the Stirrat resource group temporarily ceased mining in January of 2001 due in part to a lack of experienced mine personnel. As part of the budget process for 2003, the mine, its coal reserves and its mining conditions were reassessed for future operating potential. Management made the decision to permanently abandon this mine during the third quarter of 2002. Unamortized development costs of approximately $2.3 million were written off in the third quarter as a result of the Spring Branch mine closure.

The Ruby Energy mine of the Delbarton resource group temporarily ceased operations in February of 2002 in reaction to market demand for steam coal by utilities. During the third quarter of 2002, as part of the 2003 budget process, Company management decided that a section of the mine that crossed under a creek would not be utilized in future mining plans. Unamortized development costs related to this section of the mine of approximately $9.2 million were written off in the third quarter related to the Ruby Energy mine closure. Other areas of the mine are expected to be mined in accordance with the mine plans as approved by management.

During the third quarter of 2001, management decided to move a longwall at the Jerry Fork mine of the Nicholas Energy resource group to better mining conditions in another mining location. As a result, unamortized longwall panel development costs of $7.6 million were considered to be impaired and were written off. This charge is reflected in cost of produced coal revenue for the year ended October 31, 2001.

During the fourth quarter of 2000, due to significant rock falls and continual poor and unsafe mining conditions at the Upper Cedar Grove mine of the Independence resource group, the Company abandoned certain longwall mining equipment and wrote off related longwall panel development costs. This write-off of approximately $9 million is included in cost of produced coal revenue for the year ended October 31, 2000.

6.	Appalachian Synfuel, LLC

Appalachian Synfuel, LLC (the “LLC”) was formed in 1997 as a wholly owned subsidiary of Fluor Corporation to manufacture and market synthetic fuel. The LLC became a wholly owned subsidiary of Massey in November 2000 when the Spin-Off occurred. As a provider of synthetic fuel, the LLC generates tax credits for its owners; however, because of the Company’s tax position it is unable to utilize the tax credits generated by the LLC. In order to monitize the value of the Company’s investment, the Company sought to sell an interest in the LLC to an entity that could benefit currently from the tax credits generated. In order to facilitate such a transaction, the LLC agreement was amended to divide the ownership interest into three tranches, Series A, Series B and Series C.

Under the amended LLC agreement, the Series A owner generally is entitled to the risks and rewards of the first 475,000 tons of production, including the right to the related tax credits. The Series B owner is generally entitled to the risks and rewards of all excess production up to the rated capacity of 1.2 million tons. The Series C owner is entitled to the amount of working capital on the day of the sales transaction. The Series C owner is responsible for providing recourse working capital loans to the LLC going forward at a specified indexed interest rate. As a result, the Series C owner will fund the daily operations of the LLC. The Series C owner also has the responsibility at the end of the term of the LLC agreement to wind up the affairs of the LLC, disposing of all assets and settling liabilities.

On March 15, 2001, and May 9, 2002, the Company, in a two-part transaction, sold 99% of its Series A and Series B interests, respectively, in the LLC, contingent upon favorable Internal Revenue Service rulings, which were received in September 2001 and in June 2002, respectively. The Company received cash of $7.2 million, a recourse promissory note for $34.6 million that will be paid in quarterly installments of $1.9 million including interest, and a contingent promissory note that is paid on a cents per Section 29 credit dollar earned based on synfuel tonnage shipped. Deferred gains of $23.8 million and $11.9 million as of December 31, 2002 and October 31, 2001, respectively, are included in other noncurrent liabilities to be recognized ratably though 2007. Massey’s subsidiary, Marfork Coal Company, Inc., will continue to manage the facility under an operating agreement.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.	Income Taxes

Income tax (benefit) expense included in the consolidated statement of earnings is as follows:

	Year Ended			Two Months Ended
(In thousands)	December 31, 2002	October 31, 2001	October 31, 2000	December 31, 2001	December 31, 2000
		(Restated)	(Restated)	(Restated)	(Restated) (Unaudited)
Current:
Federal	$(24,694)	$(6,389)	$13,735	$—	$—
State and local	(3,763)	148	1,447	25	—

Total current	(28,457)	(6,241)	15,182	25	—
Deferred:
Federal	1,050	(3,639)	24,562	(8,707)	(3,855)
State and local	2,461	(621)	3,491	(41)	(441)

Total deferred	3,511	(4,260)	28,053	(8,748)	(4,296)

Total income tax (benefit) expense	$(24,946)	$(10,501)	$43,235	$(8,723)	$(4,296)

For the tax year ended October 31, 2001, Massey’s consolidated federal income tax return includes the operations of A.T. Massey and Fluor until the date of the Spin-Off.

A reconciliation of income tax (benefit) expense calculated at the federal statutory rate of 35% to the Company’s income tax (benefit) expense on (loss) earnings is as follows:

	Year Ended			Two Months Ended
(In thousands)	December 31, 2002	October 31, 2001	October 31, 2000	December 31, 2001	December 31, 2000
		(Restated)	(Restated)	(Restated)	(Restated) (Unaudited)
U.S. statutory federal tax expense	$(20,132)	$(5,572)	$42,618	$(8,233)	$(3,855)
Increase (Decrease) resulting from:
State taxes	(4,558)	(170)	3,781	(25)	(441)
Items without tax effect	1,526	700	5,235	86	—
Depletion	(7,350)	(4,496)	(7,657)	(551)	—
FSC exempt income	(1,050)	(963)	(952)	—	—
Other, net	6,618	—	210	—	—

Total income tax (benefit) expense	$(24,946)	$(10,501)	$43,235	$(8,723)	$(4,296)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Deferred taxes reflect the tax effects of differences between the amounts recorded as assets and liabilities for financial reporting purposes and the amounts recorded for income tax purposes. The tax effects of significant temporary differences giving rise to deferred tax assets and liabilities are as follows:

(In thousands)	December 31, 2002	October 31, 2001
		(Restated)
Deferred tax assets:
Postretirement benefit obligations	$28,608	$28,428
Worker’s compensation	14,648	15,975
Reclamation and mine closure	41,167	32,416
Alternative minimum tax credit carryforwards	80,948	59,549
State NOL	14,204	6,959
Other	42,791	28,287

	222,366	171,614
Valuation allowance for deferred tax assets	(85,889)	(66,508)

Deferred tax assets, net	136,477	105,106

Deferred tax liabilities:
Plant, equipment and mine development	(231,782)	(187,136)
Mining property and mineral rights	(107,648)	(110,748)
Other	(27,834)	(44,094)

Total deferred tax liabilities	(367,264)	(341,978)

Net deferred tax liabilities	$(230,787)	$(236,872)

The Company’s deferred tax assets include alternative minimum tax (“AMT”) credits of $80.9 and $59.5 million each at December 31, 2002 and October 31, 2001. The AMT credits have no expiration date. Subsequent to the Spin-Off, the Company completed an assessment of its deferred tax balances and the likelihood of realizing AMT credit carryforwards as a stand-alone company. Management determined, more likely than not, that these credits will not be realized. State net operating loss carryforwards begin to expire in 2016.

The Company has a reserve for taxes that may become payable as a result of audits in future periods with respect to previously filed tax returns included in deferred tax liabilities (separate disclosure has not been made because the amount is not considered material). It is the Company’s policy to establish reserves for taxes that may become payable in future years as a result of an examination by tax authorities. The Company establishes the reserves based upon management’s assessment of exposure associated with permanent tax differences (i.e., tax depletion expense, etc.), tax credits and interest expense applied to temporary difference adjustments. The tax reserves are analyzed periodically (at least annually) and adjustments are made as events occur to warrant adjustment to the reserve. For example, if the statutory period for assessing tax on a given tax return or period lapses, the reserve associated with that period will be reduced. In addition, the adjustment to the reserve will reflect additional exposure based on current calculations. Similarly, if tax authorities provide administrative guidance or a decision is rendered in the courts, appropriate adjustments will be made to the tax reserve. The tax reserve was lowered in the years ending December 31, 2002, and October 31, 2001, by $4.1 million and $0.6 million, respectively, reflecting the reduction in exposure due to the lapsing of the statutory periods for assessing tax on tax periods ending in 1998 and 1997, partially offset by additional exposures identified for tax years that remained open. The tax reserve was increased in the fiscal year ending October 31, 2000 by $0.7 million for increased state and federal tax exposure in open years, partially offset by the lapsing of the statutory period for assessing tax on the tax period ending in 1996. In addition, payments were applied against the reserve for federal taxes and state taxes $1,045,000, $172,000, and $821,000 as a result of audits conducted during the years ended October 31, 2000 and 2001, and December 31, 2002, respectively.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Massey’s federal income tax returns have been examined by the Internal Revenue Service, or Statutes of Limitations have expired through 1998. Management believes that the Company has adequately provided for any income taxes and interest that may ultimately be paid with respect to all open tax years.

8.	Debt

The Company’s short-term debt at December 31, 2002, consists of $264.0 million of borrowings outstanding under its credit facilities. The weighted average effective interest rate of the outstanding borrowings was 3.92 percent at December 31, 2002 and 3.03 percent at October 31, 2001. In early May 2002, Moody’s and S&P downgraded the Company’s credit ratings. These ratings actions effectively prevented the Company from accessing the commercial paper market due to the restrictive investment policy credit guidelines of potential commercial paper investors and caused the Company to draw on the credit facilities for short-term financing needs. The Company had no commercial paper obligations outstanding at December 31, 2002, and $240.4 million at October 31, 2001. At October 31, 2001, the Company also had outstanding a note payable in the amount of $7.8 million, which was due and paid on November 1, 2001. At December 31, 2002, the Company’s available liquidity was $134.5 million, including cash and cash equivalents of $2.7 million and $131.8 million remaining on the Company’s revolving credit facilities.

On November 26, 2002, Massey and its lenders concluded the extension and amendment of the $150 million 364-day and $250 million multi-year revolving credit facilities, which have been guaranteed by A.T. Massey, that serve as the primary source of the Company’s short-term liquidity. The credit facilities now provide the lenders with selected assets as collateral for borrowings under the facilities. The selected assets that are collateral for the credit facilities include all capital stock of the Company’s subsidiaries and substantially all of the Company’s assets, now owned or at any time hereafter acquired by the Company, excluding among other things, all coal, oil and gas reserves and mining permits, certain properties (e.g., the Eastman Chemical Company Coal Handling System and Westvaco Coal Handling Facility, and the value of properties that might exceed the lien threshold established in the indenture related to the Senior Notes (discussed below)) and certain other assets associated with the Company’s accounts receivable securitization program discussed below. Both facilities have been renewed through November 25, 2003. The Company intends to replace these credit facilities prior to their expiration on November 25, 2003. Borrowings under these facilities bear interest based on (i) the London Interbank Offer Rate (LIBOR) or (ii) the Base Rate (as defined in the facility agreements) plus a margin, which is based on the Company’s senior secured debt credit rating as determined by Moody’s and Standard & Poor’s. At December 31, 2002, and currently, Massey’s senior secured debt ratings are Ba1 and BB+, respectively.

The revolving credit facilities contain financial covenants requiring the Company to maintain various financial ratios. Failure by the Company to comply with these covenants could result in an event of default, which if not cured or waived could have a material adverse effect on the Company. The financial covenants consist of a maximum leverage ratio, a minimum interest coverage ratio, and a minimum net worth test. The leverage ratio requires that the Company not permit the ratio of total indebtedness at the end of any quarter to adjusted EBITDA for the four quarters then ended to exceed a specific amount. The interest coverage ratio requires that the Company not permit the ratio of the Company’s adjusted EBITDA to interest expense for the four quarters then ended to be less than a specified amount. The net worth test requires that the Company not permit its net worth to be less than a specified amount. The Company was in compliance with all material covenants at December 31, 2002 and during other periods reflected except for the covenant related to the maximum leverage ratio, with which we were not in compliance at December 31, 2001. However, the participant banks granted a waiver of this financial covenant for the period ended December 31, 2001. In the event we violate any of the debt covenants and do not affect a timely cure or receive a waiver from the lenders in our credit facilities, the debt agreements provide that the Administrative Agent shall, if requested by at least four lenders holding at least 50% of the aggregate amount of the loans, declare the loans immediately due and payable.

In determining EBITDA as defined in the credit facility agreements for use in computing the leverage ratio, the Company has excluded certain items, including the $25.6 million charge relative to the Harman litigation described in Note 16. The Company believes that the exclusion of such items is appropriate and has notified the lenders’ Administrative Agent of this exclusion. If the accrual for the Harman litigation were to be included in the EBITDA calculation and no further adjustments were made, the Company would still be in compliance with the covenant at December 31, 2002.

The Company had $286.0 million of long-term debt as of December 31, 2002, which consisted entirely of 6.95 percent Senior Notes (the “Notes”) due March 1, 2007. Initially, $300 million of the Notes were issued in March 1997 at a discount, for aggregate proceeds of $296.7 million. During the fourth quarter of 2002, the Company made several open-market purchases, retiring a total principal amount of $14.0 million of the Notes at a cost of $10.7 million plus accrued interest. A gain of $3.3 million was recognized in the fourth quarter of 2002 and is shown in the Consolidated Financial Statements of Income in Senior notes repurchase income. Interest is payable semiannually on March 1 and September 1 of each year, commencing September 1, 1997. The Notes are redeemable in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100 percent of the principal amount of the Notes or (ii) as determined by a Quotation Agent as defined in the offering prospectus. On November 27, 2002,

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Moody’s and S&P reduced the credit ratings on the Senior Notes to Ba3 and B+, respectively, citing the structural subordination caused by the secured status of the amended bank credit facilities.

Additionally, the Company has available a $500 million debt shelf registration filed with the Securities and Exchange Commission (the “SEC”) in March 1999, all of which remains unused. Prior to the Spin-Off, Fluor Corporation filed this debt shelf registration. An updated filing with the SEC would be required to issue debt under this shelf registration.

Total interest paid for the year ended December 31, 2002 and October 31, 2001, was $35.4 million and $34.8 million, respectively, and was not material for the year ended October 31, 2000.

Off-Balance sheet arrangements

In the normal course of business, the Company is a party to certain off-balance sheet arrangements including guarantees, indemnifications, and financial instruments with off-balance sheet risk, such as bank letters of credit and performance or surety bonds. Liabilities related to these arrangements are not reflected in our consolidated balance sheets, and we do not expect any material adverse effects on our financial condition, results of operations or cash flows to result from these off-balance sheet arrangements.

The Company uses surety bonds to secure reclamation, workers’ compensation, wage payments, and other miscellaneous obligations. As of December 31, 2002, the Company had $261 million of outstanding surety bonds with third parties. These bonds were in place to secure obligations as follows: post-mining reclamation bonds of $217 million, workers’ compensation bonds of $10 million, wage payment and collection bonds of $9 million, and other miscellaneous obligation bonds of $25 million. Recently, surety bond costs have increased, while the market terms of surety bonds have generally become less favorable. To the extent that surety bonds become unavailable, the Company would seek to secure obligations with letters of credit, cash deposits, or other suitable forms of collateral.

From time to time the Company uses bank letters of credit to secure its obligations for worker’s compensation programs, various insurance contracts and other obligations. Issuing banks currently require that such letters of credit be secured by funds deposited into restricted accounts pledged to the banks under reimbursement agreements. At December 31, 2002, the Company had $32.5 million of letters of credit outstanding, collateralized by $31.5 million of cash deposited in restricted, interest bearing accounts, and no claims were outstanding against those letters of credit.

9.	Fair Value of Financial Instruments

Certain Company subsidiaries prior to 2002 provided loans to West Virginia businesses at prevailing interest rates as part of an economic development program that provides tax credits as incentives. Outstanding loans at December 31, 2002 and October 31, 2001 amounted to $4.8 million and $10.5 million, respectively, of which $1.9 million and $2.4 million, respectively, are unsecured. These loans are estimated to be at fair value, after recording an allowance for loan losses of $1.4 million at December 31, 2002 and $2.1 million at October 31, 2001, based on future cash flows and related credit risk. The current portion of these notes is included in trade and other accounts receivable. The noncurrent portion is included in other noncurrent assets.

Prior to the Spin-Off (see Note 13), the Company loaned funds in excess of its operating and capital needs to Fluor and received interest on the average daily balance at 130% of the federal short-term rate determined in accordance with the Internal Revenue Code of 1986. Fluor repaid these loans to the Company as the need arose. The Company believed these financial practices to be a fair arrangement with its prior parent and concluded that any further assessment to determine fair market value of amounts due from Fluor would not be cost beneficial. Interest income for 2001 and 2000 related to these loans amounted to $1.5 million and $16.6 million, respectively. These loans were classified as a reduction to shareholders’ equity prior to the Spin-Off and were settled as part of the Spin-Off transaction.

In addition, the Company had outstanding $264.0 million and $248.2 million of short-term debt at December 31, 2002 and October 31, 2001, respectively (see Note 8). The carrying amount of this debt approximates its fair value.

The Company’s long-term debt consists entirely of 6.95 percent Senior Notes due March 1, 2007 (see Note 8). The fair value of the Senior Notes at December 31, 2002, based on currently available market information, was $270.9 million. The Senior Notes are not traded frequently and there were no trades reported as a benchmark.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10.	Pension Plans

Defined Benefit Pension

Prior to October 1, 2001, Massey sponsored two non-contributory defined benefit pension plans which covered substantially all administrative and non-union employees hired prior to September 1, 1994. As of October 1, 2001, these plans were merged together with each participant group retaining its benefit formula. These formulas provide pension benefits based on the employee’s years of service and average annual compensation during the highest five consecutive years of service. In addition, the new merged plan covers substantially all administrative and non-union employees of the Company who were previously covered under a non-contributory defined contributory pension plan. These participants will accrue benefits under a cash balance formula with contribution credits based on hours worked. Funding for the plan is generally at the minimum annual contribution level required by applicable regulations.

The plan assets are held by an independent trustee and, in certain circumstances, by insurance carriers. The plans assets include cash and cash equivalents, corporate and government bonds, preferred and common stocks, investments in mutual funds and annuity contracts. The fair market value of the plans assets was $174 million at December 31, 2002.

Net periodic pension expense (income) for the defined benefit pension plan includes the following components:

	Year Ended		Two Months Ended
(In thousands)	December 31, 2002	October 31, 2001	October 31, 2000	December 31, 2001
Service cost	$10,649	$2,657	$2,509	$1,769
Interest cost	10,256	9,498	9,114	1,693
Expected return on plan assets	(18,069)	(22,245)	(20,732)	(2,886)
Amortization of unrecognized net liability/(asset)	—	(1,800)	(2,116)	74
Amortization of prior service cost	133	57	56	10

Net periodic pension expense/(income)	$2,969	$(11,833)	$(11,169)	$660

The weighted average assumptions used in determining pension benefit obligations are as follows:

	December 31, 2002	October 31, 2001	December 31, 2001
Discount rates	6.75%	7.25%	7.25%
Rates of increase in compensation levels	4.00%	4.00%	4.00%
Expected long-term rate of return on plan assets used in determining expense in each of the periods	9.00%	9.50%	9.00%

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table sets forth the change in benefit obligation, plan assets and funded status of the Company’s defined benefit pension plan:

(In thousands)	Year Ended December 31, 2002	Year Ended October 31, 2001	Two Months Ended December 31, 2001
Change in benefit obligation
Benefit obligation at the beginning of the period	$147,724	$126,687	$140,194
Service cost	10,649	2,657	1,769
Interest cost	10,256	9,498	1,693
Actuarial loss	6,103	7,626	5,120
Plan amendment	859	—	—
Benefits paid	(6,880)	(6,274)	(1,052)

Benefit obligation at end of period	$168,711	$140,194	$147,724

Change in plan assets
Fair value at the beginning of the period	$204,473	$237,551	$196,131
Actual (loss) return on assets	(23,626)	(35,156)	9,390
Company contributions	29	10	4
Benefits paid	(6,880)	(6,274)	(1,052)

Fair value at end of period	$173,996	$196,131	$204,473

Funded status	$5,285	$55,937	$56,749
Unrecognized net actuarial loss	67,153	20,743	19,423
Unrecognized prior service cost	1,187	461	451

Pension assets	73,625	77,141	76,623
Amount included in current liabilities	3,731	3,259	3,124

Noncurrent asset	$77,356	$80,400	$79,747

Multi-Employer Pension

Under labor contracts with the United Mine Workers of America, certain operations make payments into two multi-employer defined benefit pension plan trusts established for the benefit of certain union employees. The contributions are based on tons of coal produced and hours worked. Such payments aggregated approximately $0.1 million each in the years ended December 31, 2002, October 31, 2001 and October 31, 2000. Payments into the two multi-employer plan trusts were less than $0.1 million during the two months ended December 31, 2001.

Defined Contribution and Salary Deferral Pension

Certain union employees are covered by a non-contributory defined contribution pension plan. Contributions to the defined contribution retirement plan are based on hours worked.

Prior to October 1, 2001, the Company sponsored a separate non-contributory defined contribution pension plan for substantially all administrative and non-union employees. On September 30, 2001, the plan was frozen and assets were merged into an existing salary deferral and profit sharing plan. Employees covered under the frozen plan now participate in the defined benefit pension plan under the cash balance formula discussed in the first paragraph of this Note.

For certain eligible employees, the Company sponsors a contributory defined contribution pension plan with Company contributions based on hours worked. Effective October 1, 2001, the maximum salary deferral rate was increased from 10% to 15% of eligible

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

compensation and the Company matches 30% on the first 10% of employee deferrals. The Company may make additional discretionary contributions to the plan.

For the years ended December 31, 2002 and October 31, 2001 and 2000, Company contributions to these three plans aggregated approximately $0.2 million, $7.5 million, and $5.6 million, respectively. Contributions to these plans during the two months ended December 31, 2001 were less than $0.1 million.

The Company also sponsors a salary deferral and profit sharing plan covering substantially all administrative and non-union employees. Effective October 1, 2001, the maximum salary deferral rate was increased from 10% to 15% of eligible compensation and the Company matches 30% on the first 10% of employee deferrals. The Company may make additional discretionary contributions to the plan. Total Company contributions aggregated approximately $4.6 million, $2.5 million, and $2.2 million for the years ended December 31, 2002, October 31, 2001 and October 31, 2000, respectively, and approximately $0.6 million for the two-month period ended December 31, 2001.

11.	Other Noncurrent Liabilities

Other noncurrent liabilities comprise the following:

(In thousands)	December 31, 2002	October 31, 2001
		(Restated)
Reclamation	$104,895	$107,448
Other post-employment benefits (Note 11)	79,578	72,061
Workers’ compensation and black lung	78,322	75,810
Other	66,486	62,477

Total other noncurrent liabilities	$329,281	$317,796

Reclamation

The Company accrues for the costs of current mine disturbance and final mine closure, as coal is mined, on a unit-of-production basis over the proven and probable reserves as defined in Industry Guide 7. For the years ended December 31, 2002, October 31, 2001 and 2000, and the two-months ended December 31, 2001, the Company accrued approximately $9.8 million, $6.4 million, $6.5 million and $1.6 million, respectively, towards final mine closure reclamation, excluding re-costing adjustments identified below. The Company regularly reviews its estimated and accrued liabilities on a permit-by-permit basis and makes necessary adjustments, including permit changes and revisions to costs and productivities to reflect current experience. When changes in cost estimates or regulatory requirements cause the Company’s accrued liability for a permit to exceed its total estimated reclamation liability, the difference is credited to income. These “re-costing” adjustments are recorded as a decrease in cost of produced coal revenue and totaled $1.7 million, $6.6 million, $7.2 million and $0.2 million for the years ended December 31, 2002, October 31, 2001 and 2000, and the two-months ended December 31, 2001, respectively. The Company’s management believes it is making adequate provision for all expected future reclamation costs. Final reclamation costs for all operations as of December 31, 2002 are estimated to be approximately $163 million. As indicated in Note 3, SFAS No. 143, effective for the Company on January 1, 2003, will change the Company’s method of accounting for reclamation liabilities.

Workers’ Compensation and Black Lung

The Company is responsible under the Federal Coal Mine Health and Safety Act of 1969, as amended, and various states’ statutes for the payment of medical and disability benefits to employees and their dependents resulting from occurrences of coal worker’s pneumoconiosis disease (black lung). In addition, the Company is liable for workers’ compensation benefits for traumatic injuries under the workers’ compensation laws in the states in which it has operations.

The Company provides for federal and state black lung claims principally through a self-insurance program. The Company uses the service cost method to account for its self-insured black lung obligation. The liability measured under the service cost method represents the discounted future estimated cost for terminated employees either receiving or are projected to receive benefits, and the portion of the projected liability relative to prior service for active employees who are projected to receive benefits. An annual actuarial study is prepared by independent actuaries using certain assumptions to determine the liability. The calculation is based on

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

assumptions regarding disability incidence, medical costs, mortality, death benefits, dependents and interest rates. These assumptions are derived from actual Company experience and credible outside sources.

The Company uses a combination of three methods for coverage of traumatic injury liability pursuant to workers’ compensation laws including self-insurance programs, insurance coverage of claims, and participation in state workers’ compensation fund. The Company accrues for traumatic injury claims as incurred under its self-insurance program. Additionally, for self-insured claims, a provision for incurred but not reported claims is recorded.

Expense for black lung under the service cost method represents the service cost, which is the portion of the present value of benefits allocated to the current year, interest on the accumulated benefit obligation, and amortization of unrecognized actuarial gains and losses. The Company amortizes unrecognized actuarial gains and losses over a five-year period. If the remaining service period of active participants were less than five years, the amortization period would be reduced to the remaining service period.

Expenses for black lung benefits and workers’ compensation related benefits include the following components:

(In thousands)	December 31, 2002	October 31, 2001	Year Ended October 31, 2000	Two Months Ended December 31, 2001
		(Restated)	(Restated)	(Restated)
Self-insured black lung benefits
Service cost	$3,461	$1,792	$1,558	$598
Interest cost	3,478	3,054	3,418	626
Amortization of actuarial gain	(2,068)	(4,080)	(3,174)	(192)

	$4,871	$766	$1,802	$1,032
Other workers’ compensation benefits	31,727	27,106	16,383	4,308

	$36,598	$27,872	$18,185	$5,340

The actuarial assumptions used in the determination of black lung benefits included a discount rate of 6.75% as of December 31, 2002, (7.25% as of October 31, 2001 and December 31, 2001, and 7.75% as of October 31, 2000) and a black lung benefit cost escalation rate of 3% in each year. Payments for benefits, premiums and other costs related to workers’ compensation and black lung liabilities were $30.0 million, $25.0 million, and $20.8 million in 2002, 2001, and 2000, respectively, and $2.6 million in the two months ended December 31, 2001.

Workers’ compensation and black lung consisted of the following:

(In thousands)	At December 31, 2002	At October 31, 2001
		(Restated)
Accrued self-insured black lung obligation	$62,886	$59,578
Workers’ compensation (traumatic injury)	37,432	31,535

Total accrued workers’ compensation and black lung	$100,318	$91,113
Less amount included in other current liabilities	21,996	15,303

Workers’ compensation & black lung in other noncurrent liabilities	$78,322	$75,810

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The reconciliation of changes in the benefit obligation of the black lung obligation is as follows:

(In thousands)	At December 31, 2002	At October 31, 2001	At December 31, 2001
		(Restated)	(Restated)
Beginning of year accumulated black lung obligation	$49,238	$40,414	$48,502
Service cost	3,461	1,792	598
Interest cost	3,478	3,054	626
Actuarial loss (gain)	2,749	5,768	—
Benefit payments	(2,107)	(2,526)	(488)

End of year accumulated black lung obligation	$56,819	$48,502	$49,238
Unamortized net gain	6,067	11,076	10,884

Accrued self-insured black lung obligation	$62,886	$59,578	$60,122

12.	Post-Employment Benefits

The Company also sponsors defined benefit health care plans that provide post-retirement medical benefits to eligible union and non-union members. To be eligible, retirees must meet certain age and service requirements. Depending on year of retirement, benefits may be subject to annual deductibles, coinsurance requirements, lifetime limits, and retiree contributions. Service costs are accrued currently. The postretirement benefit obligation at December 31, 2002 was determined in accordance with the current terms of the Company’s health care plans, together with relevant actuarial assumptions and health care cost trend rates projected at an annual rates of 11.0% ranging down to 5.0% in 2009 (8.0% ranging down to 5.0% in 2007 at October 31, 2001) and remaining level thereafter.

Assumed health care cost trend rates have a significant effect on the amounts reported for the medical plans. A one-percentage point change in assumed health care cost trend rates would have the following effects:

(In thousands)	1-Percentage Point Increase	1-Percentage Point Decrease
Effect on total of service and interest costs components	$1,887	$(1,534)
Effect on accumulated postretirement benefit obligation	$18,976	$(15,570)

Net periodic postretirement benefit cost includes the following components:

	Year Ended			Two Months Ended December 31, 2001
(In thousands)	December 31, 2002	October 31, 2001	October 31, 2000
Service cost	$4,636	$3,426	$3,543	$749
Interest cost	6,062	5,333	4,611	1,064
Recognized loss	—	—	—	45
Amortization of prior service cost	140	140	140	23

Net periodic postretirement benefit cost	$10,838	$8,899	$8,294	$1,881

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table sets forth the change in benefit obligation of the Company’s postretirement benefit plans:

(In thousands)	Year Ended December 31, 2002	Year Ended October 31, 2001	Two Months Ended December 31, 2001
Change in benefit obligation
Benefit obligation at the beginning of the period	$90,780	$66,355	$89,566
Service cost	4,616	3,426	749
Interest cost	6,062	5,333	1,064
Actuarial loss	23,483	16,857	—
Benefits paid	(3,830)	(2,405)	(599)

Benefit obligation at end of period	$121,111	$89,566	$90,780

Funded status	$(121,111)	$(89,566)	$(90,780)
Unrecognized net actuarial loss	36,382	12,965	12,920
Unrecognized prior service cost	1,333	1,496	1,473

Accrued postretirement benefit obligation	(83,396)	(75,105)	(76,387)
Amount included in current liabilities	3,818	3,044	3,044

Noncurrent liability	$(79,578)	$(72,061)	$(73,343)

The discount rate used in determining the postretirement benefit obligation was 6.75 percent at December 31, 2002 and 7.25 percent at October 31, 2001 and at December 31, 2001.

Multi-Employer Benefits

Under the Coal Industry Retiree Health Benefits Act of 1992, coal producers are required to fund medical and death benefits of certain retired union coal workers based on premiums assessed by the United Mine Workers of America Benefit Funds. Based on available information at December 31, 2002, the Company’s obligation (discounted at 6.75%) under the Act is estimated at approximately $60.6 million. The Company’s obligation at October 31, 2001 was $52.3 million. The $8.3 million increase in obligation is primarily a result of a change in discount rate from 7.25% at October 31, 2001 to 6.75% at December 31, 2002, and an increase in per beneficiary premiums as determined by the funds. The Company treats its obligation under the Benefit Act as a participation in a multi-employer plan and records the cost of the Company’s obligation as expense as payments are assessed. The Company expense related to this obligation for the years ended December 31, 2002 and October 31, 2001 and 2000, totaled $4.1 million, $5.0 million, and $3.6 million, respectively. For the two-month period ended December 31, 2001 the Company expensed $0.7 million related to this obligation.

13.	Spin-Off Transaction

On November 30, 2000, Fluor Corporation (“Fluor”) completed a reverse spin-off, which divided it into two separate publicly-traded corporations. As a result of the reverse spin-off (the “Spin-Off”), Fluor separated into (i) the spun-off corporation, “new” Fluor Corporation (“New Fluor”), which owns all of Fluor’s then existing businesses except for the coal-related business conducted by A.T. Massey Coal Company, Inc. (“A.T. Massey”), and (ii) Fluor Corporation, subsequently renamed Massey Energy Company, which owns the coal-related business. Further discussion of the Spin-Off may be found in Massey’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000 as filed with the Securities and Exchange Commission.

Immediately after the Spin-Off, Massey had 73,468,707 shares of $0.625 par value common stock outstanding. In connection with the Spin-Off, A.T. Massey became the sole direct and wholly owned subsidiary of Massey.

Due to the relative significance of the businesses transferred to New Fluor following the Spin-Off, New Fluor has been treated as the “accounting successor” for financial reporting purposes, and the Company has been treated by New Fluor as a discontinued operation despite the legal form of separation resulting from the Spin-Off.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Massey’s equity structure was also impacted as a result of the Spin-Off. As noted above, Massey assumed from Fluor $300 million of 6.95 percent Senior Notes, $278.5 million of Fluor commercial paper, other equity contributions from Fluor, and assumed Fluor’s common stock equity structure.

14.	Equity Compensation Plans

Massey’s executive stock plans provide for grants of non-qualified stock options, incentive stock options, stock appreciation rights (“SARS”) and restricted stock awards. All executive stock plans are administered by the Compensation Committee of the Board of Directors (the “Committee”) comprised of independent outside directors. Option exercise prices, determined by the Committee, are equal to the average of the high and low of the quoted market price of the Company’s common stock on the date of grant. Options and SARS normally extend for 10 years and become exercisable over a vesting period determined by the Committee, which can include accelerated vesting for achievement of performance or stock price objectives. Additionally, two restricted stock plans exist for the purpose of providing non-employee directors with grants of restricted stock upon initial election or appointment to the Board of Directors and with annual grants of restricted stock. The restricted stock shares and compensation expense related to these shares are included in the “employee” totals discussed in this Note.

Stock based grants (restricted shares, stock options and SARS as discussed herein) awarded to employees of the Company prior to the Spin-Off, were generally converted to equivalent instruments in Massey following its separation from Fluor. In this regard, the outstanding number of grants were increased by multiplying the applicable amount by 4.056 (the “Conversion Ratio”), except for the grants held by Mr. Blankenship, as discussed below. Similarly, where applicable, the exercise price was reduced by dividing the exercise price prior to the Spin-Off by the Conversion Ratio. The Conversion Ratio applied to the outstanding awards held by Company employees was utilized to preserve the intrinsic value of such awards. It was determined by dividing the closing price of Fluor Corporation common stock on the date of the Spin-Off ($36.50) by the opening price for Massey Energy common stock the first trading day after the Spin-Off ($9.00). There were no accounting implications of having reduced the exercise price since the aggregate intrinsic value of the awards immediately after the change was not greater than the aggregate intrinsic value of the awards immediately before the change and the ratio of the exercise price per share to the market value per share was not reduced.

Stock based grants existing on the date of the Spin-Off specific to Mr. Blankenship were administered pursuant to an agreement between Mr. Blankenship, Fluor Corporation, A.T. Massey Coal Company, Inc. and New Fluor. Mr. Blankenship’s restricted stock and SARS after the spin-off were converted on a basis of one share or unit of Massey for each share or unit of Fluor. Additionally, Mr. Blankenship’s outstanding stock options were converted at a predetermined rate of 3.4 Massey options for each Fluor option. Similarly, the exercise price of Mr. Blankenship’s outstanding stock options were reduced by the 3.4 ratio.

During the year ended December 31, 2002 the Company issued 519,873 non-qualified stock options with annual vesting of 25% and 163,400 non-qualified stock options that cliff vest after four years all of which expire in ten years. During the year ended October 31, 2001 the Company issued 875,961 non-qualified stock options with annual vesting of 25% and that expire in ten years. During the year ended October 31, 2000, prior to the Spin-Off, 290,080 options (in Fluor stock), were awarded to Massey employees. The 2000 awards cliff vest after four years and expire in ten years, with accelerated vesting provisions based on the price of Massey’s stock. The accelerated vesting provisions were achieved during the first quarter of 2001.

On November 1, 2001, 787,500 SARS were granted to Mr. Blankenship pursuant to the Amended and Restated Employment Agreement between Massey Energy Company, A.T. Massey Coal Company, Inc. and Don L. Blankenship dated as of November 1, 2001 (amended and restated as of July 16, 2002). These SARS have an exercise price of $19.45 and vest as follows: 225,000 vested on October 31, 2002, while 225,000, 225,000 and 112,500 will vest on October 31, 2003, October 31, 2004, and April 30, 2005, respectively. These SARS expire in ten years. No grants of SARS were made to Massey employees during the fiscal years ended October 31, 2001 and 2000.

Restricted stock awards issued under the plans provide that shares awarded may not be sold or otherwise transferred until restrictions have lapsed or performance objectives have been attained. Upon termination of employment, shares upon which restrictions have not lapsed must be returned to the Company. Restricted stock awards issued to employees under the plans totaled 477,987 shares and 266,411 shares for the years ended December 31, 2002 and October 31, 2001, respectively. Prior to the Spin-Off, Fluor Corporation restricted stock issued to Massey employees totaled 31,390 shares for the year ended October 31, 2000 (117,618 shares when applying the Spin-Off conversion ratios at date of grant). Vested restricted stock is included in the weighted average shares outstanding calculation for basic earnings per share. Unvested restricted stock is included in the weighted average shares outstanding calculation for diluted earnings per share. See the Earnings Per Share section of Note 3 for further discussion.

As permitted by Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”), the Company has elected to continue following the guidance of APB Opinion No. 25, “Accounting for Stock Issued to

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Employees,” for measurement and recognition of stock-based transactions with employees. For the years ended December 31, 2002, and October 31, 2001, and 2000, expenses related to Massey’s various stock compensation plans (with the exception of stock options) totaled $2.7 million, $5.8 million, and $3.8 million, respectively, and $1.9 million for the two months ended December 31, 2001. Under APB Opinion No. 25, no compensation cost is recognized for the Company’s stock option plans because vesting provisions are based only on the passage of time and because the Company granted the options at an exercise price equal to the average of the high and low of the quoted market price of the Company’s stock on the date of grant. Had the Company recorded compensation expense using the accounting method recommended by SFAS No. 123, net earnings and diluted earnings per share would have been reduced to the pro forma amounts as follows:

	Year ended			Two Months Ended December 31, 2001
(In thousands, except per share amounts)	December 31, 2002	October 31, 2001	October 31, 2000
		(Restated)	(Restated)	(Restated)
Net (loss) earnings
As reported	$(32,574)	$(5,420)	$78,531	$(14,801)
Pro forma	$(34,709)	$(6,795)	$76,931	$(15,162)
Diluted net (loss) earnings per share
As reported	$(0.44)	$(0.07)	$1.07	$(0.20)
Pro forma	$(0.47)	$(0.09)	$1.05	$(0.20)

The estimated fair value as of the date of grant for options granted to Massey employees during the years ended December 31, 2002, and October 31, 2001 and 2000 was determined using the Black-Scholes option-pricing model based on the following weighted average assumptions (assumptions applied in 2000 were determined by Fluor):

	2002	2001	2000
Expected option lives (years)	5	5	6
Risk-free interest rates	3.08%	4.29%	6.03%
Expected dividend yield	2.84%	0.81%	1.74%
Expected volatility	49.4%	37.1%	39.8%

The weighted average fair value of options granted by the Company during the years ended December 31, 2002 and October 31, 2001 using the Black-Scholes option-pricing model was $2.23 and $7.22, respectively. The weighted average fair value of options granted by Fluor to Massey employees during 2000 determined using the Black-Scholes option-pricing model was $18.00 (prior to conversion at the time of the Spin-Off).

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table summarizes stock option activity:

	Weighted Average
	Stock Options	Exercise Price Per Share
Outstanding at October 31, 1999	441,746	$47.51

Granted	290,080	$44.31
Expired or Cancelled	(52,010)	$48.61
Exercised	(6,755)	$35.09

Outstanding at October 31, 2000	673,061	$47.16
Conversion adjustment to shares at Spin-Off	1,960,581
Granted	875,961	$19.78
Expired or Cancelled	(375,486)	$12.12
Exercised	(817,110)	$11.47

Outstanding at October 31, 2001	2,317,007	$14.89
Expired or Cancelled	(42,061)	$19.14
Exercised	(253,243)	$11.28

Outstanding at December 31, 2001	2,021,703	$15.25
Granted	683,273	$5.79
Expired or Cancelled	(264,772)	$13.64
Exercised	(125,689)	$11.17

Outstanding at December 31, 2002	2,314,515	$12.86
Exercisable at:
October 31, 2000 (pre-conversion shares)	257,850
October 31, 2001	1,243,903
December 31, 2001	1,083,704
December 31, 2002	1,075,763

Characteristics of outstanding stock options at December 31, 2002 are as follows:

	Outstanding Options			Exercisable Options
Range of Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$ 5.21 – 7.63	679,473	9.8	$5.78	—	—
$10.57 – 10.93	528,721	6.7	$10.84	528,721	$10.84
$12.50 – 13.03	156,285	4.9	$12.79	142,464	$12.76
$14.56 – 18.86	208,812	3.1	$16.51	208,812	$16.51
$19.42 – 20.11	741,224	8.7	$19.78	195,766	$19.78

$ 5.21 – 20.11	2,314,515	7.8	$12.86	1,075,763	$13.82

At December 31, 2002, there are 4,878,326 shares available for future grant under the Company’s stock plans. Available for grant includes shares which may be granted as either stock options or restricted stock, as determined by the Committee under the Company’s various stock plans.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15.	Future Minimum Obligations

Certain mining and other equipment is leased under operating leases. Certain of these leases provide options for the purchase of the property at the end of the initial lease term, generally at its then fair market value, or to extend the terms at its then fair rental value. Rental expense for the years ended December 31, 2002, and October 31, 2001 and 2000, was $53.4 million, $54.3 million and $28.4 million, respectively, and $8.5 million for the two-month period ended December 31, 2001.

In December 2002, the Company entered into a sale-leaseback transaction involving certain mining equipment. The Company received proceeds of $17 million, with no resulting gain or loss on the transaction. The assets were leased back from the purchaser over a period of 4 years. The lease contains a renewal option at lease termination and a purchase option at an amount approximating fair value at lease termination. The lease is being accounted for as an operating lease. Future payments required under the lease are included within the table below.

The following presents future minimum rental payments, by year, required under operating leases with initial terms greater than one year, in effect at December 31, 2002:

Year	Minimum Rentals
(In thousands)
2003	$61,486
2004	55,671
2005	51,135
2006	32,947
2007	8,040
Thereafter	3,063

$212,342

16.	Contingencies and Commitments

Force Majeure Litigation

Massey’s operations experienced various events of force majeure in 2000 and 2001, including:

The impoundment failure at Martin County on October 11, 2000 causing the destruction of the raw coal beltline feeding the preparation plant and leading to the immediate closure of the slurry impoundment by order of regulatory authorities. As a result, over 1 million shippable tons of coal could not be processed through the Martin County preparation plant for the six months that it was shut down as a result of the spill;

Adverse geological conditions in several of the Company’s longwall mines, including severe roof falls that forced the closure of the Upper Cedar Grove mine of the Independence resource group, flooding conditions in the Marfork resource group’s Ellis Eagle mine, adverse sandstone intrusions in both the Ellis Eagle and Performance resource group’s Upper Big Branch longwall mines, and a significant roof fall on the mainline belt and other adverse conditions at the Nicholas Energy resource group’s Jerry Fork longwall;

Various weather related problems in May, June and July, 2001 which caused power outages and flooding at several Massey operations;

Various underground disruptions such as a roof fall that curtailed transportation of coal from the Independence resource group’s Hernshaw mine to the Elk Run resource group’s Chess Processing preparation plant for approximately six weeks, and subsidence at the Twilight surface mine of the Progress resource group that covered a highwall miner for more than three weeks; and

Labor shortages, especially in trained and qualified underground workers, particularly electricians.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As a result, Massey declared events of force majeure under a number of its contracts and sent reduced shipments to affected customers. The Company was able to resolve most shortfalls with its customers without dispute. However, the following dispute occurred and is not yet resolved:

On April 16, 2002, Appalachian Power Company, a subsidiary of American Electric Power, filed suit against Massey’s subsidiaries Central West Virginia Energy Company, Massey Coal Sales Company, Inc. and A.T. Massey Coal Company, Inc. in the Franklin County, Ohio Court of Common Pleas. The suit alleges that the Company improperly claimed force majeure with respect to a tonnage shortfall under its agreements with Appalachian Power in 2000 and 2001, and seeks to recover the additional cost Appalachian Power incurred in purchasing substitute coal. The complaint further alleges that the Company’s claim of force majeure constitutes fraud, and seeks to recover profits made by it on sales to other customers of the coal Appalachian Power claims should have been delivered to it. By order entered July 25, 2002, the court dismissed the fraud claim, however, on December 20, 2002, the court granted Appalachian Power leave to file a second amended complaint to reassert the fraud claim. The trial for this matter is currently scheduled for April 28, 2003. Discovery is ongoing and Appalachian Power has indicated on a preliminary basis that it intends to seek approximately $20.3 million in damages for its cost of purchasing substitute coal. No other alleged damages have been quantified.

Shareholder Derivative Suit

On August 5, 2002, a shareholder derivative complaint was filed in the Boone County, West Virginia, Circuit Court naming as defendants the Company, each of the Company’s directors (including Don L. Blankenship, Chairman, President and Chief Executive Officer), James L. Gardner, Executive Vice President and Chief Administrative Officer, Jeffrey M. Jarosinski, Vice President—Finance and Chief Financial Officer, Madeleine M. Curle, Vice President—Human Resources, and Bennett K. Hatfield, former Executive Vice President and Chief Operating Officer. The complaint alleges (i) breach of fiduciary duties against all of the defendants for refusing to cause the Company to comply with environmental, labor and securities laws, and (ii) improper insider trading by Don L. Blankenship, Jeffrey M. Jarosinski, Madeleine M. Curle and Bennett K. Hatfield. The Company and the other defendants removed the case to Federal District Court in Charleston, West Virginia, but the case has now been remanded to the Boone County Circuit Court. The case is still in very early procedural stages. The Company intends to vigorously pursue defense of this case.

Harman Case

On July 31, 1997, the Company acquired United Coal Company and its subsidiary, Wellmore Coal Corporation (“Wellmore”). Wellmore was party to a coal supply agreement (the “CSA”) with Harman Mining Corporation and certain of its affiliates (“Harman”), pursuant to which Harman sold coal to Wellmore. In December 1997, Wellmore declared force majeure under the CSA and reduced the amount of coal to be purchased from Harman as a result thereof. Wellmore declared force majeure because its major customer for the coal purchased under the CSA was forced to close its Pittsburgh, Pennsylvania coke plant due to regulatory action. The Company subsequently sold Wellmore, but retained responsibility for any claims relating to this declaration of force majeure. In June 1998, Harman filed a breach of contract action against Wellmore in Buchanan County, Virginia, Circuit Court. Harman claimed that Wellmore breached the CSA by declaring a force majeure event and reducing the amount of coal to be purchased from Harman. On August 24, 2000, a jury found that Wellmore had breached its contract and awarded Harman $6 million in damages. After unsuccessfully pursuing an appeal, on November 12, 2002, Massey paid Harman $6.0 million plus post-judgment interest of approximately $1.2 million, in full satisfaction of the judgment.

On October 29, 1998, Harman and its sole shareholder, Hugh Caperton, filed a separate action against Massey and certain of its subsidiaries in Boone County, West Virginia, Circuit Court, alleging that Massey and its subsidiaries tortiously interfered with Harman’s contract with Wellmore and, as a result, caused Harman to go out of business. On August 1, 2002, the jury in the case awarded the plaintiffs $50 million in compensatory and punitive damages. Massey is vigorously pursuing post-judgment remedies, and various motions filed in the trial court have been fully briefed and argued. Massey will appeal to the West Virginia Supreme Court of Appeals, if necessary. The Company accrued a liability with respect to these cases of $31.0 million, excluding interest, which the Company believes is a fair estimate of the eventual total payout relating to both the Virginia and West Virginia actions. After the payment of the Virginia verdict, the remaining accrual is $25.0 million, as of December 31, 2002, which is included in Other current liabilities.

Elk Run Dust Case

On February 2, 2001, approximately 160 residents of the Town of Sylvester, West Virginia, filed suit in the Circuit Court of Boone County, West Virginia against the Company and its subsidiary, Elk Run Coal Company, Inc., alleging that Elk Run’s operations create noise, light and dust constituting a nuisance and causing damage to the community and seeking to recover compensatory and punitive damages. On February 7, 2003, a jury awarded approximately $475,000 in compensatory damages to the plaintiffs but rejected the

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

plaintiffs’ request for punitive damages. The plaintiffs’ claim for attorneys’ fees is pending. Upon entry of a final order, either party has four months to appeal the case to the West Virginia Supreme Court of Appeals. At December 31, 2002, the Company had recorded reserves for the verdict and the Company’s best estimate of the plaintiffs’ claim for attorneys’ fees.

West Virginia Flooding Cases

Five of the Company’s subsidiaries have been named, among others, in 17 separate complaints filed in Boone, Fayette, Kanawha, McDowell, Mercer, Raleigh and Wyoming Counties, West Virginia. These cases collectively include numerous plaintiffs who filed suit on behalf of themselves and others similarly situated, seeking damages for property damage and personal injuries arising out of flooding that occurred in southern West Virginia in July of 2001. The plaintiffs have sued coal, timber, railroad and land companies under the theory that mining, construction of haul roads and removal of timber caused natural surface waters to be diverted and interrupted in an unnatural way, thereby causing damage to the plaintiffs. The West Virginia Supreme Court has ruled that these cases, including several additional flood damage cases not involving the Company’s subsidiaries, be handled pursuant to the Court’s Mass Litigation rules. As a result of this ruling, the cases have been transferred to the Circuit Court of Raleigh County in West Virginia to be handled by a panel consisting of three circuit court judges. The panel will, among other things, determine whether the individual cases should be consolidated or returned to their original circuit courts. While the outcome of this litigation is subject to uncertainties, based on our preliminary evaluation of the issues and the potential impact on us, we believe this matter will be resolved without a material adverse effect on our cash flows, financial condition or results of operations.

Water Claims Litigation

Two cases were filed in the Mingo County, West Virginia Circuit Court alleging that Massey’s Delbarton Mining Company subsidiary’s mining activities destroyed nearby resident plaintiffs’ water supplies. One case was filed on behalf of 54 plaintiffs on July 26, 2002, and the other was filed on behalf of 134 plaintiffs on July 1, 2002. Delbarton has already provided many of the plaintiffs with a replacement water source. The case is in the very early procedural stages and the trial is scheduled for October 2003.

Trucking Litigation

On January 7, 2003, Coal River Mountain Watch, an advocacy group representing local residents in the Counties of Boone, Raleigh and Kanawha, West Virginia, and other plaintiffs, filed suit in the Circuit Court of Kanawha County, West Virginia against various coal and transportation companies (including various Massey subsidiaries) alleging that the defendants illegally transport coal in overloaded trucks causing damage to state roads and interfering with the plaintiffs’ use and enjoyment of their properties and their right to use the public roads, and seeking injunctive relief and damages (including punitive damages).

Martin County Impoundment Discharge

On October 11, 2000, a partial failure of Massey’s Martin County Coal Corporation subsidiary’s coal refuse impoundment released approximately 230 million gallons of coal slurry into adjacent underground mine workings. The slurry then discharged into two tributary streams of the Big Sandy River in eastern Kentucky. No one was injured in the discharge. Clean up efforts began immediately and are complete. As of December 31, 2002, Massey incurred to date a total of approximately $58.3 million of cleanup costs in connection with the spill, $52.2 million of which have been paid directly or reimbursed by insurance companies. In the consolidated balance sheet as of December 31, 2002 and October 31, 2001, the accruals related to this matter of $9.9 million and $11.5 million, respectively, are included in Other current liabilities, and probable insurance recoveries of $15.1 million and $20.5 million, respectively, are included in Trade and other accounts receivable. Massey continues to seek insurance reimbursement of any and all covered costs. Most of the claims, fines, penalties and lawsuits from the impoundment failure have been satisfied or settled. The remaining issues (none of which is considered material) are:

(1)	there are two remaining suits with 8 plaintiffs (one seeking class certification) seeking various unquantified damages allegedly resulting from the October 11, 2000 incident.

(2)	On June 26, 2001, the WVDEP filed a civil action against Martin County Coal in the Wayne County, West Virginia, Circuit Court alleging natural resources damages in West Virginia and alleged violations of law resulting from the impoundment discharge. The court ruled that WVDEP cannot collect statutory penalties, but has not yet ruled whether WVDEP can continue to assert its claims for punitive damages. Massey is continuing to defend this action vigorously and believes that it has numerous valid defenses to the claims.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3)	The Federal Mine Safety and Health Administration (“MSHA”) issued various citations following the impoundment discharge, and assessed penalties totaling approximately $110,000. The Company has contested the violations and penalty amount.

(4)	On October 11, 2002, the Town of Fort Gay, West Virginia filed suit against the Company and Martin County Coal Corporation, alleging that it’s water treatment and distribution plant was damaged when water, allegedly damaged by the discharge from the Martin County impoundment, was pumped into the facility. Massey denies the allegations and is defending the action vigorously.

The Company believes it has insurance coverage applicable to these items, at least with respect to costs other than governmental penalties, such as those assessed by MSHA, and punitive damages, if any. One of our carriers has stated that it believes its policy does not provide coverage for governmental penalties or punitive damages.

Valley Fill Litigation

On May 8, 2002, the United States District Court for the Southern District of West Virginia issued an order in Kentuckians for the Commonwealth v. Rivenburgh enjoining the Huntington, West Virginia office of the U.S. Army Corps of Engineers from issuing permits under Section 404 of the Clean Water Act for the construction of valley fills for the disposal of overburden from mountaintop mining operations solely for the purpose of waste disposal. The court held that the filling of these waters solely for waste disposal is a violation of the Clean Water Act. The court’s injunction also prohibits the issuance of permits authorizing fill activities associated with types of mining activities other than mountaintop mining where the primary purpose or use of those fill activities is the disposal of waste. Such activities might include those associated with slurry impoundments and coal refuse disposal areas.

On January 29, 2003, the Fourth Circuit Federal Court of Appeals reversed the district court’s decision and lifted the injunction. The time for filing a possible appeal has not yet expired. If the decision of the Court of Appeals were reversed and the injunction reinstated, the effect would be to make mountaintop mining uneconomical in those areas subject to the injunction and call into question the ability of the Company to obtain permits with respect to other mining activities that use valley fills.

* * * * * * * *

The Company is involved in various other legal actions incident to the conduct of its businesses. Management does not expect a material impact to its results of operations, financial position or cash flows by reason of these actions.

Coal Purchase Commitments

As of December 31, 2002, the Company had commitments to purchase from external production sources 2.0 million, 0.7 million, and 0.7 million tons of coal in 2003, 2004, and 2005, respectively.

17.	Quarterly Information (Unaudited)

As described more fully in Note 2, the Company recently resolved certain accounting and disclosure issues resulting from a review by the Securities and Exchange Commission (“SEC”) of its October 31, 2001 Annual Report on Form 10-K and subsequently filed periodic reports on Forms 10-Q. The quarterly financial information for 2002, 2001 and the two-month transition period ended December 31, 2001 is, by means of this filing, being restated, except for the fourth quarter of 2002, to reflect these adjustments.

Set forth below is the Company’s quarterly financial information for the previous two fiscal years and two-month transition period ended December 31, 2001. Included below are the previously reported as well as restated amounts for each of the following periods: three-months ended September 30, 2002, June 30, 2002 and March 31, 2002; and two-month transition period ended December 31, 2001.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

	Three months ended
	March 31, 2002(1)		June 30, 2002(2)		September 30, 2002(3)		December 31, 2002(4)
(In thousands, except per share amounts)	Previously Reported	Restated	Previously Reported	Restated	Previously Reported	Restated	Previously Reported(9)	Restated
Total revenue	$341,833	$392,551	$347,732	$402,507	$363,039	$424,441	$410,192	$410,596
Income (loss) from operations	(229)	(3,623)	(17,047)	(17,398)	6,993	6,642	(12,217)	(12,309)
Loss before taxes	(7,047)	(10,441)	(24,990)	(25,341)	(1,698)	(2,049)	(19,597)	(19,689)
Net loss	(2,143)	(4,213)	(16,242)	(16,456)	(1,103)	(1,317)	(10,531)	(10,587)
Loss per share:
Basic and diluted	$(0.03)	$(0.06)	$(0.22)	$(0.22)	$(0.01)	$(0.02)	$(0.14)	$(0.14)

	Two months ended December 31, 2001(8)
(In thousands, except per share amounts)	Previously Reported	Restated
Total revenue	$211,422	$246,443
Loss from operations	(31,652)	(19,209)
Loss before taxes	(35,967)	(23,524)
Net loss	(22,391)	(14,801)
Loss per share:
Basic and diluted	$(0.30)	$(0.20)

	Three months ended
	January 31, 2001		April 30, 2001(5)		July 31, 2001(6)		October 31, 2001(7)
(In thousands, except per share amounts)	Previously Reported	Restated	Previously Reported	Restated	Previously Reported	Restated	Previously Reported	Restated
Total revenue	$280,329	$324,728	$317,788	$359,644	$311,536	$354,990	$344,103	$392,499
Income (loss) from operations	3,590	4,248	8,367	9,025	(5,738)	(5,081)	10,491	1,354
Earnings (loss) before taxes	(2,216)	(1,558)	3,249	3,907	(13,622)	(12,965)	3,832	(5,305)
Net earnings (loss)	(1,352)	(951)	2,081	2,482	(9,394)	(8,993)	7,615	2,042
Earnings (loss) per share:
Basic and diluted	$(0.02)	$(0.01)	$0.03	$0.03	$(0.13)	$(0.12)	$0.10	$0.03

(1)	Loss for the first quarter 2002 includes income in the amount of $5.1 million pre-tax received from one large customer for a contract buyout; a reduction in the Company’s bad debt reserves of $2.5 million pre-tax for a receivable from a large bankrupt customer, Wheeling-Pittsburgh Steel Corporation, due to a long-term repayment agreement; and a tax refund for the settlement of a state tax dispute in the amount of $2.4 million, net of federal tax.

(2)	Loss for the second quarter 2002 includes a charge of $25.6 million pre-tax related to an adverse jury verdict in the West Virginia Harman Mining Corporation action. See Note 16 for further information. Additionally, in June 2002, the Company sold an additional interest in its synfuel-producing subsidiary, Appalachian Synfuel, LLC. See Note 6 for further information.

(3)	Loss for the third quarter of 2002 includes a charge in the amount of $13.2 million pre-tax related to the write off of capitalized development costs at certain idled mines. See Note 5 for further information.

(4)	Earnings for the fourth quarter of 2002 include a charge in the amount of $10.6 million pre-tax related to an arbitration award in a contract dispute. See Note 18 for further information.

(5)	On March 15, 2001, the Company sold a substantial interest in its synfuel producing subsidiary, Appalachian Synfuel, LLC. See Note 6 for further information. Additionally, earnings for the second quarter 2001 include a reduction in cost of produced coal revenue of $6.5 million pre-tax and interest income of $3.2 million pre-tax related to the refund of black lung excise taxes.

(6)	Loss for the third quarter 2001 includes a $7.5 million pre-tax adjustment related to the write-off of unamortized longwall panel development costs. The Company decided in the third quarter to move the longwall unit to another mine to take advantage of better mining conditions. Additionally, the loss includes a reduction of cost of produced coal revenue of $3.0 million pre-tax related to the refund of black lung excise taxes.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7)	Earnings for the fourth quarter 2001 include a charge of $6.9 million pre-tax related to the settlement with the State of West Virginia regarding Worker’s Compensation liabilities incurred by independent contractors, and $2.5 million pre-tax related to an increase in reserves for a wrongful employee discharge suit.

(8)	Earnings for the two-month transition period ended December 31, 2001 include a charge of $3.9 million pre-tax related to the bankruptcy of a substantial customer, Enron Corporation.

(9)	As reported within the Company’s Press Release filed on Form 8-K on February 5, 2003.

18.	Subsequent Events

Receivables Securitization

On January 31, 2003, the Company entered into a borrowing program, secured by its accounts receivable. The amount eligible to be borrowed under the program is up to $80 million depending on the level of eligible receivables and restrictions on concentrations of receivables. At February 28, 2003, the borrowings outstanding under the program totaled $54.0 million. The program expires in July 2004. The receivables outstanding under these programs and the corresponding debt will be included as “Trade accounts receivables” and “Long-term debt,” respectively, on the Company’s consolidated balance sheets in subsequent accounting periods. As collections reduce previously pledged interests, new receivables will be pledged. A portion of the cost of the accounts receivable secured borrowing programs is based on the creditors’ level of investment and borrowing costs. The total cost of the programs will be included in interest expense on future statements of income.

Duke Arbitration

On December 14, 2001, Duke Energy made a demand for arbitration, disputing the Company’s claim that an event of force majeure had occurred and claiming $20.5 million in damages resulting from coal tonnage shortfalls. In December 2002, the dispute went to arbitration. On January 23, 2003, the arbitrators awarded Duke Energy $10.6 million on its claim, which Massey has paid. Charges for such payment were recorded in the fourth quarter of 2002.

MASSEY ENERGY COMPANY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
$ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS	2003	2002	2003	2002
Revenues
Produced coal revenue	$310,694	$343,183	$939,008	$997,589
Freight and handling revenue	19,928	28,769	66,536	81,586
Purchased coal revenue	29,652	32,460	83,176	82,308
Other revenue	12,864	20,029	51,773	58,016
Insurance settlement	17,677	—	17,677	—
Senior notes repurchase income	—	—	615	—

Total revenues	390,815	424,441	1,158,785	1,219,499
Costs and expenses
Cost of produced coal revenue	278,596	280,669	834,308	869,799
Freight and handling costs	19,928	28,769	66,536	81,586
Cost of purchased coal revenue	30,687	32,626	84,917	85,288
Depreciation, depletion and amortization applicable to:
Cost of produced coal revenue	47,260	62,946	139,552	158,367
Selling, general and administrative	1,128	1,157	3,399	2,616
Selling, general and administrative	9,050	8,882	26,799	27,287
Other expense	1,967	2,750	7,531	8,935

Total costs and expenses	388,616	417,799	1,163,042	1,233,878
Income (loss) before interest and taxes	2,199	6,642	(4,257)	(14,379)
Interest income	1,196	1,240	3,388	2,904
Interest expense	(10,787)	(9,931)	(29,872)	(26,356)

Loss before taxes	(7,392)	(2,049)	(30,741)	(37,831)
Income tax benefit	(3,538)	(731)	(15,092)	(15,844)

Loss before cumulative effect of accounting change	(3,854)	(1,318)	(15,649)	(21,987)
Cumulative effect of accounting change, net of tax of $5.0 million	—	—	(7,880)	—

Net loss	$(3,854)	$(1,318)	$(23,529)	$(21,987)

Loss per share: (Basic and Diluted) (Note 7)
Loss before cumulative effect of accounting change	$(0.05)	$(0.02)	$(0.21)	$(0.30)
Cumulative effect of accounting change	—	—	(0.10)	—

Net loss	$(0.05)	$(0.02)	$(0.31)	$(0.30)

Shares used to calculate loss per share (Note 7)
Basic and Diluted	74,574	74,468	74,552	74,421

Dividends declared per share	$0.04	$0.04	$0.12	$0.12

See Notes to Condensed Consolidated Financial Statements.

MASSEY ENERGY COMPANY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

$ IN THOUSANDS, EXCEPT SHARE AMOUNTS	SEPTEMBER 30, 2003	DECEMBER 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$49,488	$2,725
Trade and other accounts receivable, less allowance of $8,795 and $8,775, respectively	157,245	175,795
Inventories	198,305	193,669
Deferred taxes	13,889	13,889
Income taxes receivable	30,015	6,437
Other current assets	186,680	117,326

Total current assets	635,622	509,841
Net Property, Plant and Equipment	1,435,360	1,534,488
Other Noncurrent Assets
Pension assets	67,736	77,356
Other	127,821	119,747

Total other noncurrent assets	195,557	197,103

Total assets	$2,266,539	$2,241,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable (trade and bank overdrafts)	$116,361	$124,933
Short-term debt	2,500	264,045
Payroll and employee benefits	32,429	44,389
Other current liabilities	115,275	139,896

Total current liabilities	266,565	573,263
Noncurrent Liabilities
Long-term debt	661,875	286,000
Deferred taxes	246,818	244,676
Other noncurrent liabilities	313,762	329,281

Total noncurrent liabilities	1,222,455	859,957
Shareholders’ Equity
Capital stock
Preferred - authorized 20,000,000 shares without par value; none issued	—	—
Common - authorized 150,000,000 shares of $0.625 par value; issued and outstanding - 75,298,915 and 75,317,732 shares at September 30, 2003 and December 31, 2002, respectively	47,062	47,074
Additional capital	21,745	21,659
Retained earnings	713,386	745,886
Unamortized executive stock plan expense	(4,674)	(6,407)

Total shareholders’ equity	777,519	808,212

Total liabilities and shareholders’ equity	$2,266,539	$2,241,432

*	Amounts at December 31, 2002 have been derived from audited financial statements.

See Notes to Condensed Consolidated Financial Statements.

MASSEY ENERGY COMPANY

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	NINE MONTHS ENDED SEPTEMBER 30,
$ IN THOUSANDS	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,529)	$(21,987)
Adjustments to reconcile net loss to cash utilized by operating activities:
Cumulative effect of accounting change, net of tax	7,880	—
Depreciation, depletion and amortization	142,951	160,983
Deferred taxes	7,205	5,095
Loss on disposal of assets	648	446
Gain on repurchase of senior notes	(615)	—
Changes in operating assets and liabilities	(125,117)	(24,284)

Cash provided by operating activities	9,423	120,253

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(85,860)	(121,971)
Proceeds from sale of assets	8,708	6,908

Cash utilized by investing activities	(77,152)	(115,063)

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) increase in revolving credit facilities, net	(264,045)	12,340
Repurchase of senior notes	(2,385)	—
Proceeds from issuance of convertible notes	128,040	—
Proceeds from secured term loan borrowings	244,142	—
Repayments of secured term loan	(625)	—
Proceeds from sale-leaseback transactions	17,960	—
Dividends paid	(8,951)	(8,937)
Stock options exercised	356	1,408

Cash provided by financing activities	114,492	4,811

Increase in cash and cash equivalents	46,763	10,001
Cash and cash equivalents at beginning of period	2,725	5,544

Cash and cash equivalents at end of period	$49,488	$15,545

See Notes to Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	General

The condensed consolidated financial statements do not include footnotes and certain financial information normally presented annually under accounting principles generally accepted in the United States and, therefore, should be read in conjunction with the Annual Report on Form 10-K (as amended by Form 10-K/A) of Massey Energy Company (“Massey” or the “Company”) for the fiscal year ended December 31, 2002. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the quarterly period ended September 30, 2003 are not necessarily indicative of results that can be expected for the full year.

The condensed consolidated financial statements included herein are unaudited; however, they contain all adjustments (consisting of normal recurring accruals) which, in the opinion of the Company, are necessary to present fairly its consolidated financial position at September 30, 2003 and December 31, 2002, and its consolidated results of operations and cash flows for the nine months ended September 30, 2003 and 2002, in conformity with accounting principles generally accepted in the United States.

The condensed consolidated financial statements include the accounts of Massey, its wholly owned subsidiary A. T. Massey Coal Company, Inc. (“A. T. Massey”) and its subsidiaries. The Company has no independent assets or operations. A. T. Massey, which fully and unconditionally guarantees the Company’s obligations under the 6.95% Senior Notes due 2007 (the “6.95% Senior Notes”) and the 4.75% Senior Convertible Notes due 2023 (the “Convertible Notes”), is the Company’s sole direct operating subsidiary. See Note 6 for a more complete discussion of debt.

Certain 2002 amounts have been reclassified to conform with the 2003 presentation.

(2)	Cumulative Effect of Accounting Change for Reclamation Liabilities

Effective January 1, 2003, the Company changed its method of accounting for reclamation liabilities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations” (“Statement 143”). Statement 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is incurred. The Company periodically reviews its estimated future cash flows for its asset retirement obligations.

As a result of adoption of Statement 143, the Company recognized a decrease in total reclamation liability of $13.1 million. The Company capitalized asset retirement costs by increasing the carrying amount of the related long lived assets recorded in Property, plant and equipment, net of the associated accumulated depreciation, by $22.7 million. Additionally, the Company recognized a decrease in mining properties and mineral rights, net of accumulated depletion, of $48.7 million related to amounts recorded in previous asset purchase transactions from assumption of pre-acquisition reclamation liabilities. The Company also recognized a decrease in net deferred tax liability of $5.0 million as a result of adoption of Statement 143.

The cumulative effect of the change on prior years resulted in a charge to income of $7.9 million, net of income taxes of $5.0 million ($0.10 per share). The pro forma effects of the application of Statement 143 as if Statement 143 had been applied retroactively are presented below:

	Three months ended		Nine months ended
$ In thousands, except per share amounts	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Net loss	$(3,854)	$(1,540)	$(15,649)	$(23,220)
Net loss per common share	$(0.05)	$(0.0.2)	$(0.21)	$(0.31)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table describes all changes to the Company’s reclamation liability:

$ In thousands	Nine months ended September 30, 2003
Reclamation liability at beginning of period	$115,038
Cumulative effect	(13,124)
Accretion expense	5,966
Liability incurred	1,665
Revisions in estimated cash flows	1,632
Payments	(10,913)

Reclamation liability at end of period	$100,264

The pro forma reclamation liability balances as if Statement 143 had been applied retroactively are as follows:

$ in thousands	Nine months ended September 30, 2003	Twelve months ended December 31, 2002
Pro forma amounts of reclamation liability at beginning of period	$101,914	$99,756
Pro forma amounts of reclamation liability at end of period	$100,264	$101,914

(3)	Inventories

Inventories are comprised of:

$ in thousands	September 30, 2003	December 31, 2002
Saleable coal	$57,709	$69,823
Raw coal	45,187	47,898
Work in process	72,393	52,817

Subtotal coal inventory	$175,289	$170,538
Supplies inventories	23,016	23,131

Total inventory	$198,305	$193,669

(4)	Other Current Assets

Other current assets are comprised of the following:

$ in thousands	September 30, 2003	December 31, 2002
Longwall panel costs	$49,911	$39,155
Deposits	109,857	42,319
Other	26,912	35,852

Total other current assets	$186,680	$117,326

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Deposits at September 30, 2003 include $105.0 million of funds pledged as collateral to support outstanding letters of credit (see Note 6 for further discussion). Deposits at December 31, 2002 include $31.5 million of funds pledged as collateral to support outstanding letters of credit and other obligations.

(5)	Property, Plant and Equipment

Net Property, Plant and Equipment is comprised of:

$ in thousands	September 30, 2003	December 31, 2002
Property, Plant and Equipment, at cost	$2,801,571	$2,817,145
Accumulated depreciation, depletion and amortization	(1,366,211)	(1,282,657)

	$1,435,360	$1,534,488

During the third quarter of 2002, the Company recorded a charge in the amount of $13.2 million (pre-tax) related to the write off of capitalized development costs at certain idled mines, which include the Pegs Branch mine of the Sidney resource group, the Spring Branch mine of the Stirrat resource group, and the Ruby Energy mine of the Delbarton resource group. This charge is included in depreciation, depletion and amortization for the three months and nine months ended September 30, 2002.

(6)	Debt

The Company’s debt is comprised of the following:

$ in thousands	September 30, 2003	December 31, 2002
6.95% senior notes due 2007	$283,000	$286,000
4.75% convertible senior notes due 2023	132,000	—
Revolving credit facilities	—	264,045
Secured term loan	249,375	—

Total debt	664,375	550,045
Less short-term debt	2,500	264,045

Total long-term debt	$661,875	$286,000

The weighted average effective interest rate of the Company’s outstanding variable rate borrowings was 4.62 percent at September 30, 2003 and 3.92 percent at December 31, 2002. The Company was in compliance with all material covenants relating to our outstanding indebtedness at September 30, 2003 and during all other periods reflected herein and had received a waiver with respect to other covenants at September 30, 2003 relating to the Company’s then existing accounts receivable financing program.

Refinancing

On July 2, 2003, the Company completed the refinancing of its prior revolving credit facilities. A.T. Massey executed a $355 million secured financing package consisting of a $105 million revolving credit facility and a $250 million secured term loan, which were subsequently canceled and repaid on November 10, 2003 (See Note 11 for additional details). The refinanced revolving credit facility included a $55 million sublimit for the issuance of letters of credit. The Company and A.T. Massey’s direct and indirect subsidiaries guaranteed these refinanced credit facilities. The revolving credit facility was scheduled to expire on January 1, 2007 and the secured term loan was scheduled to expire on July 2, 2008.

A portion of the proceeds from the secured term loan was used to repay all outstanding amounts under the prior revolving credit facilities and under the accounts receivable financing program. Of the remaining proceeds, $100 million was placed in restricted, interest bearing accounts (“Restricted Cash”) to collateralize current and future letters of credit issued outside of the refinanced credit facility.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On July 31, 2003, the Company executed agreements establishing a separate letter of credit facility in addition to the $55 million sublimit under the refinanced revolving credit facility, authorizing the issuance of up to an additional $100 million in letters of credit utilizing the Restricted Cash as collateral. At July 31, 2003, $45 million of previously issued letters of credit were transferred into this facility. In August 2003, the Company used the remainder of this facility to provide a $55 million appeal surety in the pending Harman litigation appeal (see Note 10 for further discussion of the Harman litigation).

No drawings were initially made under the refinanced revolving credit facility; however, $34.3 million in letters of credit were issued during the third quarter of 2003 to secure various statutory obligations for workers’ compensation and reclamation bonding.

The financing package provided the lenders with collateral for borrowings under the refinanced facilities, including all capital stock of the Company’s subsidiaries and substantially all of the Company’s assets, then owned or at any time thereafter acquired by the Company, excluding among other things, Restricted Cash to the extent it collateralized surety bonds and letters of credit issued outside of the refinanced credit facilities, the value of properties that exceeded the lien sharing threshold established in the indentures related to the Convertible Notes and the 6.95% Senior Notes, and certain other assets associated with the accounts receivable securitization program. Borrowings under these facilities bore interest based on either (1) the Eurodollar Base Rate or (2) the Base Rate (both as defined in the refinanced credit facility agreement) plus a margin, which for the refinanced revolving credit facility was based on the leverage ratio, as defined in the financial covenants requirement of the facilities agreement, and for the secured term loan was equal to 3.50% for the Eurodollar Base Rate and 2.50% for the Base Rate. The initial borrowings under the secured term loan accrued interest at the Base Rate, and the Company subsequently converted the interest rate index under the secured term loan to the Eurodollar Base Rate.

The refinanced credit facilities contained financial covenants requiring that the Company meet certain financial tests. The financial covenants consisted of a maximum leverage ratio, a maximum secured leverage ratio, a minimum interest coverage ratio and a limitation on capital expenditures. The leverage ratio required that the Company not permit the ratio of total Financial Covenant Debt (as defined in the refinanced credit facility agreement) at the end of any quarter to consolidated EBITDA (as defined in the refinanced credit facility agreement) for the four quarters then ended to exceed a specific amount. The secured leverage ratio required that the Company not permit the ratio of total secured Financial Covenant Debt at the end of any quarter to consolidated EBITDA for the four quarters then ended to exceed a specific amount. The interest coverage ratio required that the Company not permit the ratio of consolidated EBITDA to Interest Expense (as defined in the refinanced credit facility agreement) for the four quarters then ended to be less than a specified amount. The capital expenditures covenant limited Capital Expenditures (as defined in the refinanced credit facility agreement) to a specified amount during each fiscal year.

Accounts Receivable-Based Financing Program

On January 31, 2003, the Company entered into a borrowing program secured by its accounts receivable. The amount available to be borrowed under the program is up to $80 million, depending on the level of eligible receivables and restrictions on concentrations of receivables. At September 30, 2003, there were no borrowings outstanding under the program. The program expires in July 2004. The total cost of the program is included in Interest expense on the condensed consolidated statements of income for the period ended September 30, 2003.

4.75% Convertible Senior Notes

On May 29, 2003, the Company issued $132.0 million of 4.75% Convertible Senior Notes due May 15, 2023, in a private placement. The Company subsequently filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) to register the Convertible Notes. The Convertible Notes are unsecured obligations ranking equally with all other unsecured senior indebtedness of the Company. Interest on the Convertible Notes is payable on May 15 and November 15 of each year, beginning on November 15, 2003. The Convertible Notes will mature on May 15, 2023, however Massey may redeem some or all of the Convertible Notes at any time on or after May 20, 2009.

Holders of the Convertible Notes may require Massey to purchase all or a portion of their Convertible Notes on May 15, 2009, May 15, 2013 and May 15, 2018. The Company will pay cash for all Convertible Notes so purchased on May 15, 2009. For purchases on May 15, 2013 or May 15, 2018, the Company may, at its option, choose to pay the purchase price for such Convertible Notes in cash or in shares of Massey’s common stock or any combination thereof.

The Convertible Notes are convertible during certain periods by holders into shares of Massey’s common stock initially at a conversion rate of 51.573 shares of common stock per $1,000 principal amount of Convertible Notes (subject to adjustment in certain

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

events) under the following circumstances: (1) if the price of Massey’s common stock reaches specified thresholds; (2) if the Convertible Notes are redeemed by the Company; (3) upon the occurrence of certain specified corporate transactions; or (4) if the credit ratings assigned to the Convertible Notes decline below specified levels.

Off-Balance Sheet Arrangements

In the normal course of business, the Company is a party to certain off-balance sheet arrangements including guarantees, indemnifications, and financial instruments with off-balance sheet risk, such as bank letters of credit and performance or surety bonds. We do not expect any material adverse effects on our financial condition, results of operations or cash flows to result from these off-balance sheet arrangements.

The Company uses surety bonds to secure reclamation, workers’ compensation, wage payments, and other miscellaneous obligations. As of September 30, 2003, the Company had $266.9 million of outstanding surety bonds with third parties. These bonds were in place to secure obligations as follows: post-mining reclamation bonds of $238.8 million, workers’ compensation bonds of $10.0 million, wage payment and collection bonds of $8.9 million, and other miscellaneous obligation bonds of $9.2 million. Recently, surety bond costs have increased, while the market terms of surety bonds have generally become less favorable. To the extent that surety bonds become unavailable, the Company will seek to secure obligations with letters of credit, cash deposits, or other suitable forms of collateral. As of September 30, 2003, the Company had secured $34.3 million of surety obligations with letters of credit issued under its revolving credit facility letter of credit sublimit.

From time to time the Company uses bank letters of credit to secure its obligations for worker’s compensation programs, various insurance contracts and other obligations. Issuing banks currently require that such letters of credit be secured by funds deposited into restricted accounts pledged to the banks under reimbursement agreements. At September 30, 2003, the Company had $135.7 million of letters of credit outstanding (including the $34.3 million noted above that secure surety obligations), collateralized by $105.0 million of funds deposited in restricted, interest bearing accounts, and no claims were outstanding against those letters of credit.

(7)	Earnings Per Share

The number of shares used to calculate basic loss per share for the three months and nine months ended September 30, 2003 and 2002 is based on the weighted average outstanding shares of Massey during the respective periods. The number of shares used to calculate diluted earnings (loss) per share is based on the number of shares used to calculate basic loss per share plus the dilutive effect of stock options and other stock-based instruments held by Massey employees each period. In accordance with accounting principles generally accepted in the United States, the effect of dilutive securities was excluded from the calculation of the diluted loss per common share in the three months and nine months ended September 30, 2003 and 2002, as such inclusion would result in antidilution.

The computations for basic and diluted loss per share are based on the following per share information:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30
$ in thousands	2003	2002	2003	2002
Average shares of common stock outstanding:
Basic	74,574	74,468	74,552	74,421
Effect of stock options/restricted stock	—	—	—	—

Diluted	74,574	74,468	74,552	74,421

(8)	Stock Plans

The Company accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost for stock appreciation rights and performance equity units is

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

recorded based on the quoted market price of the Company’s stock at the end of the period. The Company has implemented the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“Statement 123”). The Company has recognized no stock-based compensation expense related to stock options in the three months and nine months ended September 30, 2003 and 2002, as all options granted had an exercise price equal to market value of the underlying common stock on the date of the grant. If the Company had followed the fair value method under Statement 123 to account for stock based compensation for stock options, the amount of stock based compensation cost for stock options, net of related tax, which would have been recognized for each period and pro-forma net income for each period would have been as follows:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
$ in thousands, except per share amounts	2003	2002	2003	2002
Net loss, as reported	$(3,854)	$(1,318)	$(23,529)	$(21,987)
Total stock-based employee compensation expense for stock options determined under Black-Scholes option pricing model	$(522)	$(534)	$(1,551)	$(1,579)

Pro forma net loss	$(4,376)	$(1,852)	$(25,080)	$(23,566)

Loss per share:
Basic and diluted—as reported	$(0.05)	$(0.02)	$(0.31)	$(0.30)
Basic and diluted—pro forma	$(0.06)	$(0.02)	$(0.33)	$(0.32)

(9)	Other Items Affecting Net Income

During the third quarter of 2003, the Company received $21.0 million for the settlement of a property and business interruption claim, which, after adjusting for a previously booked receivable and claim settlement expenses, resulted in a gain of $17.7 million (pre-tax) and is reflected in Insurance settlement for the three and nine months ended September 30, 2003.

During the second quarter of 2002, the Company recorded a charge in the amount of $25.6 million (pre-tax) related to an adverse jury verdict in the West Virginia Harman Mining Corporation action, which was rendered on August 1, 2002 (see Note 10 for further discussion). This charge is included in Cost of produced coal revenue for the nine months ended September 30, 2002.

During the first quarter of 2002, the Company reduced its bad debt reserves for a receivable from a large bankrupt customer, Wheeling Pittsburgh Steel. This positive adjustment of $2.5 million (pre-tax) is reflected in Selling, general and administrative expense for the first nine months of 2002.

Income from a contract buyout payment from a large customer in the amount of $5.1 million (pre-tax) is included in Other revenue for the first nine months of 2002.

(10)	Contingencies and Commitments

Harman Case

On July 31, 1997, we acquired United Coal Company and its subsidiary, Wellmore Coal Corporation. Wellmore was party to a coal supply agreement with Harman Mining Corporation and certain of its affiliates, pursuant to which Harman sold coal to Wellmore. In December 1997, Wellmore declared force majeure under the coal supply agreement and reduced the amount of coal to be purchased from Harman as a result thereof. Wellmore declared force majeure because its major customer for the coal purchased under the coal supply agreement was forced to close its Pittsburgh, Pennsylvania coke plant due to regulatory action. We subsequently sold Wellmore, but retained responsibility for any claims relating to this declaration of force majeure. On October 29, 1998, Harman and its sole shareholder, Hugh Caperton, filed an action against us and certain of our subsidiaries in the Circuit Court of Boone County, West Virginia, alleging that we and our subsidiaries tortiously interfered with Harman’s contract with our subsidiary, Wellmore, and, as a result, caused Harman to go out of business. On August 1, 2002, the jury in the case awarded the plaintiffs $50 million in

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

compensatory and punitive damages. On July 17, 2003, we were ordered to file a $55 million letter of credit with the trial court to secure the jury verdict, plus one year’s interest at 10%, which we filed on August 13, 2003. We are pursuing post-judgment remedies. Various motions filed in the trial court have been fully briefed and argued. We will appeal to the Supreme Court of Appeals of West Virginia, if necessary. We have accrued a liability with respect to this case of $25 million, excluding interest, included in Other current liabilities, which we believe is a fair estimate of the eventual total payout in this case.

Martin County Impoundment Discharge

On October 11, 2000, a partial failure of the coal refuse impoundment at Martin County Coal Corporation, one of our subsidiaries, released approximately 230 million gallons of coal slurry into adjacent underground mine workings. The slurry then discharged into two tributary streams of the Big Sandy River in eastern Kentucky. No one was injured in the discharge. Clean up efforts began immediately and are complete. Martin County Coal began processing coal again on April 2, 2001. We are continuing to seek approval from the applicable agencies for alternate refuse disposal options related to operations of Martin County Coal’s preparation plant. As of September 30, 2003, we had incurred a total of approximately $74 million of cleanup and other spill related costs, including claims, fines and other items, $67 million of which have been paid directly or reimbursed by insurance companies. We continue to seek insurance reimbursement of any and all covered costs. Most of the claims, fines, penalties and lawsuits from the impoundment failure have been satisfied or settled. On September 30, 2003, a civil action filed in June 2001, by the West Virginia Department of Environmental Protection (the “WVDEP”) against Martin County Coal in the Circuit Court of Wayne County, West Virginia, alleging natural resources damages in West Virginia and violations of law resulting from the impoundment discharge was settled for $600,000 and dismissed by the court with prejudice. The settlement amount was paid fully by insurance proceeds. Remaining issues (none of which we consider material) include:

•	six law suits (one seeking class certification) in the Circuit Court of Martin County, Kentucky, asserting claims for personal injury, property and other damages, and seeking unquantified compensatory and punitive damages allegedly resulting from the incident;

•	a suit filed by the Town of Fort Gay, West Virginia against us and Martin County Coal in the Circuit Court of Wayne County, West Virginia, alleging that its water treatment and distribution plant was damaged when water, allegedly discharged from the Martin County Coal impoundment, was pumped into the facility. The plaintiff seeks unquantified compensatory and punitive damages. We believe we have valid defenses to the claims and are defending the action vigorously; and

•	various citations issued by the Federal Mine Safety and Health Administration (or the “MSHA”) following the impoundment discharge, and two penalties assessed totaling approximately $110,000. The citations allege that we violated the MSHA-approved plan for operation of the facility. We contested the violations and penalty amount which, to date, has resulted in a directed verdict rescinding one of the assessed penalties totaling $55,000;

•	a subpoena from a federal grand jury of the U.S. District Court for the Eastern District of Kentucky requesting our documents relating to the impoundment and impoundment discharge. We have responded to the subpoena.

We believe that we have insurance coverage applicable to these items, at least with respect to costs other than governmental penalties, such as those assessed by MSHA, and punitive damages, if any. One of our carriers has stated that it believes its policy does not provide coverage for governmental penalties or punitive damages.

Elk Run Dust Case

On February 2, 2001, approximately 160 residents of the Town of Sylvester, West Virginia, filed suit in the Circuit Court of Boone County, West Virginia against the Company and its subsidiary, Elk Run Coal Company, Inc., alleging that Elk Run’s operations create noise, light and dust constituting a nuisance and causing damage to the community and seeking to recover compensatory and punitive damages. On February 7, 2003, a jury awarded approximately $475,000 in compensatory damages to the plaintiffs but rejected the plaintiffs’ request for punitive damages. On September 17, 2003, the plaintiffs’ were awarded $1.8 million for attorneys’ and experts’ fees. On October 14, 2003, one of our insurers filed a declaratory judgment action in the U.S. District Court for the Eastern District of Virginia, seeking a declaration that it has no duty to defend or indemnify us in this action. On October 24, 2003, we paid $2.3 million, plus interest, in exchange for plaintiffs dismissing these claims, and filed a third-party complaint in the Circuit Court of Boone County, West Virginia, against the insurer that denied coverage. We had fully accrued for the amount paid as of September 30, 2003.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

West Virginia Flooding Cases

Five of the Company’s subsidiaries, along with approximately 170 others, have been named in 21 separate complaints filed in Boone, Fayette, Kanawha, McDowell, Mercer, Raleigh and Wyoming Counties, West Virginia. These cases collectively include approximately 2,200 plaintiffs who filed suit on behalf of themselves and others similarly situated, seeking damages for property damage and personal injuries arising out of flooding that occurred in southern West Virginia in July 2001. The plaintiffs sued coal, timber, railroad and land companies under the theory that mining, construction of haul roads and removal of timber caused natural surface waters to be diverted and interrupted in an unnatural way, thereby causing damage to the plaintiffs. The Supreme Court of Appeals of West Virginia ruled that these cases, including several additional flood damage cases not involving the Company’s subsidiaries, will be handled pursuant to the Court’s mass litigation rules. As a result of this ruling, the cases have been transferred to the Circuit Court of Raleigh County, West Virginia to be handled by a panel of three circuit court judges. On August 1, 2003, the panel certified nine questions to the Supreme Court of Appeals of West Virginia. While the plaintiffs’ alleged damages have not been quantified and the outcome of this litigation is subject to uncertainties, based on our preliminary evaluation of the issues and the potential impact on us, we believe this matter will be resolved without a material adverse effect on our cash flows, financial condition or results of operations.

Water Claims Litigation

Two cases were filed in the Circuit Court of Mingo County, West Virginia, alleging that Massey’s Delbarton Mining Company subsidiary’s mining activities destroyed nearby resident plaintiffs’ water supplies. One case was filed on behalf of 134 plaintiffs on July 1, 2002, and the other was filed on behalf of 54 plaintiffs on July 26, 2002 (an amended complaint filed May 1, 2003, added 42 plaintiffs). The plaintiffs seek to recover unquantified compensatory and punitive damages relating to alleged personal injuries and property damages. Delbarton Mining Company has already provided many of the plaintiffs with a replacement water source. Discovery is proceeding in each case and trial is scheduled for April 2004 in the first case and February 2004 in the second case.

Shareholder Derivative Suit

On August 5, 2002, a shareholder derivative complaint was filed in the Circuit Court of Boone County, West Virginia, naming us, each of our directors and certain of our current and former officers. The complaint alleges (1) breach of fiduciary duties against all of the defendants for refusing to cause us to comply with environmental, labor and securities laws, and (2) improper insider trading by Don L. Blankenship, Jeffrey M. Jarosinski, Madeleine M. Curle and Bennett K. Hatfield. The plaintiff makes these allegations derivatively, and seeks to recover damages on behalf of our company. The damages claimed by the plaintiff have not been quantified. We and the other defendants removed the case to Federal District Court in Charleston, West Virginia, but the case has now been remanded to the Circuit Court of Boone County. Motions to dismiss have been filed on behalf of all defendants, and discovery continues.

Trucking Litigation

On January 7, 2003, Coal River Mountain Watch, an advocacy group representing local residents in the Counties of Boone, Kanawha and Raleigh, West Virginia, and other plaintiffs, filed suit in the Circuit Court of Kanawha County, West Virginia against certain of our subsidiaries and various other coal and transportation companies alleging that the defendants illegally transport coal in overloaded trucks causing damage to state roads and interfering with the plaintiffs’ use and enjoyment of their properties and their right to use the public roads, and seeking injunctive relief and unquantified compensatory and punitive damages. The plaintiffs alleged damages have not been quantified. The case is in the early procedural stages and we are vigorously pursuing the defense of this case.

On July 3, 2003, one of our insurers filed a declaratory judgment action in the U.S. District Court for the Eastern District of Virginia, seeking a declaration that it has no duty to provide coverage in this case, among others. On August 4, 2003, we filed a motion to dismiss that action. On November 3, 2003, the U.S. District Court for the Eastern District of Virginia dismissed the declaratory judgment action in favor of a pending action in the U.S. District Court for the Southern District of West Virginia, which we initially filed on October 2, 2002, in the Circuit Court of Boone County, West Virginia, seeking a declaratory judgment against this and other insurers for coverage of these and other claims.

* * * * * * * *

The Company is involved in various other legal actions incident to the conduct of its businesses. Management does not expect a material adverse effect to its results of operations, financial position or cash flows by reason of these actions.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11)	Subsequent Events

6.625% Senior Notes Issuance

On November 10, 2003, the Company issued $360 million of 6.625% unsecured senior notes due November 15, 2010 (the “6.625% Senior Notes”) in a private placement. The Company has agreed to file a registration statement with the SEC relating to an exchange offer for these notes. The 6.625% Senior Notes are unsecured obligations ranking equally with all other unsecured senior indebtedness of the Company. Interest on the 6.625% Senior Notes is payable on May 15 and November 15 of each year, beginning on May 15, 2004. The 6.625% Senior Notes may be called by the Company at any time after November 15, 2007. Part of the proceeds of this issuance was used to permanently repay the $249.4 million outstanding under its $250 million secured term loan and cancel its $105 million revolving credit facility, effectively terminating the $355 million secured credit facility. The remaining proceeds of this issuance were used for general corporate purposes, including the collateralization of the $34.3 million of letters of credit outstanding under the Company’s revolving credit facility letter of credit sublimit on September 30, 2003. The 6.625% Senior Notes are guaranteed by A.T. Massey and substantially all of the Company’s indirect operating subsidiaries (the “Guarantors”). The guarantees are full and unconditional obligations of the Guarantors and are joint and several among the Guarantors. The subsidiaries not providing a guarantee of the 6.625% Senior Notes are “minor” (as defined under SEC Rule 3-10(h)(6) of Regulation S-X). Currently, the 6.625% Senior Notes have credit ratings from Moody’s and S&P of Ba3 and BB, respectively.

Upon the issuance of the 6.625% Senior Notes (discussed in the previous paragraph), the Company expensed $6.2 million (pre-tax) of the remaining unamortized financing fees related to the $355 million secured credit facility. The charge will be included in Interest expense for the three and twelve months ended December 31, 2003.

Interest Rate Swap

On November 10, 2003, the Company entered into a fixed interest rate to floating interest rate swap agreement covering a notional amount of debt of $240 million. This swap was entered into to convert $240 million of the 6.625% Senior Notes to a floating rate debt. The initial term of this swap agreement expires on November 15, 2010, and the counterparty to the swap agreement has an option to terminate the swap, in whole or in part, after November 15, 2007. The Company will receive interest payments at a fixed rate of 6.625% and will pay a variable rate that is based on six month LIBOR plus 216 basis points.

Rating Agency Actions

On October 27, 2003, Moody’s announced downgrades of Massey’s debt ratings, citing concerns about the incurrence of operating losses, continuing geological and operating difficulties, difficulties in reducing its cost base and ongoing litigation and environmental challenges. The senior implied rating was downgraded to Ba3 from Ba2, the senior unsecured debt rating to B1 from Ba3, and the senior secured debt rating to Ba2 from Ba1. The rating outlook is stable. On the same day, S&P affirmed Massey’s corporate credit rating and senior unsecured rating of BB and B+, respectively. The S&P rating outlook is stable.

Other

On October 22, 2003, the WVDEP brought suit against three Massey subsidiaries, Independence Coal Company and Omar Mining Company in the Circuit Court of Boone County, West Virginia, and Marfork Coal Company in the Circuit Court of Raleigh County, West Virginia. The suits allege various violations of waste and clean water laws in 2001 and 2002 and seek unspecified amounts in fines as well as injunctive relief to compel compliance. Independence, Omar and Marfork believe that compliance has been achieved for these past violations and will defend the suits vigorously.

On October 28, 2003, Massey’s subsidiaries, A. T. Massey and Alex Energy, Inc., acquired certain assets, including assets of Horizon Natural Resources Company (“Horizon”), which is in Chapter 11 bankruptcy. This acquisition provides the Company with an additional 28.0 million tons of coal reserves in Kanawha, Boone and Fayette counties, West Virginia. The purchase price for the assets was approximately $19 million, including funds to buy out a secured debt position and production payments. A portion of this consideration (approximately $5 million) is in the form of a deferred payment. The United States Bankruptcy Court for the Eastern District of Kentucky approved the purchase of the Horizon assets.

PROSPECTUS

[GRAPHIC]

Massey Energy Company

OFFER TO EXCHANGE

up to $360,000,000

Principal Amount Outstanding

6.625% Senior Notes due 2010

for

a like Principal Amount of

6.625% Senior Notes due 2010

That Have Been Registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Our restated certificate of incorporation provides generally for indemnification of our officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware (“DGCL”). Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, the corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by Section 102 of the DGCL, our stockholders have approved and incorporated provisions into our restated certificate of incorporation eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of Massey Energy Company (incorporated herein by reference to Exhibit 3.1 of our annual report on Form 10-K, for the year ended October 31, 2000)*

3.2	Restated Bylaws (as amended effective August 1, 2002) of Massey Energy Company (incorporated herein by reference to Exhibit 3.1 of our quarterly report on Form 10-Q, for the quarter ended June 30, 2002)*

3.3	Restated Articles of Incorporation of A. T. Massey Coal Company, Inc., as amended*

3.4	Restated Bylaws of A. T. Massey Coal Company, Inc., as amended*

3.5	Articles of Incorporation of Alex Energy, Inc.*

3.6	Bylaws of Alex Energy, Inc., as amended*

3.7	Articles of Incorporation of Appalachian Capital Management Corp.*

3.8	Bylaws of Appalachian Capital Management Corp., as amended*

3.9	Articles of Incorporation of Aracoma Coal Company, Inc.*

3.10	Bylaws of Aracoma Coal Company, Inc., as amended*

3.11	Articles of Incorporation of Bandmill Coal Corporation (formerly known as Chambers Coal Corporation), as amended*

3.12	Bylaws of Bandmill Coal Corporation, as amended*

3.13	Articles of Incorporation of Bandytown Coal Company*

3.14	Bylaws of Bandytown Coal Company*

3.15	Articles of Incorporation of Barnabus Land Company*

3.16	Bylaws of Barnabus Land Company, as amended*

3.17	Agreement of Incorporation of Belfry Coal Corporation, as amended*

3.18	Amended Bylaws of Belfry Coal Corporation, as amended*

3.19	Agreement of Incorporation of Ben Creek Coal Company (formerly known as Gay Mining Company), as amended*

3.20	Bylaws of Ben Creek Coal Company, as amended*

3.21	Articles of Incorporation of Big Bear Mining Company*

3.22	Bylaws of Big Bear Mining Company, as amended*

3.23	Articles of Incorporation of Big Sandy Venture Capital Corp.*

3.24	Bylaws of Big Sandy Venture Capital Corp., as amended*

3.25	Articles of Incorporation of Black King Mine Development Co.*

3.26	Bylaws of Black King Mine Development Co., as amended*

3.27	Articles of Incorporation of Blue Ridge Venture Capital Corp.*

3.28	Bylaws of Blue Ridge Venture Capital Corp., as amended*

3.29	Articles of Incorporation of Boone East Development Co., as amended*

3.30	Bylaws of Boone East Development Co.*

3.31	Articles of Incorporation of Boone Energy Company*

3.32	Bylaws of Boone Energy Company*

3.33	Articles of Incorporation of Boone West Development Co.*

3.34	Bylaws of Boone West Development Co., as amended*

3.35	Articles of Incorporation of Cabinawa Mining Company*

3.36	Bylaws of Cabinawa Mining Company, as amended*

3.37	Articles of Incorporation of Capstan Mining Company*

3.38	Bylaws of Capstan Mining Company, as amended*

3.39	Articles of Incorporation of Central Penn Energy Company, Inc. (formerly known as Lone Pine Land & Development Company, Inc.), as amended*

3.40	Bylaws of Central Penn Energy Company, Inc., as amended*

3.41	Articles of Incorporation of Central West Virginia Energy Company, as amended*

3.42	Bylaws of Central West Virginia Energy Company*

3.43	Articles of Incorporation of Ceres Land Company*

3.44	Bylaws of Ceres Land Company, as amended*

3.45	Articles of Incorporation of Clear Fork Coal Company (formerly known as Shiprock Coal Co.), as amended*

3.46	Bylaws of Clear Fork Coal Company *

3.47	Articles of Incorporation of Continuity Venture Capital Corp.*

3.48	Bylaws of Continuity Venture Capital Corp., as amended*

3.49	Articles of Incorporation of Crystal Fuels Company*

3.50	Bylaws of Crystal Fuels Company, as amended*

3.51	Articles of Incorporation of Dehue Coal Company*

3.52	Bylaws of Dehue Coal Company, as amended*

3.53	Articles of Incorporation of Delbarton Mining Company*

3.54	Bylaws of Delbarton Mining Company, as amended*

3.55	Articles of Incorporation of Demeter Land Company*

3.56	Bylaws of Demeter Land Company, as amended*

3.57	Articles of Incorporation of Douglas Pocahontas Coal Corporation*

3.58	Bylaws of Douglas Pocahontas Coal Corporation, as amended*

3.59	Certificate of Incorporation of DRIH Corporation (formerly known as Doe Run Investment Holding Corporation), as amended*

3.60	Bylaws of DRIH Corporation, as amended*

3.61	Articles of Incorporation of Duchess Coal Company (formerly known as Stability Coal Company), as amended*

3.62	Bylaws of Duchess Coal Company, as amended*

3.63	Articles of Incorporation of Duncan Fork Coal Company (formerly known as Pennsylvania Mine Services, Inc.), as amended*

3.64	Bylaws of Duncan Fork Coal Company, as amended*

3.65	Articles of Incorporation of Eagle Energy, Inc.*

3.66	Bylaws of Eagle Energy, Inc., as amended*

3.67	Articles of Incorporation of Elk Run Coal Company, Inc., as amended*

3.68	Bylaws of Elk Run Coal Company, Inc., as amended*

3.69	Articles of Incorporation of Feats Venture Capital Corp.*

3.70	Bylaws of Feats Venture Capital Corp., as amended*

3.71	Articles of Incorporation of Foothills Coal Company*

3.72	Bylaws of Foothills Coal Company*

3.73	Articles of Incorporation of Goals Coal Company*

3.74	Bylaws of Goals Coal Company, as amended*

3.75	Articles of Incorporation of Green Valley Coal Company*

3.76	Bylaws of Green Valley Coal Company, as amended*

3.77	Articles of Incorporation of Greyeagle Coal Company*

3.78	Bylaws of Greyeagle Coal Company, as amended*

3.79	Articles of Incorporation of Haden Farms, Inc.*

3.80	Bylaws of Haden Farms, Inc.*

3.81	Articles of Organization of Hanna Land Company, LLC*

3.82	Limited Liability Company Agreement for Hanna Land Company, LLC*

3.83	Articles of Incorporation of Hazy Ridge Coal Company*

3.84	Bylaws of Hazy Ridge Coal Company*

3.85	Articles of Incorporation of Highland Mining Company (formerly known as Progress Coal Company), as amended*

3.86	Bylaws of Highland Mining Company, as amended*

3.87	Articles of Incorporation of Hopkins Creek Coal Company*

3.88	Bylaws of Hopkins Creek Coal Company, as amended*

3.89	Articles of Incorporation of Independence Coal Company, Inc. (formerly known as Knight Mine Development Co.), as amended*

3.89.1	Bylaws of Independence Coal Company, Inc., as amended*

3.90	Articles of Incorporation of Jacks Branch Coal Company, as amended*

3.91	Bylaws of Jacks Branch Coal Company*

3.92	Articles of Incorporation of Joboner Coal Company, as amended*

3.93	Bylaws of Joboner Coal Company*

3.94	Articles of Incorporation of Kanawha Energy Company*

3.95	Bylaws of Kanawha Energy Company, as amended*

3.96	Articles of Incorporation of Knox Creek Coal Corporation (formerly known as United Coal Company), as amended*

3.97	Amended Bylaws of Knox Creek Coal Corporation, as amended*

3.98	Articles of Incorporation of Lauren Land Company, as amended*

3.99	Bylaws of Lauren Land Company, as amended*

3.100	Agreement of Incorporation of Laxare, Inc.*

3.101	Bylaws of Laxare, Inc., as amended*

3.102	Articles of Incorporation of Lick Branch Coal Company*

3.103	Bylaws of Lick Branch Coal Company, as amended*

3.104	Articles of Incorporation of Logan County Mine Services, Inc.*

3.105	Bylaws of Logan County Mine Services, Inc., as amended*

3.106	Articles of Incorporation of Long Fork Coal Company*

3.107	Bylaws of Long Fork Coal Company, as amended*

3.108	Articles of Incorporation of Lynn Branch Coal Company, Inc.*

3.109	Bylaws of Lynn Branch Coal Company, Inc., as amended*

3.110	Articles of Incorporation of Majestic Mining, Inc. (formerly known as Majestic Contractors, Inc.), as amended*

3.111	Restated Bylaws of Majestic Mining, Inc., as amended*

3.112	Articles of Incorporation of Marfork Coal Company, Inc.*

3.113	Bylaws of Marfork Coal Company, Inc.*

3.114	Articles of Incorporation of Martin County Coal Corporation, as amended*

3.115	Bylaws of Martin County Coal Corporation, as amended*

3.116	Articles of Incorporation of Massey Coal Sales Company, Inc.*

3.117	Bylaws of Massey Coal Sales Company, Inc., as amended*

3.118	Articles of Incorporation of Massey Coal Services, Inc.*

3.119	Bylaws of Massey Coal Services, Inc., as amended*

3.120	Articles of Incorporation of Massey Gas & Oil Company*

3.121	Bylaws of Massey Gas & Oil Company*

3.122	Articles of Incorporation of Massey New Era Capital Corp.*

3.123	Bylaws of Massey New Era Capital Corp., as amended*

3.124	Articles of Incorporation of Massey Technology Investments, Inc. (formerly known as Massey Consulting Services, Inc.), as amended*

3.125	Bylaws of Massey Technology Investments, Inc., as amended*

3.126	Articles of Incorporation of Menefee Land Company, Inc.*

3.127	Bylaws of Menefee Land Company, Inc., as amended*

3.128	Articles of Incorporation of Mine Maintenance, Inc.*

3.129	Bylaws of Mine Maintenance, Inc., as amended*

3.130	Articles of Incorporation of New Market Land Company*

3.131	Bylaws of New Market Land Company, as amended*

3.132	Articles of Incorporation of New Massey Capital Corp.*

3.133	Bylaws of New Massey Capital Corp., as amended*

3.134	Articles of Incorporation of New Ridge Mining Company*

3.135	Bylaws of New Ridge Mining Company, as amended*

3.136	Articles of Incorporation of New River Energy Corporation (formerly known as Federal Development Corporation), as amended*

3.137	Bylaws of New River Energy Corporation, as amended*

3.138	Articles of Incorporation of Nicco Corporation*

3.139	Bylaws of Nicco Corporation, as amended*

3.140	Articles of Incorporation of Nicholas Energy Company*

3.141	Bylaws of Nicholas Energy Company, as amended*

3.142	Agreement of Incorporation of Omar Mining Company*

3.143	Restated Bylaws of Omar Mining Company, as amended*

3.144	Articles of Incorporation of Peerless Eagle Coal Co.*

3.145	Restated Bylaws of Peerless Eagle Coal Co., as amended*

3.146	Articles of Incorporation of Performance Coal Company*

3.147	Bylaws of Performance Coal Company, as amended*

3.148	Articles of Incorporation of Peter Cave Mining Company*

3.149	Bylaws of Peter Cave Mining Company, as amended*

3.150	Articles of Incorporation of Pilgrim Mining Company, Inc.*

3.151	Bylaws of Pilgrim Mining Company, Inc., as amended*

3.152	Articles of Incorporation of Power Mountain Coal Company*

3.153	Bylaws of Power Mountain Coal Company, as amended*

3.154	Articles of Incorporation of Progressive Venture Capital Corp.*

3.155	Bylaws of Progressive Venture Capital Corp., as amended*

3.156	Articles of Incorporation of Raven Resources, Inc.*

3.157	Bylaws of Raven Resources, Inc.*

3.158	Articles of Incorporation of Rawl Sales & Processing, Co., as amended*

3.159	Restated Bylaws of Rawl Sales & Processing, Co., as amended*

3.160	Articles of Incorporation of Rawl Sales Venture Capital Corp.*

3.161	Bylaws of Rawl Sales Venture Capital Corp., as amended*

3.162	Articles of Incorporation of Road Fork Development Company, Inc.*

3.163	Bylaws of Road Fork Development Company, Inc., as amended*

3.164	Agreement of Incorporation of Robinson-Phillips Coal Company, as amended*

3.165	Restated Bylaws of Robinson-Phillips Coal Company, as amended*

3.166	Articles of Incorporation of Rockridge Coal Company (formerly known as T.W. Associates, Inc.), as amended*

3.167	Bylaws of Rockridge Coal Company, as amended*

3.168	Articles of Incorporation of Rum Creek Coal Sales, Inc.*

3.169	Bylaws of Rum Creek Coal Sales, Inc., as amended*

3.170	Articles of Incorporation of Rum Creek Synfuel Company*

3.171	Bylaws of Rum Creek Synfuel Company, as amended*

3.172	Agreement of Incorporation of Russell Fork Coal Company, as amended*

3.173	Restated Bylaws of Russell Fork Coal Company, as amended*

3.174	Certificate of Incorporation of SC Coal Corporation, as amended*

3.175	Bylaws of SC Coal Corporation, as amended*

3.176	Articles of Incorporation of Scarlet Development Company (formerly known as Hillsboro Coal Company), as amended*

3.177	Bylaws of Scarlet Development Company, as amended*

3.178	Articles of Incorporation of Shannon-Pocahontas Coal Corporation (formerly known as Vera Mining Company), as amended*

3.179	Restated Bylaws of Shannon-Pocahontas Coal Corporation, as amended*

3.180	Articles of Incorporation of Shenandoah Capital Management Corp.*

3.181	Bylaws of Shenandoah Capital Management Corp.*

3.182	Articles of Incorporation of Sidney Coal Company, Inc., as amended*

3.183	Bylaws of Sidney Coal Company, Inc.*

3.184	Articles of Incorporation of Spartan Mining Company*

3.185	Bylaws of Spartan Mining Company*

3.186	Articles of Incorporation of SPM Capital Management Corp.*

3.187	Bylaws of SPM Capital Management Corp.*

3.188	Articles of Incorporation of St. Alban’s Capital Management Corp.*

3.189	Bylaws of St. Alban’s Capital Management Corp., as amended*

3.190	Articles of Incorporation of Stirrat Coal Company*

3.191	Bylaws of Stirrat Coal Company*

3.192	Articles of Incorporation of Stone Mining Company*

3.193	Bylaws of Stone Mining Company, as amended*

3.194	Articles of Incorporation of Sun Coal Company, Inc.*

3.195	Restated Bylaws of Sun Coal Company, Inc., as amended*

3.196	Articles of Incorporation of Support Mining Company (formerly known as Stability Coal Company), as amended*

3.197	Bylaws of Support Mining Company, as amended*

3.198	Articles of Incorporation of Sycamore Fuels, Inc.*

3.199	Bylaws of Sycamore Fuels, Inc., as amended*

3.200	Articles of Incorporation of T.C.H. Coal Co.*

3.201	Bylaws of T.C.H. Coal Co., as amended*

3.202	Articles of Incorporation of Tennessee Consolidated Coal Company (formerly known as Grundy Mining Company), as amended*

3.203	Bylaws of Tennessee Consolidated Coal Company, as amended*

3.204	Articles of Incorporation of Tennessee Energy Corp. (formerly Walnut Coal Company, Inc.)*

3.205	Bylaws of Tennessee Energy Corp., as amended*

3.206	Articles of Incorporation of Thunder Mining Company*

3.207	Bylaws of Thunder Mining Company*

3.208	Articles of Incorporation of Town Creek Coal Company*

3.209	Bylaws of Town Creek Coal Company, as amended*

3.210	Articles of Incorporation of Trace Creek Coal Company (formerly known as Vesta Mining Company), as amended*

3.211	Bylaws of Trace Creek Coal Company, as amended*

3.212	Articles of Incorporation of Vantage Mining Company, as amended*

3.213	Bylaws of Vantage Mining Company, as amended*

3.214	Articles of Incorporation of White Buck Coal Company*

3.215	Bylaws of White Buck Coal Company, as amended*

3.216	Articles of Incorporation of Williams Mountain Coal Company*

3.217	Bylaws of Williams Mountain Coal Company, as amended*

3.218	Articles of Incorporation of Wyomac Coal Company, Inc., as amended*

3.219	Bylaws of Wyomac Coal Company, Inc., as amended*

3.220	Amended and Restated Partnership Agreement of Shannon-Pocahontas Mining Company*

3.221	Partnership Agreement of M&B Coal Company*

4.1	Indenture, by and among Massey Energy Company, the Guarantors and Wilmington Trust Company, as trustee, dated as of November 10, 2003 (incorporated herein by reference to Exhibit 4.1 of our Form 8-K filed on November 12, 2003)

4.2	Form of Notes (included in Exhibit 4.1)

4.3	Registration Rights Agreement, by and among Massey Energy Company, the Guarantors, UBS Warburg LLC and Citigroup Global Markets, Inc., and PNC Capital Markets, Inc., dated as of November 10, 2003 (incorporated herein by reference to Exhibit 4.2 of our Form 8-K filed on November 12, 2003)

5.1	Opinion of Hunton & Williams LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages of this Registration Statement)

25.1	Form of T-1 Statement of Eligibility of the Trustee under the Indenture

99.1	Letter of Transmittal

99.2	Notice of Guaranteed Delivery

*	To be filed by amendment.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 of 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MASSEY ENERGY COMPANY (Registrant)

By:	/s/ Thomas J. Dostart

Thomas J. Dostart

Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Don L. Blankenship	Chairman, Chief Executive Officer and President
Don L. Blankenship	(Principal Executive Officer )

/s/ Baxter F. Phillips, Jr.	Senior Vice President and Chief Financial Officer
Baxter F. Phillips, Jr.	(Principal Financial Officer)

/s/ Eric B. Tolbert	Controller
Eric B. Tolbert	(Principal Accounting Officer)

/s/ E. Gordon Gee	Director
E. Gordon Gee

/s/ William R. Grant	Director
William R. Grant

/s/ James H. Harless	Director
James H. Harless

/s/ Bobby R. Inman	Director
Bobby R. Inman

/s/ Daniel R. Moore	Director
Daniel R. Moore

/s/ Martha R. Seger	Director
Martha R. Seger

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, A.T. Massey Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

A.T. MASSEY COAL COMPANY (Registrant)

By:	/s/ Thomas J. Dostart

Thomas J. Dostart Vice President, General Counsel & Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable A.T. Massey Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Don L. Blankenship Don L. Blankenship	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ Baxter F. Phillips, Jr. Baxter F. Phillips, Jr.	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Eric B. Tolbert Eric B. Tolbert	Corporate Controller (Principal Accounting Officer)

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alex Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

ALEX ENERGY, INC. (Registrant)

By:	/s/ David C. Hughart

David C. Hughart President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Alex Energy, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David C. Hughart David C. Hughart	President (Principal Executive Officer)

/s/ Jon C. Brown Jon C. Brown	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ Dwayne Francisco Dwayne Francisco	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Appalachian Capital Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

APPALACHIAN CAPITAL MANAGEMENT CORP. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Appalachian Capital Management Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Larry Ward Larry Ward	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aracoma Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

ARACOMA COAL COMPANY, INC. (Registrant)

By:	/s/ Dwayne Francisco

Dwayne Francisco President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Aracoma Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Dwayne Francisco Dwayne Francisco	President and Director (Principal Executive Officer)

/s/ Melody Gordon Melody Gordon	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bandmill Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BANDMILL COAL CORPORATION (Registrant)

By:	/s/ Eric D. Salyer

Eric D. Salyer President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Bandmill Coal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Eric D. Salyer Eric D. Salyer	President, Treasurer and Director (Principal Executive Officer)

/s/ Melody Gordon Melody Gordon	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ Baxter F. Phillips, Jr. Baxter F. Phillips, Jr.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bandytown Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BANDYTOWN COAL COMPANY (Registrant)

By:	/s/ Kenny Williams

Kenny Williams President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Bandytown Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Kenny Williams Kenny Williams	President (Principal Executive Officer)

/s/ Donald S. Rucker Donald S. Rucker	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ J. Christopher Adkins J. Christopher Adkins	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Barnabus Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BARNABUS LAND COMPANY (Registrant)

By:	/s/ Harold Osborne

Harold Osborne President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Barnabus Land Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Harold Osborne Harold Osborne	President (Principal Executive Officer)

/s/ Darren Muncy Darren Muncy	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Belfry Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BELFRY COAL CORPORATION (Registrant)

By:	/s/ Sidney R. Young, III

Sidney R. Young, III President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Belfry Coal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Sidney R. Young, III Sidney R. Young, III	President and Director (Principal Executive Officer)

/s/ John Marcum John Marcum	Principal Financial Officer and Principal Accounting Officer

/s/ Kymberly T. Wellons Kymberly T. Wellons	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ben Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BEN CREEK COAL COMPANY (Registrant)

By:	/s/ Bruce A. Johnson

Bruce A. Johnson President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Ben Creek Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Bruce A. Johnson Bruce A. Johnson	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Big Bear Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BIG BEAR MINING COMPANY (Registrant)

By:	/s/ Macs E. Hall
Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Big Bear Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Kymberly T. Wellons Kymberly T. Wellons	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Big Sandy Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BIG SANDY VENTURE CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Big Sandy Venture Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ David C. Hughart David C. Hughart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Black King Mine Development Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BLACK KING MINE DEVELOPMENT CO. (Registrant)

By:	/s/ R. Freal Mize
R. Freal Mize President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Black King Mine Development Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ R. Freal Mize R. Freal Mize	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ Kymberly T. Wellons Kymberly T. Wellons	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Blue Ridge Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BLUE RIDGE VENTURE CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Blue Ridge Venture Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ R. Freal Mize R. Freal Mize	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Boone East Development Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BOONE EAST DEVELOPMENT CO. (Registrant)

By:	/s/ R. Freal Mize
R. Freal Mize President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Boone East Development Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ R. Freal Mize R. Freal Mize	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Boone West Development Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BOONE WEST DEVELOPMENT CO. (Registrant)

By:	/s/ R. Freal Mize
R. Freal Mize President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Boone West Development Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ R. Freal Mize R. Freal Mize	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Boone Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

BOONE ENERGY COMPANY (Registrant)

By:	/s/ Johnny R. Jones
Johnny R. Jones President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Boone Energy Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Johnny R. Jones Johnny R. Jones	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cabinawa Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

CABINAWA MINING COMPANY (Registrant)

By:	/s/ R. Freal Mize
R. Freal Mize President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Cabinawa Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ R. Freal Mize R. Freal Mize	President, Treasurer and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Capstan Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January,2004.

CAPSTAN MINING COMPANY (Registrant)

By:	/s/ James L. Gardner
James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Capstan Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Bruce A. Johnson Bruce A. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Central Penn Energy Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

CENTRAL PENN ENERGY COMPANY, INC. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Central Penn Energy Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Scott Dearnley Scott Dearnley	Principal Financial Officer and Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Central West Virginia Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

CENTRAL WEST VIRGINIA ENERGY COMPANY (Registrant)

By:	/s/ R. Freal Mize
R. Freal Mize
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Central West Virginia Energy Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ R. Freal Mize R. Freal Mize	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ceres Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

CERES LAND COMPANY (Registrant)

By:	/s/ R. Freal Mize
R. Freal Mize
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Ceres Land Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ R. Freal Mize R. Freal Mize	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Clear Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

CLEAR FORK COAL COMPANY (Registrant)

By:	/s/ Larry Ward
Larry Ward
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Clear Fork Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Larry Ward Larry Ward	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Continuity Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

CONTINUITY VENTURE CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Continuity Venture Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Johnny R. Jones Johnny R. Jones	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Crystal Fuels Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

CRYSTAL FUELS COMPANY (Registrant)

By:	/s/ George E. Dotson
George E. Dotson
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Crystal Fuels Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ George E. Dotson George E. Dotson	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ Bruce A. Johnson Bruce A. Johnson	Director

/s/ Macs E. Hall Macs E. Hall	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dehue Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

DEHUE COAL COMPANY (Registrant)

By:	/s/ Harold Osborne

Harold Osborne
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Dehue Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Harold Osborne Harold Osborne	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Delbarton Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

DELBARTON MINING COMPANY (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Delbarton Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Macs E. Hall Macs E. Hall	President (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Demeter Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

DEMETER LAND COMPANY (Registrant)

By:	/s/ R. Freal Mize

R. Freal Mize
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Demeter Land Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ R. Freal Mize R. Freal Mize	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Douglas Pocahontas Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

DOUGLAS POCAHONTAS COAL CORPORATION (Registrant)

By:	/s/ Macs E. Hall
Macs E. Hall President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Douglas Pocahontas Coal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President, Treasurer and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, DRIH Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

DRIH CORPORATION (Registrant)

By:	/s/ James L. Gardner
James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable DRIH Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ John M. Poma	Director
John M. Poma

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Duchess Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

DUCHESS COAL COMPANY (Registrant)

By:	/s/ Danny C. Cox
Danny C. Cox President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Duchess Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Danny C. Cox	President and Director
Danny C. Cox	(Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner	Director
James L. Gardner

/s/ R. Freal Mize	Director
R. Freal Mize

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Duncan Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

DUNCAN FORK COAL COMPANY (Registrant)

By:	/s/ Danny C. Cox
Danny C. Cox President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Duncan Fork Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Danny C. Cox Danny C. Cox	President and Director (Principal Executive Officer)

/s/ Darren Muncy Darren Muncy	Principal Financial Officer and Principal Accounting Officer

/s/ Stephen Hatfield Stephen Hatfield	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Eagle Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

EAGLE ENERGY, INC. (Registrant)

By:	/s/ Kenny Williams
Kenny Williams President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Eagle Energy, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Kenny Williams Kenny Williams	President and Director (Principal Executive Officer)

/s/ Donald S. Rucker Donald S. Rucker	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Elk Run Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

ELK RUN COAL COMPANY, INC. (Registrant)

By:	/s/ Larry Ward
Larry Ward President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Elk Run Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Larry Ward Larry Ward	President and Director (Principal Executive Officer)

/s/ Lex Brewster Lex Brewster	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Feats Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

FEATS VENTURE CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Feats Venture Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Macs E. Hall Macs E. Hall	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Foothills Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

FOOTHILLS COAL COMPANY (Registrant)

By:	/s/ J. Christopher Adkins
J. Christopher Adkins President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Foothills Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ J. Christopher Adkins J. Christopher Adkins	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Goals Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

GOALS COAL COMPANY (Registrant)

By:	/s/ Michael A. Milam
Michael A. Milam President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Goals Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Michael A. Milam Michael A. Milam	President and Director (Principal Executive Officer)

/s/ Lex Brewster Lex Brewster	Principal Financial Officer and Principal Accounting Officer

/s/ Bill M. Potter Bill M. Potter	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Green Valley Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

GREEN VALLEY COAL COMPANY (Registrant)

By:	/s/ David C. Hughart
David C. Hughart President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Green Valley Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David C. Hughart David C. Hughart	President, Treasurer and Director (Principal Executive Officer)

/s/ Jon C. Brown Jon C. Brown	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Greyeagle Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

GREYEAGLE COAL COMPANY (Registrant)

By:	/s/ Michael D. Bauersachs

Michael D. Bauersachs
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Greyeagle Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Michael D. Bauersachs	President and Director
Michael D. Bauersachs	(Principal Executive Officer)

/s/ Keith Varney	Principal Financial Officer and Principal
Keith Varney	Accounting Officer

/s/ James L. Gardner	Director
James L. Gardner

/s/ Kymberly T. Wellons	Director
Kymberly T. Wellons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Haden Farms, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

HADEN FARMS, INC. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Haden Farms, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner	President and Director
James L. Gardner	(Principal Executive Officer)

/s/ Ed Baumgardner	Principal Financial Officer and Principal
Ed Baumgardner	Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hazy Ridge Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

HAZY RIDGE COAL COMPANY (Registrant)

By:	/s/ Danny C. Cox

Danny C. Cox
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Hazy Ridge Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Danny C. Cox	President and Director
Danny C. Cox	(Principal Executive Officer)

/s/ Dana Fann	Principal Financial Officer and Principal
Dana Fann	Accounting Officer

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Highland Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

HIGHLAND MINING COMPANY (Registrant)

By:	/s/ Dwayne Francisco

Dwayne Francisco
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Highland Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Dwayne Francisco	President and Director
Dwayne Francisco	(Principal Executive Officer)

/s/ Melody Gordon	Principal Financial Officer and Principal
Melody Gordon	Accounting Officer

/s/ H. Drexel Short	Director
H. Drexel Short

/s/ James L. Gardner	Director
James L. Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hopkins Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

HOPKINS CREEK COAL COMPANY (Registrant)

By:	/s/ Baxter F. Phillips, Jr.

Baxter F. Phillips, Jr.
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Hopkins Creek Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Baxter F. Phillips, Jr.	President and Director
Baxter F. Phillips, Jr.	(Principal Executive Officer)

/s/ Ed Baumgardner	Principal Financial Officer and Principal
Ed Baumgardner	Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Independence Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

INDEPENDENCE COAL COMPANY, INC. (Registrant)

By:	/s/ Jeffrey W. Walkup

Jeffrey W. Walkup
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Independence Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Jeffrey W. Walkup	President and Director
Jeffrey W. Walkup	(Principal Executive Officer)

/s/ Donald S. Rucker	Principal Financial Officer and Principal
Donald S. Rucker	Accounting Officer

/s/ James L. Gardner	Director
James L. Gardner

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jacks Branch Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

JACKS BRANCH COAL COMPANY (Registrant)

By:	/s/ Danny C. Cox

Danny C. Cox
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Jacks Branch Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Danny C. Cox	President and Director
Danny C. Cox	(Principal Executive Officer)

/s/ Dana Fann	Principal Financial Officer and Principal
Dana Fann	Accounting Officer

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Joboner Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

JOBONER COAL COMPANY (Registrant)

By:	/s/ Baxter F. Phillips, Jr.

Baxter F. Phillips, Jr.
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Joboner Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Baxter F. Phillips, Jr.	President and Director
Baxter F. Phillips, Jr.	(Principal Executive Officer)

/s/ Ed Baumgardner	Principal Financial Officer and Principal
Ed Baumgardner	Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kanawha Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

KANAWHA ENERGY COMPANY (Registrant)

By:	/s/ Randy Cunningham

Randy Cunningham
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Kanawha Energy Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Randy Cunningham	President and Director
Randy Cunningham	(Principal Executive Officer)

/s/ Dana Fann	Principal Financial Officer and Principal Accounting Officer
Dana Fann

/s/ H. Drexel Short	Director
H. Drexel Short

/s/ James L. Gardner	Director
James L. Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Knox Creek Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

KNOX CREEK COAL CORPORATION (Registrant)

By:	/s/ David P. Kramer

David P. Kramer
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Knox Creek Coal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ David P. Kramer	President
David P. Kramer	(Principal Executive Officer)

/s/ Keith Varney	Principal Financial Officer and Principal
Keith Varney	Accounting Officer

/s/ James L. Gardner	Director
James L. Gardner

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lauren Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

LAUREN LAND COMPANY (Registrant)

Dated: December 15, 2003	By:	/s/ Harold Osborne

Harold Osborne
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Lauren Land Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Harold Osborne	President
Harold Osborne	(Principal Executive Officer)

/s/ Darren Muncy	Principal Financial Officer and Principal
Darren Muncy	Accounting Officer

/s/ James L. Gardner	Director
James L. Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Laxare, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

LAXARE, INC. (Registrant)

By:	/s/ R. Freal Mize

R. Freal Mize
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Laxare, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ R. Freal Mize	President and Director
R. Freal Mize	(Principal Executive Officer)

/s/ Dana Fann	Principal Financial Officer and Principal
Dana Fann	Accounting Officer

/s/ James L. Gardner	Director
James L. Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lick Branch Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

LICK BRANCH COAL COMPANY (Registrant)

By:	/s/ Danny C. Cox

Danny C. Cox
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Lick Branch Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Danny C. Cox	President and Director
Danny C. Cox	(Principal Executive Officer)

/s/ Ed Baumgardner	Principal Financial Officer and Principal
Ed Baumgardner	Accounting Officer

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Logan County Mine Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

LOGAN COUNTY MINE SERVICES, INC. (Registrant)

By:	/s/ Dwayne Francisco

Dwayne Francisco
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Logan County Mine Services, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Dwayne Francisco	President and Director
Dwayne Francisco	(Principal Executive Officer)

/s/ Melody Gordon	Principal Financial Officer and Principal
Melody Gordon	Accounting Officer

/s/ H. Drexel Short	Director
H. Drexel Short

/s/ James L. Gardner	Director
James L. Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Long Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

LONG FORK COAL COMPANY (Registrant)

By:	/s/ Cathy Frazier

Cathy Frazier
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Long Fork Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Cathy Frazier	President and Director
Cathy Frazier	(Principal Executive Officer)

/s/ John Marcum	Principal Financial Officer and Principal
John Marcum	Accounting Officer

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lynn Branch Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

LYNN BRANCH COAL COMPANY, INC. (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Lynn Branch Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Macs E. Hall	President
Macs E. Hall	(Principal Executive Officer)

/s/ Keith Varney	Principal Financial Officer and Principal
Keith Varney	Accounting Officer

/s/ Bruce A. Johnson	Director
Bruce A. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Majestic Mining, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MAJESTIC MINING, INC. (Registrant)

By:	/s/ David C. Hughart

David C. Hughart
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Majestic Mining, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ David C. Hughart	President
David C. Hughart	(Principal Executive Officer)

/s/ Jon C. Brown	Principal Financial Officer and Principal
Jon C. Brown	Accounting Officer

/s/ H. Drexel Short	Director
H. Drexel Short

/s/ Kymberly T. Wellons	Director
Kymberly T. Wellons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Marfork Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MARFORK COAL COMPANY, INC. (Registrant)

By:	/s/ Johnny R. Jones

Johnny R. Jones
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Marfork Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Johnny R. Jones	President and Director
Johnny R. Jones	(Principal Executive Officer)

/s/ Lex A. Brewster	Principal Financial Officer and Principal
Lex A. Brewster	Accounting Officer

/s/ J. Christopher Adkins	Director
J. Christopher Adkins

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Martin County Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MARTIN COUNTY COAL CORPORATION (Registrant)

By:	/s/ Hiram Mahon

Hiram Mahon
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Martin County Coal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Hiram Mahon	President and Director
Hiram Mahon	(Principal Executive Officer)

/s/ Keith Varney	Principal Financial Officer and Principal
Keith Varney	Accounting Officer

/s/ James L. Gardner	Director
James L. Gardner

/s/ H. Drexel Short	Director
H. Drexel Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Coal Sales Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MASSEY COAL SALES COMPANY, INC. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Massey Coal Sales Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner	President and Director
James L. Gardner	(Principal Executive Officer)

/s/ Scott Dearnley	Principal Financial Officer and Principal
Scott Dearnley	Accounting Officer

/s/ C. Michael Allen	Director
C. Michael Allen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Coal Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MASSEY COAL SERVICES, INC. (Registrant)

By:	/s/ H. Drexel Short
H. Drexel Short
Chairman and Chief Coordinating Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Massey Coal Services, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ H. Drexel Short H. Drexel Short	Chairman and Chief Coordinating Officer (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Gas & Oil Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MASSEY GAS & OIL COMPANY (Registrant)

By:	/s/ Timothy E. Comer
Timothy E. Comer
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Massey Gas & Oil Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Timothy E. Comer Timothy E. Comer	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey New Era Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MASSEY NEW ERA CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Massey New Era Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Larry Ward Larry Ward	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Technology Investments, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MASSEY TECHNOLOGY INVESTMENTS, INC. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Massey Technology Investments, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Michael D. Bauersachs Michael D. Bauersachs	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Menefee Land Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MENEFEE LAND COMPANY, INC. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Menefee Land Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Bruce A. Johnson Bruce A. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mine Maintenance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

MINE MAINTENANCE, INC. (Registrant)

By:	/s/ Danny C. Cox
Danny C. Cox
President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Mine Maintenance, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Danny C. Cox Danny C. Cox	President, Treasurer and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Market Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

NEW MARKET LAND COMPANY (Registrant)

By:	/s/ James L. Gardner
James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable New Market Land Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Darren Muncy Darren Muncy	Principal Financial Officer and Principal Accounting Officer

/s/ Kymberly T. Wellons Kymberly T. Wellons	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Massey Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

NEW MASSEY CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner
James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable New Massey Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Larry Ward Larry Ward	Director

/s/ Don L. Blankenship Don L. Blankenship	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Ridge Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

NEW RIDGE MINING COMPANY (Registrant)

By:	/s/ Sidney R. Young, III
Sidney R. Young, III
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable New Ridge Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Sidney R. Young, III Sidney R. Young, III	President and Director (Principal Executive Officer)

/s/ John Marcum John Marcum	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New River Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

NEW RIVER ENERGY CORPORATION (Registrant)

By:	/s/ Timothy E. Comer
Timothy E. Comer
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable New River Energy Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Timothy E. Comer Timothy E. Comer	President (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ R. Freal Mize R. Freal Mize	Director

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NICCO Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

NICCO CORPORATION (Registrant)

By:	/s/ David C. Hughart

David C. Hughart President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable NICCO Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David C. Hughart David C. Hughart	President and Director (Principal Executive Officer)

/s/ Jon C. Brown Jon C. Brown	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nicholas Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

NICHOLAS ENERGY COMPANY (Registrant)

By:	/s/ Mike Snelling

Mike Snelling President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Nicholas Energy Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Mike Snelling Mike Snelling	President (Principal Executive Officer)

/s/ Jon C. Brown Jon C. Brown	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Omar Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

OMAR MINING COMPANY (Registrant)

By:	/s/ Mitchell McKinley Kalos

Mitchell McKinley Kalos President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Omar Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Mitchell McKinley Kalos Mitchell McKinley Kalos	President and Director (Principal Executive Officer)

/s/ Donald S. Rucker Donald S. Rucker	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Peerless Eagle Coal Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

PEERLESS EAGLE COAL CO. (Registrant)

By:	/s/ David C. Hughart

David C. Hughart President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Peerless Eagle Coal Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David C. Hughart David C. Hughart	President (Principal Executive Officer)

/s/ Jon C. Brown Jon C. Brown	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

/s/ Dwayne Francisco Dwayne Francisco	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Performance Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

PERFORMANCE COAL COMPANY (Registrant)

By:	/s/ Bill M. Potter

Bill M. Potter President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Performance Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Bill M. Potter Bill M. Potter	President, Treasurer and Director (Principal Executive Officer)

/s/ Lex Brewster Lex Brewster	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Peter Cave Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

PETER CAVE MINING COMPANY (Registrant)

By:	/s/ Danny C. Cox

Danny C. Cox President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Peter Cave Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Danny C. Cox Danny C. Cox	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pilgrim Mining Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

PILGRIM MINING COMPANY, INC. (Registrant)

By:	/s/ Hiram Mahon

Hiram Mahon President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Pilgrim Mining Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Hiram Mahon Hiram Mahon	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Power Mountain Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

POWER MOUNTAIN COAL COMPANY (Registrant)

By:	/s/ James S. Smith

James S. Smith President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Power Mountain Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James S. Smith James S. Smith	President (Principal Executive Officer)

/s/ Jon C. Brown Jon C. Brown	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ Dwayne Francisco Dwayne Francisco	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Progressive Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

PROGRESSIVE VENTURE CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Progressive Venture Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Johnny R. Jones Johnny R. Jones	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Raven Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

RAVEN RESOURCES, INC. (Registrant)

By:	/s/ R. Freal Mize

R. Freal Mize President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Raven Resources, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ R. Freal Mize R. Freal Mize	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rawl Sales & Processing, Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

RAWL SALES & PROCESSING, CO. (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Rawl Sales & Processing, Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rawl Sales Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

RAWL SALES VENTURE CAPITAL CORP. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Rawl Sales Venture Capital Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Macs E. Hall Macs E. Hall	Director

/s/ Don L. Blankenship	Director
Don L. Blankenship

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Road Fork Development Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

ROAD FORK DEVELOPMENT COMPANY, INC. (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Road Fork Development Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ Don L. Blankenship Don L. Blankenship	Director

92

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Robinson-Phillips Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

ROBINSON-PHILLIPS COAL COMPANY (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Robinson-Phillips Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rockridge Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

ROCKRIDGE COAL COMPANY (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Rockridge Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rum Creek Coal Sales, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

RUM CREEK COAL SALES, INC. (Registrant)

By:	/s/ Richard Zigmond

Richard Zigmond President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Rum Creek Coal Sales, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Richard Zigmond Richard Zigmond	President and Director (Principal Executive Officer)

/s/ Melody Gordon Melody Gordon	Principal Financial Officer and Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rum Creek Synfuel Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

RUM CREEK SYNFUEL COMPANY (Registrant)

By:	/s/ Danny C. Cox

Danny C. Cox
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Rum Creek Synfuel Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Danny C. Cox Danny C. Cox	President (Principal Executive Officer)

/s/ Jeffrey M. Jarosinski Jeffrey M. Jarosinski	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ James L. Gardner James L. Gardner	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Russell Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

RUSSELL FORK COAL COMPANY (Registrant)

By:	/s/ Baxter F. Phillips, Jr.

Baxter F. Phillips, Jr.
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Russell Fork Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Baxter F. Phillips, Jr. Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ Kymberly T. Wellons Kymberly T. Wellons	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SC Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SC COAL CORPORATION (Registrant)

By:	/s/ Stephen Hatfield

Stephen Hatfield
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable SC Coal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Stephen Hatfield Stephen Hatfield	President (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Kymberly T. Wellons Kymberly T. Wellons	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Scarlet Development Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SCARLET DEVELOPMENT COMPANY (Registrant)

By:	/s/ James L. Gardner

James L. Gardner
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Scarlet Development Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Darren Muncy Darren Muncy	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shannon-Pocahontas Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SHANNON-POCAHONTAS COAL CORPORATION (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Shannon-Pocahontas Coal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shenandoah Capital Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SHENANDOAH CAPITAL MANAGEMENT CORP. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Shenandoah Capital Management Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Mark A. Clemens Mark A. Clemens	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sidney Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SIDNEY COAL COMPANY, INC. (Registrant)

By:	/s/ Sidney R. Young, III

Sidney R. Young, III President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Sidney Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Sidney R. Young, III Sidney R. Young, III	President, Treasurer and Director (Principal Executive Officer)

/s/ John Marcum John Marcum	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spartan Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SPARTAN MINING COMPANY (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Spartan Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ Bruce A. Johnson Bruce A. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SPM Capital Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SPM CAPITAL MANAGEMENT CORP. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable SPM Capital Management Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Bill M. Potter Bill M. Potter	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, St. Alban’s Capital Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

ST. ALBAN’S CAPITAL MANAGEMENT CORP. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable St. Alban’s Capital Management Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ Macs E. Hall Macs E. Hall	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stirrat Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

STIRRAT COAL COMPANY (Registrant)

By:	/s/ Kevin T. Varney

Kevin T. Varney President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Stirrat Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Kevin T. Varney Kevin T. Varney	President, Treasurer and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stone Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

STONE MINING COMPANY (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Stone Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President, Treasurer and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sun Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SUN COAL COMPANY, INC. (Registrant)

By:	/s/ James L. Gardner

James L. Gardner President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Sun Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ James L. Gardner James L. Gardner	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Bruce A. Johnson Bruce A. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Support Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SUPPORT MINING COMPANY (Registrant)

By:	/s/ Andrew F. Ashurst

Andrew F. Ashurst President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Support Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Andrew F. Ashurst Andrew F. Ashurst	President and Director (Principal Executive Officer)

/s/ Lex Brewster Lex Brewster	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ Johnny Robertson Johnny Robertson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sycamore Fuels, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SYCAMORE FUELS, INC. (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Sycamore Fuels, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

/s/ Bruce A. Johnson Bruce A. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, T.C.H. Coal Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

T.C.H. COAL CO. (Registrant)

By:	/s/ Baxter F. Phillips, Jr.

Baxter F. Phillips, Jr. President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable T.C.H. Coal Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Baxter F. Phillips, Jr. Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tennessee Consolidated Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

TENNESSEE CONSOLIDATED COAL COMPANY (Registrant)

By:	/s/ Michael D. Bauersachs

Michael D. Bauersachs President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Tennessee Consolidated Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Michael D. Bauersachs Michael D. Bauersachs	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tennessee Energy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

TENNESSEE ENERGY CORP. (Registrant)

By:	/s/ Michael D. Bauersachs

Michael D. Bauersachs President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Tennessee Energy Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Michael D. Bauersachs Michael D. Bauersachs	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ Don L. Blankenship Don L. Blankenship	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Thunder Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

THUNDER MINING COMPANY (Registrant)

By:	/s/ Michael D. Bauersachs

Michael D. Bauersachs President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Thunder Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Michael D. Bauersachs Michael D. Bauersachs	President and Director (Principal Executive Officer)

/s/ Jeffrey M. Jarosinski Jeffrey M. Jarosinski	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Town Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

TOWN CREEK COAL COMPANY (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Town Creek Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Trace Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

TRACE CREEK COAL COMPANY (Registrant)

By:	/s/ Danny C. Cox

Danny C. Cox President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Trace Creek Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Danny C. Cox Danny C. Cox	President and Director (Principal Executive Officer)

/s/ Dana Fann Dana Fann	Principal Financial Officer and Principal Accounting Officer

/s/ Stephen Hatfield Stephen Hatfield	Director

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

VANTAGE MINING COMPANY (Registrant)

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Vantage Mining Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Macs E. Hall Macs E. Hall	President and Director (Principal Executive Officer)

/s/ Keith Varney Keith Varney	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, White Buck Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

WHITE BUCK COAL COMPANY (Registrant)

By:	/s/ Larry M. Roop

Larry M. Roop President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable White Buck Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Larry M. Roop Larry M. Roop	President, Treasurer and Director (Principal Executive Officer)

/s/ Jon C. Brown Jon C. Brown	Principal Financial Officer and Principal Accounting Officer

/s/ H. Drexel Short H. Drexel Short	Director

/s/ David C. Hughart David C. Hughart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Williams Mountain Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

WILLIAMS MOUNTAIN COAL COMPANY (Registrant)

By:	/s/ Michael A. Milam

Michael A. Milam President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Williams Mountain Coal Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Michael A. Milam Michael A. Milam	President and Director (Principal Executive Officer)

/s/ Lex Brewster Lex Brewster	Principal Financial Officer and Principal Accounting Officer

/s/ John M. Poma John M. Poma	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wyomac Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

WYOMAC COAL COMPANY, INC. (Registrant)

By:	/s/ Macs E. Hall
Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Wyomac Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Macs E. Hall Macs E. Hal	President and Director (Principal Executive Officer)

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ John M. Poma John M. Poma	Director

/s/ James L. Gardner James L. Gardner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, M & B Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

M & B COAL COMPANY (Registrant)

By:	WYOMAC COAL COMPANY, INC.

By:	/s/ Macs E. Hall

Macs E. Hall President

By:	TOWN CREEK COAL COMPANY

By:	/s/ Macs E. Hall

Macs E. Hall President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable M & B Coal Company, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Macs E. Hall Macs E. Hall	Principal Executive Officer, Director of Town Creek Coal Company and Director of Wyomac Coal Company, Inc.

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director of Town Creek Coal Company and Director of Wyomac Coal Company, Inc.

/s/ John M. Poma John M. Poma	Director of Wyomac Coal Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shannon-Pocahontas Mining Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

SHANNON-POCAHONTAS MINING CO. (Registrant)

By:	SHANNON POCAHONTAS COAL CORPORATION

By:	/s/ Macs E. Hall

Macs E. Hall President

By:	OMAR MINING COMPANY

By:	/s/ Mitchell McKinley Kalos

Mitchell McKinley Kalos President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Shannon-Pocahontas Mining Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Macs E. Hall Macs E. Hall	Principal Executive Officer and Director of Shannon Pocahontas Coal Corporation

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ James L. Gardner James L. Gardner	Director of Shannon Pocahontas Coal Corporation and Director of Omar Mining Company

/s/ John M. Poma John M. Poma	Director of Shannon Pocahontas Coal Corporation

/s/ Mitchell McKinley Kalos Mitchell McKinley Kalos	Director of Omar Mining Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hanna Land Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of January, 2004.

HANNA LAND COMPANY, LLC (Registrant)

By:	A.T. MASSEY COAL COMPANY, INC.

By:	/s/ Baxter F. Phillips, Jr.

Baxter F. Phillips, Jr. Senior Vice President and Chief Financial Officer

By:	ALEX ENERGY, INC.

By:	/s/ David C. Hughart

David C. Hughart President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of January, 2004. Each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable Hanna Land Company, LLC to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Baxter F. Phillips, Jr. Baxter F. Phillips, Jr.	Principal Executive Officer and Director A.T. Massey Coal Company, Inc.

/s/ Ed Baumgardner Ed Baumgardner	Principal Financial Officer and Principal Accounting Officer

/s/ Don L. Blankenship Don L. Blankenship	Director of A.T. Massey Coal Company, Inc.

/s/ James L. Gardner James L. Gardner	Director of A.T. Massey Coal Company, Inc.

/s/ H. Drexel Short H. Drexel Short	Director of Alex Energy, Inc.

/s/ Dwayne Francisco Dwayne Francisco	Director of Alex Energy, Inc.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of Massey Energy Company (incorporated herein by reference to Exhibit 3.1 of our annual report on Form 10-K, for the year ended October 31, 2000)*

3.2	Restated Bylaws (as amended effective August 1, 2002) of Massey Energy Company (incorporated herein by reference to Exhibit 3.1 of our quarterly report on Form 10-Q, for the quarter ended June 30, 2002)*

3.3	Restated Articles of Incorporation of A. T. Massey Coal Company, Inc., as amended*

3.4	Restated Bylaws of A. T. Massey Coal Company, Inc., as amended*

3.5	Articles of Incorporation of Alex Energy, Inc.*

3.6	Bylaws of Alex Energy, Inc., as amended*

3.7	Articles of Incorporation of Appalachian Capital Management Corp.*

3.8	Bylaws of Appalachian Capital Management Corp., as amended*

3.9	Articles of Incorporation of Aracoma Coal Company, Inc.*

3.10	Bylaws of Aracoma Coal Company, Inc., as amended*

3.11	Articles of Incorporation of Bandmill Coal Corporation (formerly known as Chambers Coal Corporation), as amended*

3.12	Bylaws of Bandmill Coal Corporation, as amended*

3.13	Articles of Incorporation of Bandytown Coal Company*

3.14	Bylaws of Bandytown Coal Company*

3.15	Articles of Incorporation of Barnabus Land Company*

3.16	Bylaws of Barnabus Land Company, as amended*

3.17	Agreement of Incorporation of Belfry Coal Corporation, as amended*

3.18	Amended Bylaws of Belfry Coal Corporation, as amended*

3.19	Agreement of Incorporation of Ben Creek Coal Company (formerly known as Gay Mining Company), as amended*

3.20	Bylaws of Ben Creek Coal Company, as amended*

3.21	Articles of Incorporation of Big Bear Mining Company*

3.22	Bylaws of Big Bear Mining Company, as amended*

3.23	Articles of Incorporation of Big Sandy Venture Capital Corp.*

3.24	Bylaws of Big Sandy Venture Capital Corp., as amended*

3.25	Articles of Incorporation of Black King Mine Development Co.*

3.26	Bylaws of Black King Mine Development Co., as amended*

3.27	Articles of Incorporation of Blue Ridge Venture Capital Corp.*

3.28	Bylaws of Blue Ridge Venture Capital Corp., as amended*

3.29	Articles of Incorporation of Boone East Development Co., as amended*

3.30	Bylaws of Boone East Development Co.*

3.31	Articles of Incorporation of Boone Energy Company*

3.32	Bylaws of Boone Energy Company*

3.33	Articles of Incorporation of Boone West Development Co.*

3.34	Bylaws of Boone West Development Co., as amended*

3.35	Articles of Incorporation of Cabinawa Mining Company*

3.36	Bylaws of Cabinawa Mining Company, as amended*

3.37	Articles of Incorporation of Capstan Mining Company*

3.38	Bylaws of Capstan Mining Company, as amended*

3.39	Articles of Incorporation of Central Penn Energy Company, Inc. (formerly known as Lone Pine Land & Development Company, Inc.), as amended*

3.31	Articles of Incorporation of Boone Energy Company*

3.32	Bylaws of Boone Energy Company*

3.33	Articles of Incorporation of Boone West Development Co.*

3.34	Bylaws of Boone West Development Co., as amended*

3.35	Articles of Incorporation of Cabinawa Mining Company*

3.36	Bylaws of Cabinawa Mining Company, as amended*

3.37	Articles of Incorporation of Capstan Mining Company*

3.38	Bylaws of Capstan Mining Company, as amended*

3.39	Articles of Incorporation of Central Penn Energy Company, Inc. (formerly known as Lone Pine Land & Development Company, Inc.), as amended*

3.40	Bylaws of Central Penn Energy Company, Inc., as amended*

3.41	Articles of Incorporation of Central West Virginia Energy Company, as amended*

3.42	Bylaws of Central West Virginia Energy Company*

3.43	Articles of Incorporation of Ceres Land Company*

3.44	Bylaws of Ceres Land Company, as amended*

3.45	Articles of Incorporation of Clear Fork Coal Company (formerly known as Shiprock Coal Co.), as amended*

3.46	Bylaws of Clear Fork Coal Company *

3.47	Articles of Incorporation of Continuity Venture Capital Corp.*

3.48	Bylaws of Continuity Venture Capital Corp., as amended*

3.49	Articles of Incorporation of Crystal Fuels Company*

3.50	Bylaws of Crystal Fuels Company, as amended*

3.51	Articles of Incorporation of Dehue Coal Company*

3.52	Bylaws of Dehue Coal Company, as amended*

3.53	Articles of Incorporation of Delbarton Mining Company*

3.54	Bylaws of Delbarton Mining Company, as amended*

3.55	Articles of Incorporation of Demeter Land Company*

3.56	Bylaws of Demeter Land Company, as amended*

3.57	Articles of Incorporation of Douglas Pocahontas Coal Corporation*

3.58	Bylaws of Douglas Pocahontas Coal Corporation, as amended*

3.59	Certificate of Incorporation of DRIH Corporation (formerly known as Doe Run Investment Holding Corporation), as amended*

3.60	Bylaws of DRIH Corporation, as amended*

3.61	Articles of Incorporation of Duchess Coal Company (formerly known as Stability Coal Company), as amended*

3.62	Bylaws of Duchess Coal Company, as amended*

3.63	Articles of Incorporation of Duncan Fork Coal Company (formerly known as Pennsylvania Mine Services, Inc.), as amended*

3.64	Bylaws of Duncan Fork Coal Company, as amended*

3.65	Articles of Incorporation of Eagle Energy, Inc.*

3.66	Bylaws of Eagle Energy, Inc., as amended*

3.67	Articles of Incorporation of Elk Run Coal Company, Inc., as amended*

3.68	Bylaws of Elk Run Coal Company, Inc., as amended*

3.69	Articles of Incorporation of Feats Venture Capital Corp.*

3.70	Bylaws of Feats Venture Capital Corp., as amended*

3.71	Articles of Incorporation of Foothills Coal Company*

3.72	Bylaws of Foothills Coal Company*

3.73	Articles of Incorporation of Goals Coal Company*

3.74	Bylaws of Goals Coal Company, as amended*

3.75	Articles of Incorporation of Green Valley Coal Company*

3.76	Bylaws of Green Valley Coal Company, as amended*

3.77	Articles of Incorporation of Greyeagle Coal Company*

3.78	Bylaws of Greyeagle Coal Company, as amended*

3.79	Articles of Incorporation of Haden Farms, Inc.*

3.80	Bylaws of Haden Farms, Inc.*

3.81	Articles of Organization of Hanna Land Company, LLC*

3.82	Limited Liability Company Agreement for Hanna Land Company, LLC*

3.83	Articles of Incorporation of Hazy Ridge Coal Company*

3.84	Bylaws of Hazy Ridge Coal Company*

3.85	Articles of Incorporation of Highland Mining Company (formerly known as Progress Coal Company), as amended*

3.86	Bylaws of Highland Mining Company, as amended*

3.87	Articles of Incorporation of Hopkins Creek Coal Company*

3.88	Bylaws of Hopkins Creek Coal Company, as amended*

3.89	Articles of Incorporation of Independence Coal Company, Inc. (formerly known as Knight Mine Development Co.), as amended*

3.89.1	Bylaws of Independence Coal Company, Inc., as amended*

3.90	Articles of Incorporation of Jacks Branch Coal Company, as amended*

3.91	Bylaws of Jacks Branch Coal Company*

3.92	Articles of Incorporation of Joboner Coal Company, as amended*

3.93	Bylaws of Joboner Coal Company*

3.94	Articles of Incorporation of Kanawha Energy Company*

3.95	Bylaws of Kanawha Energy Company, as amended*

3.96	Articles of Incorporation of Knox Creek Coal Corporation (formerly known as United Coal Company), as amended*

3.97	Amended Bylaws of Knox Creek Coal Corporation, as amended*

3.98	Articles of Incorporation of Lauren Land Company, as amended*

3.99	Bylaws of Lauren Land Company, as amended*

3.100	Agreement of Incorporation of Laxare, Inc.*

3.101	Bylaws of Laxare, Inc., as amended*

3.102	Articles of Incorporation of Lick Branch Coal Company*

3.103	Bylaws of Lick Branch Coal Company, as amended*

3.104	Articles of Incorporation of Logan County Mine Services, Inc.*

3.105	Bylaws of Logan County Mine Services, Inc., as amended*

3.106	Articles of Incorporation of Long Fork Coal Company*

3.107	Bylaws of Long Fork Coal Company, as amended*

3.108	Articles of Incorporation of Lynn Branch Coal Company, Inc.*

3.109	Bylaws of Lynn Branch Coal Company, Inc., as amended*

3.110	Articles of Incorporation of Majestic Mining, Inc. (formerly known as Majestic Contractors, Inc.), as amended*

3.111	Restated Bylaws of Majestic Mining, Inc., as amended*

3.112	Articles of Incorporation of Marfork Coal Company, Inc.*

3.113	Bylaws of Marfork Coal Company, Inc.*

3.114	Articles of Incorporation of Martin County Coal Corporation, as amended*

3.115	Bylaws of Martin County Coal Corporation, as amended*

3.116	Articles of Incorporation of Massey Coal Sales Company, Inc.*

3.117	Bylaws of Massey Coal Sales Company, Inc., as amended*

3.118	Articles of Incorporation of Massey Coal Services, Inc.*

3.119	Bylaws of Massey Coal Services, Inc., as amended*

3.120	Articles of Incorporation of Massey Gas & Oil Company*

3.121	Bylaws of Massey Gas & Oil Company*

3.122	Articles of Incorporation of Massey New Era Capital Corp.*

3.123	Bylaws of Massey New Era Capital Corp., as amended*

3.124	Articles of Incorporation of Massey Technology Investments, Inc. (formerly known as Massey Consulting Services, Inc.), as amended*

3.125	Bylaws of Massey Technology Investments, Inc., as amended*

3.126	Articles of Incorporation of Menefee Land Company, Inc.*

3.127	Bylaws of Menefee Land Company, Inc., as amended*

3.128	Articles of Incorporation of Mine Maintenance, Inc.*

3.129	Bylaws of Mine Maintenance, Inc., as amended*

3.130	Articles of Incorporation of New Market Land Company*

3.131	Bylaws of New Market Land Company, as amended*

3.132	Articles of Incorporation of New Massey Capital Corp.*

3.133	Bylaws of New Massey Capital Corp., as amended*

3.134	Articles of Incorporation of New Ridge Mining Company*

3.135	Bylaws of New Ridge Mining Company, as amended*

3.136	Articles of Incorporation of New River Energy Corporation (formerly known as Federal Development Corporation), as amended*

3.137	Bylaws of New River Energy Corporation, as amended*

3.138	Articles of Incorporation of Nicco Corporation*

3.139	Bylaws of Nicco Corporation, as amended*

3.140	Articles of Incorporation of Nicholas Energy Company*

3.141	Bylaws of Nicholas Energy Company, as amended*

3.142	Agreement of Incorporation of Omar Mining Company*

3.143	Restated Bylaws of Omar Mining Company, as amended*

3.144	Articles of Incorporation of Peerless Eagle Coal Co.*

3.145	Restated Bylaws of Peerless Eagle Coal Co., as amended*

3.146	Articles of Incorporation of Performance Coal Company*

3.147	Bylaws of Performance Coal Company, as amended*

3.148	Articles of Incorporation of Peter Cave Mining Company*

3.149	Bylaws of Peter Cave Mining Company, as amended*

3.150	Articles of Incorporation of Pilgrim Mining Company, Inc.*

3.151	Bylaws of Pilgrim Mining Company, Inc., as amended*

3.152	Articles of Incorporation of Power Mountain Coal Company*

3.153	Bylaws of Power Mountain Coal Company, as amended*

3.154	Articles of Incorporation of Progressive Venture Capital Corp.*

3.155	Bylaws of Progressive Venture Capital Corp., as amended*

3.156	Articles of Incorporation of Raven Resources, Inc.*

3.157	Bylaws of Raven Resources, Inc.*

3.158	Articles of Incorporation of Rawl Sales & Processing, Co., as amended*

3.159	Restated Bylaws of Rawl Sales & Processing, Co., as amended*

3.160	Articles of Incorporation of Rawl Sales Venture Capital Corp.*

3.161	Bylaws of Rawl Sales Venture Capital Corp., as amended*

3.162	Articles of Incorporation of Road Fork Development Company, Inc.*

3.163	Bylaws of Road Fork Development Company, Inc., as amended*

3.164	Agreement of Incorporation of Robinson-Phillips Coal Company, as amended*

3.165	Restated Bylaws of Robinson-Phillips Coal Company, as amended*

3.166	Articles of Incorporation of Rockridge Coal Company (formerly known as T.W. Associates, Inc.), as amended*

3.167	Bylaws of Rockridge Coal Company, as amended*

3.168	Articles of Incorporation of Rum Creek Coal Sales, Inc.*

3.169	Bylaws of Rum Creek Coal Sales, Inc., as amended*

3.170	Articles of Incorporation of Rum Creek Synfuel Company*

3.171	Bylaws of Rum Creek Synfuel Company, as amended*

3.172	Agreement of Incorporation of Russell Fork Coal Company, as amended*

3.173	Restated Bylaws of Russell Fork Coal Company, as amended*

3.174	Certificate of Incorporation of SC Coal Corporation, as amended*

3.175	Bylaws of SC Coal Corporation, as amended*

3.176	Articles of Incorporation of Scarlet Development Company (formerly known as Hillsboro Coal Company), as amended*

3.177	Bylaws of Scarlet Development Company, as amended*

3.178	Articles of Incorporation of Shannon-Pocahontas Coal Corporation (formerly known as Vera Mining Company), as amended*

3.179	Restated Bylaws of Shannon-Pocahontas Coal Corporation, as amended*

3.180	Articles of Incorporation of Shenandoah Capital Management Corp.*

3.181	Bylaws of Shenandoah Capital Management Corp.*

3.182	Articles of Incorporation of Sidney Coal Company, Inc., as amended*

3.183	Bylaws of Sidney Coal Company, Inc.*

3.184	Articles of Incorporation of Spartan Mining Company*

3.185	Bylaws of Spartan Mining Company*

3.186	Articles of Incorporation of SPM Capital Management Corp.*

3.187	Bylaws of SPM Capital Management Corp.*

3.188	Articles of Incorporation of St. Alban’s Capital Management Corp.*

3.189	Bylaws of St. Alban’s Capital Management Corp., as amended*

3.190	Articles of Incorporation of Stirrat Coal Company*

3.191	Bylaws of Stirrat Coal Company*

3.192	Articles of Incorporation of Stone Mining Company*

3.193	Bylaws of Stone Mining Company, as amended*

3.194	Articles of Incorporation of Sun Coal Company, Inc.*

3.195	Restated Bylaws of Sun Coal Company, Inc., as amended*

3.196	Articles of Incorporation of Support Mining Company (formerly known as Stability Coal Company), as amended*

3.197	Bylaws of Support Mining Company, as amended*

3.198	Articles of Incorporation of Sycamore Fuels, Inc.*

3.199	Bylaws of Sycamore Fuels, Inc., as amended*

3.200	Articles of Incorporation of T.C.H. Coal Co.*

3.201	Bylaws of T.C.H. Coal Co., as amended*

3.202	Articles of Incorporation of Tennessee Consolidated Coal Company (formerly known as Grundy Mining Company), as amended*

3.203	Bylaws of Tennessee Consolidated Coal Company, as amended*

3.204	Articles of Incorporation of Tennessee Energy Corp. (formerly Walnut Coal Company, Inc.)*

3.205	Bylaws of Tennessee Energy Corp., as amended*

3.206	Articles of Incorporation of Thunder Mining Company*

3.207	Bylaws of Thunder Mining Company*

3.208	Articles of Incorporation of Town Creek Coal Company*

3.209	Bylaws of Town Creek Coal Company, as amended*

3.210	Articles of Incorporation of Trace Creek Coal Company (formerly known as Vesta Mining Company), as amended*

3.211	Bylaws of Trace Creek Coal Company, as amended*

3.212	Articles of Incorporation of Vantage Mining Company, as amended*

3.213	Bylaws of Vantage Mining Company, as amended*

3.214	Articles of Incorporation of White Buck Coal Company*

3.215	Bylaws of White Buck Coal Company, as amended*

3.216	Articles of Incorporation of Williams Mountain Coal Company*

3.217	Bylaws of Williams Mountain Coal Company, as amended*

3.218	Articles of Incorporation of Wyomac Coal Company, Inc., as amended*

3.219	Bylaws of Wyomac Coal Company, Inc., as amended*

3.220	Amended and Restated Partnership Agreement of Shannon-Pocahontas Mining Company*

3.221	Partnership Agreement of M&B Coal Company*

4.1	Indenture, by and among Massey Energy Company, the Guarantors and Wilmington Trust Company, as trustee, dated as of November 10, 2003 (incorporated herein by reference to Exhibit 4.1 of our Form 8-K filed on November 12, 2003)

4.2	Form of Notes (included in Exhibit 4.1)

4.3	Registration Rights Agreement, by and among Massey Energy Company, the Guarantors, UBS Warburg LLC and Citigroup Global Markets, Inc., and PNC Capital Markets, Inc., dated as of November 10, 2003 (incorporated herein by reference to Exhibit 4.2 of our Form 8-K filed on November 12, 2003)

5.1	Opinion of Hunton & Williams LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages of this Registration Statement)

25.1	Form of T-1 Statement of Eligibility of the Trustee under the Indenture

99.1	Letter of Transmittal

99.2	Notice of Guaranteed Delivery

*	To be filed by amendment.